Exhibit 10.1

IN THE UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION

In re Akorn, Inc. Data Integrity Securities Litigation	STIPULATION AND AGREEMENT OF SETTLEMENT Civil No. 1:18-cv-01713 Hon. Matthew F. Kennelly

TABLE OF CONTENTS

I.	Definitions		7

II.	Preliminary Approval of Settlement		26

III.	Release of Claims		27

IV.	The Settlement Consideration		28
	A.	Cash Settlement Amount	29
	B.	Settlement Shares	31
	C.	Settlement CVRs	38
	D.	Administration of the Settlement Consideration	43

V.	Use of Settlement Fund		44
	A.	Attorneys’ Fees & Litigation Expenses	44
	B.	Administration Expenses	46
	C.	Use & Tax Treatment	47

VI.	Notice And Settlement Administration		49
	A.	Claims Administrator & Defendants’ Obligations	49
	B.	Notice, Submission of Proof of Claim Forms & the Plan of Allocation	49
	C.	Determination of Authorized Claimants	50
	D.	Distribution of the Settlement Fund	54
	E.	Request For Exclusion From the Settlement Class	56

VII.	Final Approval of Settlement		57

VIII.	Effective Date of Settlement		57

IX.	Termination		58

X.	Miscellaneous Provisions		63
	A.	Entire Agreement	63
	B.	Final & Complete Resolution	63
	C.	Publicity	64
	D.	Contributions	65
	E.	Preservation of Documents	65
	F.	No Admission of Wrongdoing	65
	G.	Amendment, Modification & Waiver	67
	H.	Headings	67
	I.	Jurisdiction of the Court	67
	J.	Choice of Law	68
	K.	Venue & Multi District Litigation	68
	L.	Execution	68
	M.	Notice	69
	N.	Authority of Counsel	70

STIPULATION AND AGREEMENT OF SETTLEMENT
This Stipulation and Agreement of Settlement, dated as of August 9, 2019, is entered into between (a) Lead Plaintiffs Gabelli & Co. Investment Advisors, Inc. and Gabelli Funds, LLC, individually and on behalf of the Settlement Class; and (b) Defendants Akorn, Inc., Rajat Rai (“Rai”), Duane Portwood (“Portwood”), Alan Weinstein (“Weinstein”), Brian Tambi (“Tambi”) and Ronald Johnson (“Johnson”), and embodies the terms and conditions of the Settling Parties’ settlement of the claims against the Defendants in the Action.1  Subject to the approval of the Court and the terms and conditions expressly provided herein, this Stipulation is intended to fully, finally and forever compromise, settle, release, resolve and dismiss with prejudice all claims asserted in the Action against the Defendants.
WHEREAS,
A.            The Action was commenced in the Court on March 8, 2018, by plaintiff Joshi Living Trust through the filing of a class action complaint alleging violations by Akorn, Rai, Portwood and Randall Pollard of Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder, captioned Joshi Living Trust v. Akorn, Inc., et al., No. 1:18-cv-01713-MFK (N.D. Ill.);
B.            By order dated May 31, 2018, the Court appointed Gabelli Funds as lead plaintiffs in this Action, Entwistle & Cappucci LLP as lead counsel for the proposed class and Bernstein Litowitz Berger & Grossmann LLP as local liaison counsel for the proposed class;

1 All words or terms used herein that are capitalized and not otherwise defined shall have the meanings ascribed to those words or terms as set forth in Section I hereof, entitled “Definitions”.

C.          On September 5, 2018, Lead Plaintiffs filed an amended consolidated complaint, naming as defendants the Defendants, Mark Silverberg (“Silverberg”), John Kapoor (“Kapoor”), Kenneth Abramowitz (“Abramowitz”), Adrienne Graves (“Graves”), Steven Meyer (“Meyer”) and Terry Rappuhn (“Rappuhn”), and asserting (i) on behalf of persons who purchased or otherwise acquired the common stock of Akorn during the period from November 3, 2016, through April 20, 2018, inclusive, claims against Defendants and Silverberg under Sections 10(b) and 20(a) of the Exchange Act, and (ii) on behalf of Akorn shareholders of record as of June 9, 2017, claims against Akorn, Rai, Kapoor, Weinstein, Abramowitz, Graves, Johnson, Meyer, Rappuhn and Tambi, under Sections 14(a) and 20(a) of the Exchange Act (the “Proxy Claims”);
D.             On October 29, 2018, the parties filed a stipulation and joint motion providing for the dismissal of certain claims and defendants;
E.            On October 30, 2018, the Court granted the parties’ motion, dismissing all of the Proxy Claims without prejudice, dismissing defendants Kapoor, Abramowitz, Graves, Meyer and Rappuhn without prejudice and dismissing defendant Silverberg with prejudice;
F.              On December 19, 2018, the Defendants filed an answer to the amended consolidated complaint;
G.           On February 21, 2019, plaintiff Johnny Wickstrom filed a class action complaint in the United States District Court for the Northern District of Illinois (the “Northern District of Illinois”), alleging violations of Sections 10(b) and 20(a) of the Exchange Act during a class period from August 1, 2018 through January 8, 2019, inclusive, and naming as defendants

Akorn, Rai and Portwood.  The case was captioned Wickstrom v. Akorn, Inc., et al., No. 1:19-cv-01299 (the “Wickstrom Action”);
H.            On March 27, 2019, the Court made a finding that the Wickstrom Action was related to this Action and ordered the Wickstrom Action to be transferred to the Court pursuant to Local Rule 40.4 of the Local Rules of the Northern District of Illinois (each a “Local Rule”);
I.            On April 22, 2019, plaintiff Vicente Juan filed a class action complaint in the Northern District of Illinois, alleging violations of Sections 10(b) and 20(a) of the Exchange Act during a class period from May 2, 2018 through January 8, 2019, inclusive, and naming as defendants Akorn, Rai and Portwood.  The case was captioned Juan v. Akorn, Inc., et al., No. 1:19-cv-02720 (the “Juan Action”);
J.            On April 22, 2019, Lead Plaintiffs, by and through their attorneys, filed the Second Amended Complaint, alleging claims on behalf of persons or entities who purchased or otherwise acquired the common stock of Akorn during the Class Period against Defendants pursuant to Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder;
K.           Also on April 22, 2019, Gabelli Funds and plaintiff Vicente Juan filed motions in the Wickstrom Action to be appointed as lead plaintiffs in that action;
L.            On April 23, 2019, the Court found that the Juan Action was related to this Action and ordered the Juan Action to be transferred to the Court pursuant to Local Rule 40.4;
M.           On April 29, 2019, plaintiff Vicente Juan filed a notice of withdrawal of his motion for lead plaintiff status in the Wickstrom Action;

N.            On May 3, 2019, the Litigation Parties and their counsel commenced mediation before former United States District Judge Layn R. Phillips (“Judge Phillips”);
O.            On May 9, 2019, the Court consolidated both the Wickstrom Action and the Juan Action into this Action for all purposes;
P.          On May 31, 2019, plaintiffs Twin Master Fund, Ltd., Twin Opportunities Fund, LP and Twin Securities, Inc. filed a complaint against Defendants in the Northern District of Illinois, alleging violations of Sections 10(b), 18 and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder, as well as one count of common law fraud (the “Twin Funds Action”);
Q.            On June 11, 2019, the Court found that the Twin Funds Action was related to this Action and ordered the Twin Funds Action to be transferred to the Court pursuant to Local Rule 40.4;
R.            On July 5, 2019, Lead Plaintiffs filed a motion in this Action seeking certification of a proposed class of all persons or entities that purchased or otherwise acquired Akorn’s common stock during the Class Period and were damaged thereby;
S.            On July 11, 2019, plaintiffs Manikay Master Fund, LP and Manikay Merger Fund, LP filed a complaint against Defendants in the Northern District of Illinois, alleging violations of Sections 10(b), 18 and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder, as well as one count of common law fraud (the “Manikay Funds Action”);
T.            On July 25, 2019, after extensive arm’s-length negotiations facilitated by Judge Phillips, acting as mediator, the Litigation Parties reached an agreement in principle as to the economic elements of a settlement and agreed to settle this Action and all issues in dispute therein on the terms set forth in this Stipulation;
U.            On July 30, 2019, in connection with the agreement in principle reached between them, the Litigation Parties jointly moved the Court to enter the Stay Order;
V.            Also on July 30, 2019, the Court found that the Manikay Funds Action was related to this Action and ordered the Manikay Funds Action to be transferred to the Court pursuant to Local Rule 40.4;
W.            Also on July 30, 2019, the Court entered the Stay Order through at least August 26, 2019;
X.            Based upon their investigation and prosecution of this case and review of materials and presentations regarding Akorn’s financial condition and ability to pay, Lead Plaintiffs and Lead Counsel have concluded that the terms and conditions of this Stipulation are fair, reasonable and adequate to Plaintiffs and in their best interests.  Based upon Lead Plaintiffs’ direct oversight of the prosecution of this matter and with the advice of their counsel, Lead Plaintiffs, individually and on behalf of the Settlement Class, have agreed to settle and release all claims raised in the Action against Defendants pursuant to the terms and provisions of this Stipulation, after considering, among other things:  (a) the substantial financial benefit that Plaintiffs will receive under the proposed Settlement; (b) Akorn’s ability to pay and financial condition—including risks attendant to the renegotiation of Akorn’s outstanding debt and other ongoing litigation; and (c) the significant risks and costs of continued litigation and trial against Defendants;

Y.            Defendants have denied and continue to deny all allegations of wrongdoing, fault, liability or damage to Plaintiffs; deny that they are or have engaged in any wrongdoing or violation of law; deny that they improperly or misleadingly disclosed (or improperly failed to disclose) the status of Akorn’s compliance with FDA rules and regulations concerning cGMP; and maintain that they acted properly at all times, including complying with all legal duties and public disclosure obligations.  Defendants believe that further conduct of this Action could be protracted and expensive, and that it is desirable that this Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation to limit further expense, inconvenience and distraction, to dispose of the burden of protracted litigation, and to permit the operation of Akorn’s business without further distraction and diversion of Akorn’s executives and other personnel with respect to the matters at issue in this Action.  Defendants have also taken into account the uncertainty and risks inherent in any litigation.  Defendants state that they are entering into this Settlement solely in order to eliminate the burden, expense, uncertainty and risk of further litigation, and to avoid the business disruptions associated therewith;
Z.            This Stipulation, whether or not consummated, together with any proceedings related to any settlement, or any terms of any settlement, whether or not consummated, shall in no event be construed as or deemed to be evidence supporting, or an admission or concession on the part of any Defendant with respect to any claim or of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in any of the defenses that Defendants have or could have asserted;

AA.            Each of the Litigation Parties recognizes and acknowledges, however, that the Action has been prosecuted by Lead Plaintiffs in good faith and defended by Defendants in good faith, and that the Action is being voluntarily settled by the Litigation Parties with the advice of counsel; and
BB.            This Stipulation (together with the exhibits hereto) reflects the final and binding agreement between the Settling Parties, subject to approval by the Court, and constitutes a compromise of all Settled Claims between the Settling Parties.
NOW, THEREFORE, it is hereby STIPULATED AND AGREED, by and among Lead Plaintiffs (individually and on behalf of the Settlement Class) and Defendants, by and through their respective undersigned attorneys and subject to the approval of the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, that, in consideration of the benefits flowing to the Settling Parties hereto from the Settlement, that all Settled Claims as against all Released Persons shall be compromised, settled, released and dismissed fully, finally and with prejudice, upon and subject to the terms and conditions set forth below:

I.	DEFINITIONS
1.            As used in this Stipulation and any exhibits attached hereto and made a part hereof, the following capitalized terms shall have the following meanings:
1.1.        “Action” means the consolidated securities class action filed in the Northern District of Illinois, Eastern Division, captioned In re Akorn, Inc. Data Integrity Securities Litigation, No. 1:18-cv-01713-MFK, and includes all actions consolidated therein, including, but not limited to, Wickstrom v. Akorn, Inc. et al., No. 19-cv-01299 (N.D. Ill.), and Juan v. Akorn, Inc. et al., No. 19-cv-02720 (N.D. Ill.).
1.2.            “Additional Derivative Actions” means any action brought after the date hereof by an Akorn shareholder asserting derivatively on behalf of Akorn any claims arising out of, relating to or in connection with the allegations, facts, matters, events, transactions, acts, occurrences, statements, representations, misrepresentations or omissions or failures to act that were alleged or could have been alleged in the Derivative Actions.
1.3.            “Additional Securities Actions” means any action brought after the date hereof by a purchaser of Akorn’s common stock asserting either individually or on behalf of a class of purchasers any claims arising out of, relating to or in connection with (i) the allegations, facts, matters, events, transactions, acts, occurrences, statements, representations, misrepresentations, or omissions or failures to act that were alleged or could have been alleged in the Action; or (ii) any disclosures, non-disclosures or public statements made in connection with any of the foregoing.
1.4.            “Akorn” means Akorn, Inc. and, where applicable, any successor entity.
1.5.            “Akorn Compensation Plan” means any plan implemented and maintained by Akorn for the compensation of its employees, management or directors, including, but not limited to, the Akorn, Inc. 2014 Stock Option Plan and the Akorn, Inc. 2017 Omnibus Incentive Compensation Plan.
1.6.            “Applicable Insurance Policies” means the following insurance policies of

Akorn:  US00075683DO17A, issued by XL Specialty Insurance Company; 0307-5817, issued by Allied World National Assurance Company; and DOX10007587102, issued by Endurance American Insurance Company.
1.7.            “Applicable Procedures” means, with respect to any transfer or exchange of or for the beneficial interest(s) in any Settlement Shares or Settlement CVRs, the rules and procedures of the DTC, the Escrow Agent, the Transfer Agent or the Trustee and/or other applicable rules and procedures (including the rules and procedures of the Escrow Agent, the Transfer Agent and the Trustee with respect to certificated or book-entry securities) that apply to such transfer or exchange.
1.8.            “Authorized Claimant” means a Settlement Class Member who timely submits a valid Proof of Claim Form to the Claims Administrator.
1.9.            “Available Settlement Shares” means such Settlement Shares that are available to be issued and delivered in full compliance with applicable laws and in accordance with paragraphs 12 through 15 herein, which shall be, in all cases, (i) duly and validly issued, fully paid, non-assessable and free from all liens and encumbrances; (ii) exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10); (iii) registered on a Form 8-A or other Exchange Act registration statement that has been filed with the Commission and has become effective in accordance with the provisions of the Exchange Act; (iv) free from and not underlying or otherwise encumbered by any unexpired options or other equity-based awards previously granted pursuant to any Akorn Compensation Plan or reserved for issuance thereunder; and (v) approved for listing on The NASDAQ Global Select Market (or any such other stock exchange or market on which the shares of Akorn’s common stock shall then be authorized for listing) such that the Available Settlement Shares shall constitute “covered securities” within the meaning of Section 18(b) of the Securities Act.
1.10.            “Cash Settlement Amount” means the D&O Coverage Amount remaining as of the date hereof, less any erosion (not to exceed the Reimbursement Cap) due to Reimbursable Defense Costs.
1.11.            “Cash Escrow Fund” means the Initial Cash Escrow Amount, together with the excess, if any, of the Reimbursement Cap over the Reimbursable Defense Costs deposited into the Escrow Account pursuant to paragraph 10 herein following the date on which the Order and Final Judgment becomes Final.
1.12.            “Change in Control” means the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or entity (or group of persons or entities) of equity interests representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding equity interest of Akorn.
1.13.            “Claimant” means a person or entity that submits a Proof of Claim Form to the Claims Administrator seeking to share in the proceeds of the Settlement of this Action.
1.14.            “Claims” means any and all manner of claims, debts, demands, controversies, obligations, losses, costs, interest, penalties, fees, expenses, rights, duties, judgments, sums of money, suits, contracts, agreements, promises, damages, actions, causes of action and liabilities, of every nature and description in law or equity (including, but not limited to, any claims for damages, whether compensatory, special, incidental, consequential, punitive, exemplary or otherwise, injunctive relief, declaratory relief, rescission or rescissionary damages, interest, attorneys’ fees, expert or consulting fees, costs, or expenses), accrued or unaccrued, known or unknown, arising under federal, state, common, administrative, or foreign law, or any other law, rule, or regulation.
1.15.            “Claims Administrator” means the entity or firm, to be retained by Lead Counsel, subject to Court approval, which shall send the Notice to the Settlement Class Members, arrange for publication of the Publication Notice, process Proof of Claim Forms received by Claimants, administer the disbursements from and the distribution of the Net Settlement Fund to Authorized Claimants, and perform such other administrative functions required under this Stipulation.
1.16.            “Class Distribution Order” means an order of the Court approving the Claims Administrator’s administrative determinations concerning the acceptance and rejection of the Claims submitted herein and approving any Notice and Administration Expenses not previously applied for, including the fees and expenses of the Claims Administrator, and, if the Effective Date has occurred, directing distribution of the Net Settlement Fund to Authorized Claimants.
1.17.            “Class Period” means, for the purposes of this Settlement only, the period from November 3, 2016 through January 8, 2019, inclusive.
1.18.            “Class Settlement Shares” means the Settlement Shares, less any Settlement Shares awarded to Plaintiffs’ Counsel pursuant to paragraphs 20 through 25 herein, as attorneys’ fees or to pay for Litigation Expenses.

1.19.            “Commission” means the United States Securities and Exchange Commission.
1.20.            “Court” means the United States District Court for the Northern District of Illinois, Eastern Division, the Honorable Matthew F. Kennelly presiding.
1.21.            “CVR Agreement” means the Contingent Value Rights Agreement that shall be executed by Akorn and the Trustee on the date on which the Order and Final Judgment becomes Final in or substantially in the form attached hereto as Exhibit C with such modifications as may be necessary to reflect the operational and administrative agency requirements and other reasonable requests of the Trustee, in consideration of the release and final disposition of the Settled Claims by the Releasing Persons.
1.22.            “D&O Coverage Amount” means the total coverage amount available pursuant to the Applicable Insurance Policies, which amount is equal to Thirty Million Dollars ($30,000,000.00).
1.23.          “D&O Insurers” means XL Specialty Insurance Company, Allied World National Assurance Company and Endurance American Insurance Company, the insurance companies that issued or are otherwise responsible for the insurance policies that comprise the Applicable Insurance Policies.
1.24.            “Defendants” means Akorn, Rai, Portwood, Weinstein, Johnson and Tambi.
1.25.            “Defendants’ Counsel” means the law firms of Cravath, Swaine & Moore LLP and Figliulo & Silverman, P.C.
1.26.            “Derivative Actions” means the actions captioned Kogut v. Akorn, Inc. et

al., No. 646,174 (La. 19th Dist. Ct.) and In re Akorn, Inc. S’holder Deriv. Litig., No. 18-cv-7374 (N.D. Ill.).
1.27.            “DTC” means the Depository Trust Company, a New York corporation.
1.28.            “Effective Date” means the first date by which all the events and conditions specified in paragraph 47 herein have been met and have occurred.
1.29.            “Escrow Account” means the escrow account, to be established by Lead Counsel at a federally-insured banking institution approved by Defendants and to be administered by the Escrow Agent, into which the Settlement Consideration shall be deposited and held in escrow in accordance with the terms hereof.  The Cash Escrow Fund held in the Escrow Account shall be held in an interest-bearing account.  With the sole exception of depositing the Settlement Consideration into the Escrow Account as provided for in paragraphs 9 through 17 herein, Defendants shall have no responsibility or liability relating to the Escrow Account or the Settlement Fund maintained in the Escrow Account including, without limitation, responsibility or liability related to any interest (of any kind and at any time), fees, Taxes and Tax Expenses, investment decisions, maintenance, supervision and distributions of any portions of the Settlement Consideration.  Lead Counsel’s failure to establish the Escrow Account shall not impair the enforceability of the Settlement.
1.30.            “Escrow Agent” means such party as may be chosen by Akorn, in consultation with Lead Counsel, to act as escrow agent hereunder.
1.31.            “Escrow Agreement” means the escrow agreement between (i) Akorn;

(ii) Lead Counsel, on behalf of Lead Plaintiffs and the Settlement Class, and (iii) the Escrow Agent.  The Escrow Agreement shall provide that the delivery of the Settlement Consideration into the Escrow Account shall satisfy all of Defendant’s payment and delivery obligations hereunder and thereunder, and that Defendants and Defendants’ Counsel shall have neither authority over nor responsibility or liability of any kind for the Escrow Account or the treatment or disposition of the Settlement Fund therein.
1.32.            “Exchange Act” means the Securities Exchange Act of 1934, as amended, codified at 15 U.S.C. § 78a et seq.
1.33.            “Final,” with respect to the Order and Final Judgment, means:  (i) if no appeal is filed, the expiration of the time for filing or noticing any appeal from the Court’s entry of the Order and Final Judgment in or substantially in the form of Exhibit B to this Stipulation, i.e., thirty (30) days after entry of the Order and Final Judgment; or (ii) if there is an appeal, the date of final dismissal of any appeal from the Order and Final Judgment, or the final dismissal of any proceeding on certiorari to review the Order and Final Judgment; or (iii) the date of final affirmance on an appeal, if any, of the Order and Final Judgment, the expiration of the time to file a petition for a writ of certiorari, or the denial of a writ of certiorari to review the Order and Final Judgment, or, if certiorari is granted, the date of final affirmance of the Order and Final Judgment following review pursuant to such grant.  Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to any plan of allocation and/or application for attorneys’ fees, costs or expenses, shall not in any way delay or preclude the Order and Final Judgment from becoming Final.
1.34.            “Individual Defendants” means Rai, Portwood, Weinstein, Johnson and Tambi.
1.35.            “Initial Cash Escrow Amount” means the D&O Coverage Amount remaining as of the date hereof, less the Reimbursement Cap.  Defendants estimate the Initial Cash Escrow Amount to be approximately Twenty-Eight Million Dollars ($28,000,000.00) as of the date hereof.  In the event that the Court declines to extend the Stay Order for the duration of the proceedings related to this Settlement, the Initial Cash Escrow Amount will be approximately Twenty-Seven Million, Five Hundred Thousand Dollars ($27,500,00.00).
1.36.            “Lead Counsel” means the law firm of Entwistle & Cappucci LLP.
1.37.            “Lead Plaintiffs” or “Gabelli Funds” mean Gabelli & Co. Investment Advisors, Inc. and Gabelli Funds, LLC.
1.38.            “Liaison Counsel” means the law firm of Bernstein Litowitz Berger & Grossmann LLP acting as local counsel.
1.39.            “Litigation Expenses” means reasonable and documented out-of-pocket costs and expenses incurred by Lead Plaintiffs and Lead Counsel in connection with commencing, prosecuting and settling the Action (which may include the costs and expenses of Lead Plaintiffs directly related to their representation of the Settlement Class), for which Lead Counsel intends to apply to the Court for reimbursement to be paid from (and out of) the Settlement Fund.  Litigation Expenses does not include attorneys’ fees incurred in connection with commencing, prosecuting and settling the Action.
1.40.            “Litigation Parties” means Defendants and Lead Plaintiffs, individually and on behalf of the Settlement Class.
1.41.            “Net Settlement Fund” means the Settlement Fund less (i) Court-awarded attorneys’ fees and Litigation Expenses; (ii) Notice and Administration Expenses; (iii) any required payments of Taxes or Tax Expenses; and (iv) any other fees or expenses approved by the Court.
1.42.            “Notice” means the Notice of:  (I) Pendency of Class Action and Proposed Settlement; (II) Settlement Fairness Hearing; and (III) Motion for and Award of Attorneys’ Fees and Reimbursement of Litigation Expenses, which is to be sent to Settlement Class Members in, or substantially in, the form attached hereto as Exhibit A-1 to Exhibit A (the Preliminary Approval Order).
1.43.            “Notice and Administration Expenses” means all expenses incurred by either the Claims Administrator or Lead Counsel in connection with the preparation, printing and mailing of the Notice to the Settlement Class, publication of the Publication Notice, and all expenses of settlement administration.
1.44.            “Order and Final Judgment” means the Order and Final Judgment Approving Class Action Settlement to be entered by the Court, in or substantially in the form attached hereto as Exhibit B.

1.45.            “Opt-Outs” means putative Settlement Class Members who validly exclude themselves from the Settlement Class by timely filing a request for exclusion in accordance with the requirements set forth in the Notice, as contemplated by paragraph 44 herein.
1.46.            “Plaintiffs” means Lead Plaintiffs and the Settlement Class.
1.47.            “Plaintiffs’ Counsel” means Lead Counsel and all other legal counsel who, at the direction and under the supervision of Lead Counsel, have performed services on behalf of Lead Plaintiffs and/or the Settlement Class in connection with the Action.
1.48.            “Plan of Allocation” means the plan and procedures for allocating the Net Settlement Fund to be distributed to Authorized Claimants following approval of the same by the Court.
1.49.            “Preliminary Approval Order” means the Order Preliminarily Approving Settlement, Approving Form of Class Notice, and Setting Hearing Date for Final Approval of Settlement, to be entered by the Court, in or substantially in the form attached as Exhibit A to this Stipulation.
1.50.            “Proof of Claim Form” or “Proof of Claim Forms” mean the proof of claim and release form in or substantially in the form attached as Exhibit A-2 to Exhibit A, which each Claimant must complete and submit should that Claimant seek to share in a distribution of the Net Settlement Fund.
1.51.            “Publication Notice” means the Summary Notice of (I) Pendency of Class Action and Proposed Settlement; (II) Settlement Fairness Hearing; and (III) Motion for an Award of Attorneys’ Fees and Reimbursement of Litigation Expenses, in or substantially in the form attached as Exhibit A-3 to Exhibit A.
1.52.            “Reimbursable Defense Costs” means the defense fees and costs incurred by Defendants, up to and not exceeding the Reimbursement Cap, for which they may seek reimbursement under the Applicable Insurance Policies during the pendency of the Stay Order and proceedings related to this Settlement.  Such fees and costs include any defense fees and costs arising from or related to (i) the Action, including fees and costs arising from or related to this Stipulation or the Settlement; (ii) the Twin Funds Action; (iii) the Manikay Funds Action; (iv) the Derivative Actions; (v) any Additional Derivative Actions; and/or (vi) any Additional Securities Actions.  Such fees and costs do not include any defense fees and costs that are covered by insurance policies of Akorn or the Individual Defendants other than the Applicable Insurance Policies.
1.53.            “Reimbursement Cap” means (i) Two Million Dollars ($2,000,000.00) while the Stay Order is in effect; and (ii) Two Million, Five Hundred Thousand Dollars ($2,500,00.00) if either the Stay Order is lifted while proceedings relating to this Settlement are ongoing or if any Additional Securities Action is filed that is not stayed.
1.54.            “Released Persons” refers jointly and severally, individually and collectively to all current or former Defendants in the Action and their current and former directors, officers, shareholders, employees, servants, partners, agents, affiliates, subsidiaries, parents, joint ventures, successors or assigns, and any representatives, trustees, executors, heirs, assigns or transferees, attorneys, accountants, investment bankers, commercial bankers, advisors or insurers of any of the foregoing, as well as all counsel representing such persons or entities in connection with the Action or any transaction from which the Action arises.  As used in this paragraph, “affiliates” means entities controlling, controlled by or under common control with any of the Released Persons. All Released Persons are express third-party beneficiaries of this Stipulation.
1.55.            “Releasing Persons” means Lead Plaintiffs, Settlement Class Members and, to the extent acting as such, Lead Plaintiffs’ or any Settlement Class Members’ current and former directors, officers, shareholders, employees, servants, partners, agents, affiliates, subsidiaries, parents, joint ventures, successors or assigns, and any representatives, trustees, executors, heirs, assigns or transferees, attorneys, accountants, investment bankers, commercial bankers, advisors or insurers of any of the foregoing, jointly and severally, individually and collectively, whether in an individual, class, representative, legal, equitable or any other type or in any other capacity.  As used in this paragraph, “affiliates” means entities controlling, controlled by or under common control with any Releasing Person.
1.56.            “Second Amended Complaint” means the Second Consolidated Amended Class Action Complaint for Violations of the Federal Securities Laws, filed by Lead Plaintiffs in this Action on April 22, 2019.
1.57.            “Section 3(a)(10)” means Section 3(a)(10) of the Securities Act, codified at 15 U.S.C. § 77c(a)(10).
1.58.            “Securities Act” means the Securities Act of 1933, as amended, codified at 15 U.S.C. § 77a et seq.

1.59.            “Settled Claims” means any and all Claims (including any Claim that this Stipulation was fraudulently induced), demands, rights, actions or causes of action, whether the Claims are known or Unknown Claims, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, accrued or unaccrued, that have been, could have been, or in the future can or might be asserted in the Action or in any court, tribunal or proceeding, including, but not limited to, any claims arising under federal or state statutory or common law or relating to alleged fraud, misrepresentation (negligent, reckless, intentional or otherwise, and including misrepresentations through omission(s)), breach of any duty, negligence, violations of federal or state securities laws or any other claim under any theory by or on behalf of the Lead Plaintiffs and/or any and all Settlement Class Members that any of the Releasing Persons ever had, now has, or hereafter can, shall or may have against the Released Persons by reason of, arising out of, relating to or in connection with (i) the allegations, facts, matters, events, transactions, acts, occurrences, statements, representations, misrepresentations, or omissions or failures to act that were alleged or could have been alleged in the Action; (ii) any disclosures, non-disclosures or public statements made in connection with any of the foregoing; and (iii) the Stipulation and the Settlement. For the avoidance of doubt, the Settled Claims do not include (x) any claim by or on behalf of any Defendant against any insurance carrier; (y) any claim to enforce the Settlement, if approved by the Court, or the Stipulation; or (z) any claim of or against any Opt-Outs.
1.60.            “Settlement” means the settlement contemplated by this Stipulation.

1.61.            “Settlement Consideration” means the sum of:  (i) the Cash Settlement Amount; (ii) the Settlement Shares; and (iii) the Settlement CVRs, which aggregate amount shall include all attorneys’ fees and Litigation Expenses, and all costs related to Notice and Administration Expenses.
1.62.            “Settlement Class”, “Settlement Class Member” and “Settlement Class Members” mean, for the purposes of this Settlement only, all persons or entities that purchased or otherwise acquired shares of Akorn’s common stock during the Class Period and were damaged thereby, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them.  Excluded from the Settlement Class are (i) Defendants; (ii) any person who was an officer, director or managing agent of Akorn or any of its subsidiaries or affiliates at any point during the Class Period; (iii) members of the immediate family of any of the foregoing individuals (including all trusts and other entities related to, owned or controlled by such individuals); (iv) any affiliate of Akorn; (v) any entity in which any Defendant has or had a controlling interest; (vi) any Opt-Outs; and (vii) the legal representatives, heirs, predecessors, successors or assigns of any of the foregoing.
1.63.            “Settlement CVRs” means the contingent value rights to be issued and delivered by Akorn pursuant to the terms of this Stipulation and the CVR Agreement.  Such contingent value rights shall be, in all cases, (i) valid and binding obligations of Akorn;

(ii) exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10); and (iii) registered on a Form 8-A or other Exchange Act registration statement that has been filed with the Commission and has become effective in accordance with the provisions of the Exchange Act.
1.64.            “Settlement Hearing” means the hearing held to determine whether the proposed Settlement embodied by this Stipulation is fair, reasonable and adequate to the Settlement Class, and whether the Court should enter the Order and Final Judgment approving the Settlement.
1.65.            “Settlement Fund” means the Cash Escrow Fund, together with the Settlement Shares and Settlement CVRs, maintained in the Escrow Account.
1.66.            “Settlement Shares” means the shares of Akorn common stock, no par value per share, that either (i) are available, authorized, unissued and uncommitted as of the date hereof (which number is approximately 6,486,375, in total, as of the date hereof) or (ii) are released during the calendar years of 2019 through 2024, inclusive, by the expiration of unexercised out-of-the-money options granted prior to the date hereof pursuant to an Akorn Compensation Plan (which number is approximately 2,249,330, in total, as of the date hereof), in each case to be issued and delivered by Akorn pursuant to the terms of this Stipulation at such time as such Settlement Shares become Available Settlement Shares in accordance with paragraphs 12 through 15 herein in consideration of the release and final disposition of the Settled Claims by the Releasing Persons.  The total number of Settlement Shares to be issued pursuant to this Stipulation shall not exceed the available, authorized, unissued and uncommitted shares as of the date hereof and the shares that are released by the expiration of unexercised out-of-the-money options outstanding as of the date hereof.  For the avoidance of doubt, Settlement Shares shall not include shares of Akorn’s common stock that are released by any expiration of unexercised out-of-the-money options in connection with a Change in Control.
1.67.            “Settling Parties” means Releasing Persons and Released Persons.
1.68.            “Stay Order” means any order or orders that, individually or in the aggregate, have the effect of:  (i) staying all proceedings in the Action and any action as to which the Court has entered a finding of relatedness pursuant to Local Rule 40.4, including, but not limited to, the Wickstrom Action, the Juan Action, the Twin Funds Action, the Manikay Funds Action and any other action; and (ii) transfering to the Court’s docket as a related case pursuant to Local Rule 40.4 any Additional Securities Action commenced in or transferred to the Northern District of Illinois, and staying such action.
1.69.            “Stipulation” means this Stipulation and Agreement of Settlement, dated as of August 9, 2019, entered into between (a) Lead Plaintiffs, individually and on behalf of the Settlement Class; and (b) Defendants.
1.70.            “Taxes” means any taxes (including any estimated taxes, interest or penalties) arising with respect to any income earned by the Settlement Fund, including any taxes or tax detriments to which Defendants may possibly be subject (as computed on a “first-dollar” basis) with respect to (i) any income earned by the Settlement Fund for any period during which the Settlement Fund is not treated, or does not qualify, as a “qualified settlement fund” for federal or state income tax purposes; and (ii) the payment or reimbursement by the Settlement Fund of any taxes or tax detriments described in clause (i) of this paragraph.
1.71.            “Tax Expenses” means expenses and costs incurred in connection with the operation and implementation of paragraph 27 herein (including expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing, or failing to file, the returns described in paragraph 27 herein).
1.72.            “Termination Notice” means a written notice delivered by either Defendants or Lead Plaintiffs indicating their intent to terminate the Settlement and this Stipulation pursuant to the terms set forth in paragraphs 48 through 52 herein.
1.73.            “Transfer Agent” means Akorn’s transfer agent, Computershare Trust Company, N.A., or such other party as is Akorn’s transfer agent from time to time.
1.74.            “Trustee” means such party as may be chosen by Akorn, in consultation with Lead Counsel, to act as trustee with respect to the Settlement CVRs.
1.75.            “Unknown Claims” means any and all Claims that Defendants, Lead Plaintiffs, for themselves, the Settlement Class, and any or all other persons and entities whose claims are being released, do not know or suspect to exist, which, if known by him, her or it, might affect his, her or its agreement to release the Settling Parties or the Settled Claims, or might affect his, her or its decision to object to or not object to the Settlement.  With respect to any and all Settled Claims, the Litigation Parties stipulate and agree that upon the Effective Date, the Plaintiffs and Defendants shall expressly waive, and each

Released Person and Releasing Person shall be deemed to have waived, and by operation of the Order and Final Judgment shall have expressly waived, any and all provisions, rights and benefits of or conferred by any law of any state or territory of the United States or by any law of any other country, or principle of common law, which is or is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH
THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS
OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE,
WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY
AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Plaintiffs or Defendants may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Settled Claims, but hereby stipulates and agrees that Lead Plaintiffs and each other Releasing Person shall be deemed to settle and release, and upon the Effective Date and by operation of the Order and Final Judgment shall have settled and released, fully, finally, and forever, all Settled Claims against Released Persons, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or which heretofore existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent or intentional and with or without malice, or a breach of any duty, law, or rule, without regard to the subsequent discovery or existence of such different or additional facts.

II.	PRELIMINARY APPROVAL OF SETTLEMENT
2.            Promptly after this Stipulation has been fully executed, Lead Counsel and Defendants’ Counsel shall jointly apply to the Court for entry of a Preliminary Approval Order, substantially in the form attached hereto as Exhibit A (with annexes).  During the period from execution of this Stipulation to the Effective Date, which shall include the period following entry of the Preliminary Approval Order, each of the Settling Parties, and their respective heirs, executors, administrators, successors and assigns and all persons acting in concert with any such person or entity, agree not to institute, maintain or prosecute any or all Settled Claims against any or all of the Settling Parties.
3.            Solely for purposes of this Settlement and for no other purpose, the Lead Plaintiffs and Defendants agree to the certification of the Action as a class action.  Solely for purposes of this Settlement and for no other purpose, the Defendants agree not to contest:  (a) certification of the Action as a class action pursuant to Rules 23(a) and 23(b)(3) of the Federal Rules of Civil Procedure on behalf of the Settlement Class; (b) certification of Lead Plaintiffs as class representatives for the Settlement Class; and (c) appointment of Lead Counsel as class counsel for the Settlement Class pursuant to Rule 23(g) of the Federal Rules of Civil Procedure.  In the event that this Settlement is terminated pursuant to the terms of this Stipulation, the certification of the Settlement Class in connection with this Settlement shall become null and void.  In such case, the Defendants shall have the right to continue to oppose the certification of a class.

III.	RELEASE OF CLAIMS
4.            The obligations incurred pursuant to this Stipulation are in consideration of:  (i) the agreement by Akorn to use its best efforts to make available to the Settlement Class the Cash Settlement Amount; (ii) the delivery of the Settlement Shares and Settlement CVRs by Akorn for the benefit of the Settlement Class; (iii) the full and final disposition of the Action as against all Defendants; and (iv) the releases provided for herein, including the release and final disposition of any and all Settled Claims.
5.            (a)  By operation of the Order and Final Judgment, upon the Effective Date, each and all of the Releasing Persons, on behalf of themselves and their respective heirs, executors, administrators, successors and assigns and all persons acting in concert with any such person shall, with respect to each and every Settled Claim, waive, release, forever discharge and dismiss, with prejudice, and agree not to institute, maintain or prosecute any or all Settled Claims against any or all of the Released Persons, and shall be permanently and finally enjoined without the necessity of posting a bond from commencing or prosecuting any actions or other proceedings asserting any of the Settled Claims either directly, indirectly, representatively, derivatively or in any other capacity against any of the Released Persons.  This injunction expressly extends to all claims covered by this Stipulation and all Releasing Persons defined herein.
(b)  By operation of the Order and Final Judgment, upon the Effective Date, each of the Released Persons, on behalf of themselves and their respective heirs, executors, administrators, successors and assigns and all persons acting in concert with any such person, shall have, fully, finally, and forever released, relinquished, and discharged Lead Plaintiffs, Plaintiffs’ Counsel and the Settlement Class (except any Opt-Outs) from all Claims (including Unknown

Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, Settlement, or resolution of the Action or the Settled Claims except to enforce the releases and other terms and conditions contained in this Stipulation or any Court order (including, but not limited to, the Order and Final Judgment) entered pursuant thereto.

IV.	THE SETTLEMENT CONSIDERATION
6.            In consideration of the agreements of Defendants contained herein, Lead Plaintiffs shall cooperate and use their reasonable best efforts to bring about the settlement or dismissal with prejudice of the Derivative Actions as promptly as practicable.
7.            In consideration of the settlement of the Settled Claims against the Released Persons and Lead Plaintiffs’ obligations as described in paragraph 6 herein, Akorn shall (i) use its best efforts to make available to the Settlement Class the Cash Settlement Amount as set forth in paragraphs 9 through 11 herein, and (ii) deliver the Settlement Shares and the Settlement CVRs for the benefit of the Settlement Class as set forth in paragraphs 12 through 15 and 16 through 17, respectively.
8.            Any sums required to be held in escrow hereunder shall be held by the Escrow Agent for the benefit of the Plaintiffs and the Settlement Class until the Effective Date.   The Escrow Agent shall not disburse or distribute the Settlement Fund, or any portion thereof, except as provided in this Stipulation, upon order of the Court or with the prior written agreement of Defendants’ Counsel and Lead Counsel.  Subject to further order and/or direction as may be made by the Court or at the direction of Lead Counsel, the Escrow Agent is authorized to execute such transactions on behalf of the Settlement Class as are consistent with the terms of this

Stipulation.  All funds held by the Escrow Agent shall be deemed to be in the custody of the Court, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed to Authorized Claimants pursuant to this Stipulation and/or further order of the Court, or returned to the entity or entities that deposited the Settlement Consideration into the Escrow Account on Defendants’ behalf in the event that this Stipulation is not consummated or is terminated pursuant to Section IX herein.
A.      CASH SETTLEMENT AMOUNT
9.            Akorn shall use its best efforts to cause the D&O Insurers to pay, via check or wire transfer, the Initial Cash Escrow Amount into the Escrow Account as soon as practicable after the later of (i) entry by the Court of the Preliminary Approval Order and (ii) delivery by Lead Counsel to Defendants’ Counsel of an IRS Form W-9 and complete wiring instructions for the Escrow Account.  The Escrow Agent shall hold the Initial Cash Escrow Amount as fiduciary for the benefit of the Settlement Class.
10.            Akorn shall use its best efforts to cause the D&O Insurers to pay, via check or wire transfer, into the Escrow Account, not later than ten (10) business days after the date on which the Order and Final Judgment becomes Final:  (i) the Initial Cash Escrow Amount, to the extent that the D&O Insurers have not already deposited the Initial Cash Escrow Amount as set forth in paragraph 9 herein; and (ii) the excess, if any, of the Reimbursement Cap over Reimbursable Defense Costs as of such date (inclusive of any Reimbursable Defense Costs incurred, but for which Defendants have not yet received an invoice).
11.            The payment of the Cash Settlement Amount shall be subject to the following terms and conditions:

(a)  Akorn shall use its best efforts to enable pursuit of insurance proceeds by the Settlement Class in the event of non-payment of the Cash Settlement Amount by any D&O Insurer, including, if necessary, assigning to Lead Plaintiffs, on behalf of the Settlement Class, Akorn’s rights pursuant to the Applicable Insurance Policies; provided, however, such assignment will not be made if, in Lead Counsel’s judgment, it will impair coverage under the Applicable Insurance Policies or applicable law.
(b)  Defendants agree to use their reasonable best efforts to avoid any unnecessary depletion of the D&O Coverage Amount while (i) the Stay Order is in effect and (ii) proceedings relating to this Settlement are ongoing.
(c)  Defendants agree not to seek reimbursement from the Applicable Insurance Policies for an amount in excess of the Reimbursement Cap while proceedings relating to this Settlement are ongoing.  For the avoidance of doubt, other than payment of Reimbursable Defense Costs up to the Reimbursement Cap, Defendants agree not to use the proceeds of the Applicable Insurance Policies for any purpose other than the payment of the Cash Settlement Amount.
(d)  The Cash Settlement Amount shall be distributed to Authorized Claimants according to the terms set forth in paragraphs 38 through 40 herein.
(e)  For the avoidance of doubt, the Cash Settlement Amount shall be funded solely from the proceeds of the Applicable Insurance Policies.

B.                  SETTLEMENT SHARES
12.            As soon as practicable after the entry by the Court of the Preliminary Approval Order, Akorn shall use its best efforts to issue and deliver to the Escrow Agent pursuant to Section 3(a)(10), as fiduciary for the benefit of the Settlement Class, all shares constituting Available Settlement Shares as of the date of entry of the Preliminary Approval Order, which shares shall be held by the Escrow Agent as fiduciary for the benefit of the Settlement Class.  Notwithstanding the foregoing, it is understood and agreed between the Litigation Parties that the Settlement Shares are to be issued pursuant to the registration exemption set forth in Section 3(a)(10), and nothing herein shall require Akorn to undertake any steps toward issuance of Available Settlement Shares other than seeking entry of the Order and Final Judgment prior to satisfaction of the requirements of Section 3(a)(10).
13.            No later than ten (10) business days after the date on which the Order and Final Judgment becomes Final, Akorn shall issue and deliver to the Escrow Agent pursuant to Section 3(a)(10), as fiduciary for the benefit of the Settlement Class, all shares constituting Available Settlement Shares as of the date on which the Order and Final Judgment becomes Final that were not already issued and delivered to the Escrow Agent pursuant to paragraph 12 herein.
14.            No later than ninety (90) days after the date on which any Settlement Shares not yet issued and delivered pursuant to paragraphs 12 and 13 herein shall become Available Settlement Shares through the expiration of unexercised out-of-the-money options outstanding as of the date hereof, Akorn will issue and deliver to the Escrow Agent pursuant to Section 3(a)(10), as fiduciary for the benefit of the Settlement Class, any such Available Settlement Shares; provided, however, that, for the avoidance of doubt and consistent with the definition of

“Settlement Shares”, Akorn shall be under no obligation to issue any shares under this Stipulation on account of options that expire on or after January 1, 2025.
15.            The issuance and delivery of the Settlement Shares shall be subject to the following terms and conditions:
(a)  In order to qualify the Settlement Shares for the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10), the Litigation Parties and their counsel will cooperate so that each of the following conditions will be satisfied:  (i) Settlement Class Members shall be given adequate notice of the Settlement Hearing; (ii) the Settlement Hearing shall be open to all Settlement Class Members; (iii) there shall be no improper impediments to the appearance of any Settlement Class Member at the Settlement Hearing; (iv) the Court shall be advised before the Settlement Hearing that Akorn will rely on the Section 3(a)(10) registration exemption based on the Court’s approval of the issuance of the Settlement Shares as part of the consideration provided in exchange for the settlement and release of the Settled Claims; (v) the Settlement Hearing shall include consideration of the fairness of the terms and conditions of the issuance of the Settlement Shares in exchange for the settlement and release of the Settled Claims; (vi) the Order and Final Judgment shall approve the fairness of the terms and conditions of the issuance of the Settlement Shares in exchange for the settlement and release of the Settled Claims; (vii) the Order and Final Judgment shall state that the Settlement Shares are freely tradable, and exempt from registration under Section 3(a)(10) and any analogous provisions of applicable state securities laws, and that Akorn may choose to distribute the Settlement Shares without registration and compliance with the prospectus delivery requirements of the U.S. securities laws or any analogous state securities laws based on the Court’s findings; and (viii) Lead

Counsel will not request (and Plaintiffs’ Counsel will not accept) more than 25% of the Settlement Shares in connection with an award of attorneys’ fees, as set forth in paragraph 21 herein.
(b)  All Settlement Shares, including any Settlement Shares awarded to Plaintiffs’ Counsel as attorneys’ fees, may only be issued when such Settlement Shares have become Available Settlement Shares, subject to notice of issuance (which such notice Akorn will provide promptly after issuance).  The Settlement Shares shall be issued by Akorn only in certificate-less (book entry) form.  Akorn shall not issue or otherwise provide any physical certificates for the Settlement Shares or any portion thereof.
(c)  Upon delivery of the Settlement Shares to the Escrow Agent, the Escrow Agent shall hold the Settlement Shares as fiduciary for the benefit of the Settlement Class and, as applicable, as Court awarded attorneys’ fees and/or Litigation Expenses in accordance with paragraphs 20 through 25 herein.  None of the Settlement Class Members nor any of Defendants shall have any claim against Lead Plaintiffs, Plaintiffs’ Counsel, or any of their agents, relating to distributions of the Settlement Shares made in accordance with this Stipulation and the plan of allocation approved by the Court.  The Releasing Persons hereby release any and all Claims against the Released Persons that arise out of, relate to, or are based on the issuance or transfer of the Settlement Shares made in accordance with this Stipulation or distributions of the Settlement Shares by Lead Plaintiffs, Lead Counsel, the Escrow Agent, or any of their agents, and shall forever be barred and enjoined from prosecuting any and all such claims against any of the Released Persons, provided, however, that the foregoing shall not alter Akorn’s obligations under this Stipulation with respect to the issuance or delivery of the Settlement Shares or the payment of costs associated therewith to the extent required by paragraph 15(e) herein.
(d)  After the Effective Date, Lead Counsel may direct the Escrow Agent to sell any amount of Class Settlement Shares for the benefit of the Settlement Class.  The Escrow Agent shall deposit the proceeds from such sale(s) into the Escrow Account.  Such proceeds shall be distributed to Authorized Claimants in the same manner as the Cash Settlement Amount, according to the terms set forth in paragraphs 38 through 40 herein and Lead Counsel shall have no liability to the Settlement Class for any decisions made with respect to the sale or transfer of the Class Settlement Shares in accordance with the terms of this Stipulation.
(e)  With respect to any Class Settlement Shares that are not sold by the Escrow Agent, Lead Counsel (through its broker) shall direct the Escrow Agent to transfer such Settlement Shares in accordance with the Applicable Procedures, to the accounts of Authorized Claimants, all in accordance with the written instructions to be provided by Lead Counsel or the Claims Administrator at the time of this transfer in accordance with paragraph 15(h) herein.  Akorn shall be responsible for the payment of all costs associated with the issuance and delivery of the Settlement Shares, including without limitation, (i) all costs related to the transfer of the Settlement Shares to the Escrow Account and (ii) all costs associated with listing the Settlement Shares on The NASDAQ Global Select Market (or any other stock exchange or market on which Akorn’s common stock is then listed or quoted).  However, all costs associated with distributing the Settlement Shares to Authorized Claimants (including any costs incurred by the Transfer Agent) will be paid from the Escrow Account and will constitute Notice and Administration Expenses.  The Escrow Agent shall maintain a cash reserve sufficient to cover the anticipated Notice and

Administration Expenses associated with distributions of Settlement Shares.
(f)  Class Settlement Shares shall not be distributed by the Escrow Agent until Akorn’s General Counsel receives instructions from Lead Counsel as to the distribution of such Settlement Shares. Such instructions will include, but are not limited to, transferring the Settlement Shares in accordance with the Applicable Procedures, to the accounts of Authorized Claimants in the amounts directed by the Claims Administrator.  Akorn shall authorize the Escrow Agent to distribute the Settlement Shares in accordance with such instructions.
(g)  Akorn shall direct the Transfer Agent to provide Lead Counsel with instructions as to all information the Transfer Agent requires, as well as all formatting requirements, to enable the transfer of the Settlement Shares electronically in accordance with the Applicable Procedures, to the accounts of Authorized Claimants.  Such instructions shall include, but are not limited to, any requirements necessary to satisfy the guidelines of the Securities Transfer Association, Inc. so that the Proof of Claim Forms to be sent to potential Settlement Class Members capture all such information in the appropriate format, as well as the physical or electronic medium for the delivery of such information that the Transfer Agent requires.  Akorn shall direct the Transfer Agent to provide such instructions and review and provide comments, if any, on the Proof of Claim Form within five (5) calendar days of the filing of the motion for entry of the Preliminary Approval Order.  Any changes made to the Proof of Claim Form at the request of the Transfer Agent shall not be deemed material changes to the Proof of Claim Form.
(h)  Lead Counsel shall have sole responsibility, on behalf of the Settlement Class, for directing Akorn to instruct the Escrow Agent to transfer in accordance with the Applicable

Procedures, to the accounts of Authorized Claimants the Settlement Shares allocable to those claimants.  Any such directions (the “Settlement Shares Instructions”) given to Akorn or the Escrow Agent by Lead Counsel shall be set forth in a writing signed by Lead Counsel and accompanied by such information, and in such physical or electronic medium as specified by the Transfer Agent as set forth in paragraph 15(g) herein, to permit the Settlement Shares to be immediately transferred electronically in accordance with the Applicable Procedures, to the accounts of Authorized Claimants, in such amounts as are appropriate.  Lead Counsel, Akorn, the Escrow Agent, the Claims Administrator, and all entities under the direction of Lead Counsel shall cooperate with the Transfer Agent to provide such information as is required for the Settlement Shares Instructions.  Each of Lead Counsel and the Claims Administrator has the right to rely on the instructions provided by the Transfer Agent as to the information it requires, as well as the formatting requirements to enable the transfer of the Settlement Shares electronically in accordance with the Applicable Procedures, to the accounts of Authorized Claimants.  The Transfer Agent, in its sole discretion, may request additional information or reformatting in order to effect the transfer of the Settlement Shares in accordance with the Applicable Procedures, to the accounts of the Authorized Claimants.  Each of Akorn, the Escrow Agent and the Transfer Agent has the right to rely on the accuracy and completeness of the information provided by Lead Counsel or Authorized Claimants with respect to the issuance and distribution of the Settlement Shares.  None of the Defendants, the Escrow Agent or the Transfer Agent shall have any responsibility or liability regarding the accuracy or completeness of any information provided by Lead Counsel or any Authorized Claimant in respect to the issuance or distribution of the Settlement Shares, or any losses incurred in connection therewith; however, as discussed in this paragraph and in paragraph 15(g) herein, Akorn and the Transfer Agent are responsible for providing complete and accurate instructions to Lead Counsel and the Claims Administrator with respect to the information and formatting required in respect to the issuance or distribution of the Settlement Shares.  Lead Counsel shall provide Defendants’ Counsel with notice of the Settlement Shares Instructions at the same time such Settlement Shares Instructions are delivered to Akorn.  Lead Counsel shall not issue the Settlement Shares Instructions to Akorn with respect to the Settlement Shares allocable to Authorized Claimants prior to the entry of the Class Distribution Order authorizing the distribution of the Settlement Shares, in whole or part, to Authorized Claimants.
(i)  As of the date the Settlement Shares are issued to the Escrow Agent, as fiduciary for the Settlement Class, the Lead Plaintiffs and the Settlement Class Members shall retain the benefit of any increase in the value of Akorn’s common stock and assume the risk of any decrease in the value of Akorn’s common stock.
(j)  During the period between the initial issuance of the Settlement Shares and the distribution of Class Settlement Shares to Authorized Claimants, on any matter or at any meeting at which shareholders of Akorn are entitled to vote, any such Settlement Shares not yet sold or distributed to Authorized Claimants shall be deemed voted (and Lead Counsel shall and shall cause the voting of the Settlement Shares) in the same manner in which the majority of the outstanding shares of Akorn’s common stock (exclusive of the Settlement Shares) are actually voted.
(k)  Akorn shall not:  (i) from the date hereof through December 31, 2024, inclusive, reset the strike price of any options outstanding as of the date hereof that are out-of-the-money as of the date hereof and issued heretofore pursuant to any Akorn Compensation Plan; or

(ii) issue, sell, grant or otherwise dispose of any of the Settlement Shares other than as set forth in this Stipulation, including, but not limited to, as set forth in paragraphs 12 through 15 herein.
C.   SETTLEMENT CVRs
16.            No later than ten (10) business days after the date on which the Order and Final Judgment becomes Final, Akorn shall issue and deliver to the Escrow Agent pursuant to Section 3(a)(10), as fiduciary for the benefit of the Settlement Class, the Settlement CVRs.
17.            The issuance and delivery of the Settlement CVRs shall be subject to the following terms and conditions:
(a)  In order to qualify the Settlement CVRs for the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10), the Litigation Parties and their counsel will cooperate so that each of the following conditions will be satisfied:  (i) Settlement Class Members shall be given adequate notice of the Settlement Hearing; (ii) the Settlement Hearing shall be open to all Settlement Class Members; (iii) there shall be no improper impediments to the appearance of any Settlement Class Member at the Settlement Hearing; (iv) the Court shall be advised before the Settlement Hearing that Akorn will rely on the Section 3(a)(10) registration exemption based on the Court’s approval of the issuance of the Settlement CVRs as part of the consideration provided in exchange for the settlement and release of the Settled Claims; (v) the Settlement Hearing shall include consideration of the fairness of the terms and conditions of the issuance of the Settlement CVRs in exchange for the settlement and release of the Settled Claims; (vi) the Order and Final Judgment shall approve the fairness of the terms and conditions of the issuance of the Settlement CVRs in exchange for the settlement and release of the Settled Claims; (vii) the Order and Final Judgment shall state that the Settlement CVRs are freely tradable, and exempt from registration under Section 3(a)(10) and any analogous provisions of applicable state securities laws, and that Akorn may choose to distribute the Settlement CVRs without registration and compliance with the prospectus delivery requirements of the U.S. securities laws or any analogous state securities laws based on the Court’s findings; and (viii) Lead Counsel will not request (and Plaintiffs’ Counsel will not accept) more than 25% of the Settlement CVRs in connection with an award of attorneys’ fees, as set forth in paragraph 21 herein.
(b)  The Settlement CVRs shall be issued in or substantially in the form set forth in the CVR Agreement.  The Settlement CVRs shall be issued by Akorn only in certificate-less (book entry) form.  Akorn shall not issue or otherwise provide any physical certificates for the Settlement CVRs or any portion thereof, except as provided by the CVR Agreement.
(c)  All Settlement CVRs, including any Settlement CVRs awarded to Plaintiffs’ Counsel as attorneys’ fees, shall be:  (i) valid and binding obligations of Akorn; and (ii) exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10).
(d)  Upon delivery of the Settlement CVRs to the Escrow Agent, the Escrow Agent shall hold the Settlement CVRs as fiduciary for the benefit of the Settlement Class and, as applicable, as Court awarded attorneys’ fees and/or Litigation Expenses in accordance with paragraphs 20 through 25 herein.  None of the Settlement Class Members nor any of Defendants shall have any claim against Lead Plaintiffs, Plaintiffs’ Counsel, or any of their agents, relating to the distributions of the Settlement CVRs made in accordance with this Stipulation and the Plan of Allocation approved by the Court.  The Releasing Persons hereby release any and all Claims against the Released Persons that arise out of, relate to, or are based on the issuance or transfer of the Settlement CVRs made in accordance with this Stipulation and the CVR Agreement or distributions of the Settlement CVRs by Lead Plaintiffs, Lead Counsel, the Escrow Agent, or any of their agents, and shall forever be barred and enjoined from prosecuting any and all such claims against any of the Released Persons, provided, however, that the foregoing shall not alter Akorn’s obligations under this Stipulation with respect to the issuance or delivery of the Settlement CVRs or the payment of costs associated therewith to the extent required by paragraph 17(e) herein.
(e)  Akorn shall be responsible for the payment of all costs associated with the issuance and delivery of the Settlement CVRs, including without limitation, (i) all costs related to the transfer of the Settlement CVRs to the Escrow Account and (ii) all costs associated with listing the Settlement CVRs on The NASDAQ Global Market (or any other such national securities exchange); provided, however, that Lead Counsel and Lead Plaintiffs shall cooperate reasonably and in good faith with Akorn as to any listing of such Settlement CVRs for trading on The NASDAQ Global Market (or any other such national securities exchange).  However, all costs associated with distributing the Settlement CVRs to Authorized Claimants (including any costs incurred by the Trustee) will be paid from the Escrow Account and will constitute Notice and Administration Expenses.
(f)  After the Effective Date, Lead Counsel may direct the Escrow Agent to sell any amount of Settlement CVRs for the benefit of the Settlement Class.  The Escrow Agent shall deposit the proceeds from such sale(s) into the Escrow Account.  Such proceeds shall be distributed to Authorized Claimants in the same manner as the Cash Settlement Amount, according to the terms set forth in paragraphs 38 through 40 herein.  Lead Counsel shall have no liability to the Settlement Class for any actions taken with respect to the transfer or sale of the Settlement CVRs in accordance with the terms of this Stipulation.
(g)  Settlement CVRs shall not be distributed by the Escrow Agent until Akorn’s General Counsel receives instructions from Lead Counsel as to the distribution of such Settlement CVRs. Such instructions will include, but are not limited to, transferring the Settlement CVRs in accordance with the CVR Agreement and the Applicable Procedures, to the accounts of Authorized Claimants in the amounts directed by the Claims Administrator.  Akorn shall authorize the Escrow Agent to distribute the Settlement CVRs in accordance with such instructions.
(h)  Akorn shall direct the Trustee to provide Lead Counsel with instructions as to all information the Trustee requires, as well as all formatting requirements, to enable the transfer of the Settlement CVRs electronically in accordance with the CVR Agreement and the Applicable Procedures, to the accounts of Authorized Claimants.  Such instructions shall include, but are not limited to, any requirements necessary to satisfy the guidelines of the Securities Transfer Association, Inc. so that the Proof of Claim Forms to be sent to potential Settlement Class Members capture all such information in the appropriate format, as well as the physical or electronic medium for the delivery of such information that the Trustee requires.  Akorn shall direct the Trustee to provide such instructions and review and provide comments, if any, on the Proof of Claim Form within five (5) calendar days of the filing of the motion for entry of the Preliminary Approval Order. Any changes made to the Proof of Claim Form at the request of the Trustee shall not be deemed material changes to the Proof of Claim Form.

(i)  Lead Counsel shall have sole responsibility, on behalf of the Settlement Class, for directing Akorn to instruct the Escrow Agent to transfer in accordance with the CVR Agreement and the Applicable Procedures, to the accounts of Authorized Claimants the Settlement CVRs allocable to those claimants.  Any such directions (the “Settlement CVRs Instructions”) given to Akorn or the Escrow Agent by Lead Counsel shall be set forth in a writing signed by Lead Counsel and accompanied by such information, and in such physical or electronic medium as specified by the Trustee as set forth in paragraph 17(g) herein, to permit the Settlement CVRs to be immediately transferred electronically in accordance with the CVR Agreement and the Applicable Procedures, to the accounts of Authorized Claimants, in such amounts as are appropriate.  Lead Counsel, Akorn, the Escrow Agent, the Claims Administrator, and all entities under the direction of Lead Counsel shall cooperate with the Trustee to provide such information as is required for the Settlement CVRs Instructions.  Each of Lead Counsel and the Claims Administrator has the right to rely on the instructions provided by the Trustee as to the information it requires, as well as the formatting requirements to enable the transfer of the Settlement CVRs electronically in accordance with the CVR Agreement and the Applicable Procedures, to the accounts of Authorized Claimants.  The Trustee, in its sole discretion, may request additional information or reformatting in order to effect the transfer of the Settlement CVRs in accordance with the CVR Agreement and the Applicable Procedures, to the accounts of the Authorized Claimants.  Each of Akorn, the Escrow Agent and the Trustee has the right to rely on the accuracy and completeness of the information provided by Lead Counsel or Authorized Claimants with respect to the issuance and distribution of the Settlement CVRs.  None of the Defendants, the Escrow Agent or the Trustee shall have any responsibility or liability regarding the accuracy or completeness of any information provided by Lead Counsel or any Authorized Claimant in respect to the issuance or distribution of the Settlement CVRs, or any losses incurred in connection therewith; however, as discussed in this paragraph and in paragraph 17(g) herein, Akorn and the Trustee are responsible for providing complete and accurate instructions to Lead Counsel and the Claims Administrator with respect to the information and formatting required in respect to the issuance or distribution of the Settlement CVRs.  Lead Counsel shall provide Defendants’ Counsel with notice of the Settlement CVRs Instructions at the same time such Settlement CVRs Instructions are delivered to Akorn.  Lead Counsel shall not issue the Settlement CVRs Instructions to Akorn with respect to the Settlement CVRs allocable to Authorized Claimants prior to the entry of the Class Distribution Order authorizing the distribution of the Settlement CVRs, in whole or part, to Authorized Claimants.
D.      ADMINISTRATION OF THE SETTLEMENT CONSIDERATION
18.            In no event shall Defendants have any responsibility, financial obligation, or liability whatsoever with respect to the operation, management or disbursement of the Settlement Fund as may be held in the Escrow Account, once established.  Defendants shall likewise have no responsibility whatsoever for the allocation or distribution of the Settlement Fund and shall not be responsible or otherwise liable, including to or with Lead Plaintiffs, Lead Counsel, any Settling Parties, the Escrow Agent or the Claims Administrator for any disputes relating to the amount, allocation, or distribution of any fees, costs, or awards of any kind.  After the delivery of the Settlement Shares and Settlement CVRs in accordance with paragraphs 12 through 17 herein, Defendants shall not be liable for any additional payments of any kind to any Settling Parties or to any other person or entity with respect to this Settlement or Stipulation.  However, for the avoidance of doubt, nothing in this paragraph shall relieve Akorn from its obligations pursuant to paragraphs 9 through 11.
19.            Akorn shall be solely responsible for the delivery of the Settlement Shares and the Settlement CVRs, and the D&O Insurers shall be solely responsible for the payment of the Cash Settlement Amount.  In no event shall the Individual Defendants be liable for the payment or delivery of any element of the Settlement Consideration.  In no event shall Defendants or their insurers (including, but not limited to, the D&O Insurers) be liable for or required to pay any amounts of any kind to Plaintiffs or Plaintiffs’ Counsel except as expressly set forth herein.  For the avoidance of doubt, neither Defendants nor their insurers (including, but not limited to, the D&O Insurers) shall be liable for or required to pay any interest on the Settlement Consideration of any kind and relating to any time period (including prior to the transfer of the Settlement Consideration into the Escrow Account) or any amount to Lead Plaintiffs’ or Plaintiffs’ Counsel on account of attorneys’ fees, Litigation Expenses or reimbursement of any other fees or expenses.

V.	USE OF SETTLEMENT FUND
A.     ATTORNEYS’ FEES & LITIGATION EXPENSES
20.            Lead Counsel will apply to the Court for a collective award of attorneys’ fees to Plaintiffs’ Counsel to be paid from (and out of) the Settlement Fund.  Lead Counsel will also apply to the Court for reimbursement of Litigation Expenses.  Lead Counsel’s application for an award of attorneys’ fees and Litigation Expenses is not the subject of any agreement between the Litigation Parties other than what is set forth in this Stipulation, and Defendants take no position with respect to Lead Counsel’s request for such fees and expenses.  Defendants shall have no responsibility for or liability whatsoever for any notice sent to Settlement Class Members concerning Lead Counsel’s application for an award of attorneys’ fees and Litigation Expenses.
21.            Lead Counsel shall not request (and Plaintiffs’ Counsel shall not accept) as an award of attorneys’ fees more than 25% of each of the Cash Settlement Amount, Settlement Shares (upfront and as they become available), and Settlement CVRs.
22.            Any attorneys’ fees and/or Litigation Expenses awarded by the Court shall be paid to Plaintiffs’ Counsel from any amounts available in the Settlement Fund within fifteen (15) business days of the date on which the Order and Final Judgment is entered, subject to Plaintiffs’ Counsel’s joint and several obligation to make appropriate refunds or repayments to the Settlement Fund of the awarded attorneys’ fees and/or Litigation Expenses, plus accrued interest at the same net rate as is earned by the Cash Escrow Fund, if, as a result of any further proceedings, successful collateral attack, or otherwise modified by court order, the award of attorneys’ fees and/or Litigation Expenses is reduced or reversed; provided, however, that no Settlement Shares or Settlement CVRs may be sold or distributed by the Escrow Agent prior to the Effective Date.  In such case, Plaintiffs’ Counsel shall make the appropriate refund or repayment in full to the Settlement Fund within ten (10) business days after any order reducing or reversing the award of attorneys’ fees and/or Litigation Expenses that has become Final.
23.            Neither Plaintiffs nor Plaintiffs’ Counsel may cancel or terminate the Settlement or this Stipulation based on the Court’s or any appellate court’s ruling with respect to attorneys’ fees and/or Litigation Expenses.
24.            In no event will any Defendant or any of Defendants’ insurers (including, but not limited to, the D&O Insurers beyond their obligations under the Applicable Insurance

Policies) be requested or required to pay, or be liable in any way for, any Plaintiffs’ attorneys’ fees, Litigation Expenses or any other costs, fees or expenses of any kind.
25.            Lead Counsel shall allocate the attorneys’ fees awarded by the Court among Plaintiffs’ Counsel in a manner that it, in good faith, believes reflects the contribution of such counsel to the institution, prosecution and settlement of the Action against the Defendants.  Defendants shall have no responsibility for or liability whatsoever with respect to the allocation or award of attorneys’ fees or Litigation Expenses.  The attorneys’ fees and Litigation Expenses that are awarded to Plaintiffs’ Counsel shall be payable solely from the Settlement Fund.
B.           ADMINISTRATION EXPENSES
26.            All reasonable Notice and Administration Expenses shall be paid from the Settlement Fund when incurred, except that prior to the Effective Date, the Claims Administrator and/or Lead Counsel, as applicable, may only draw on the Settlement Fund in an amount not exceeding $250,000.00 to pay Notice and Administration Expenses incurred.  In addition, Taxes, Tax Expenses and fees related to the administration and maintenance of the Escrow Account and investment of the Settlement Fund may be paid from the Settlement Fund as incurred, without further approval of the Defendants, their insurers (including, but not limited to, the D&O Insurers) or further order of the Court.  Should there be insufficient Settlement Funds in the Escrow Account to cover Notice and Administration Expenses, Taxes, Tax Expenses or fees related to the administration of the Escrow Account, Lead Counsel shall pay any such expenses.  Lead Counsel may subsequently seek reimbursement of any such expenses as Litigation Expenses hereunder.  After the Effective Date, without approval of the Defendants, their insurers (including, but not limited to, the D&O Insurers) or further order of the Court, Notice and Administration Expenses may be paid from the Settlement Fund as incurred.
C.           USE & TAX TREATMENT
27.            (a)    The Litigation Parties agree that the Settlement Fund is intended to be, and shall be treated as being, a “qualified settlement fund” within the meaning of Treasury Regulation § 1.468B-1.  Lead Counsel shall administer the Settlement Fund and shall be the administrator within the meaning of Treasury Regulation § 1.468B-2(k)(3) (the “Administrator”).
(b)  Lead Counsel as Administrator shall be solely responsible for filing or causing to be filed all information and other tax returns as may be necessary or appropriate (including, without limitation, the returns described in Treasury Regulation § 1.468B-2(k)) for the Settlement Fund.  Lead Counsel as Administrator shall also be responsible for causing payment to be made from the Settlement Fund of any Taxes owed with respect to the Settlement Fund.  The Released Persons shall not have any liability or responsibility for any such Taxes.  Upon written request, the Defendants will work with Lead Counsel to produce a combined statement described in Treasury Regulation § 1.468B-3(e).
(c)  Lead Counsel as Administrator shall timely make such elections as are necessary or advisable to carry out this paragraph, including, as necessary, making a “relation back election”, as described in Treasury Regulation § 1.468B-1, to cause the qualified settlement fund to come into existence at the earliest allowable date, and shall take or cause to be taken all actions as may be necessary or appropriate in connection therewith.
(d)  All Taxes shall be paid out of the Settlement Fund, and shall be timely paid, by the Escrow Agent pursuant to the distribution instructions to be set forth in the Escrow Agreement, and without further order of the Court.  Any tax returns prepared for the Settlement Fund (as well as the election set forth therein) shall be consistent with this paragraph and in all events shall reflect that all Taxes on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided herein.
(e)  The Released Persons shall have no responsibility for or liability for the acts or omissions of Lead Counsel or their agents or the Escrow Agent with respect to the payment of Taxes as described herein.
(f)  It is the sole responsibility of the Releasing Persons to pay Taxes or any other taxes, plus any penalties and interest, on any Settlement Consideration received pursuant to the Settlement and disbursement of the Settlement Fund that are construed to be income, and the Settlement Fund, Lead Plaintiffs, Plaintiffs’ Counsel, Defendants, their insurers, and Defendants’ Counsel shall have no liability for such taxes, penalties or interest.
28.            This is not a claims-made settlement.  Upon the occurrence of the Effective Date, Defendants and/or such other persons or entities funding the Settlement Fund on the Defendants’ behalf, shall not have any right to the return of the Settlement Fund or any portion thereof for any reason.

VI.	NOTICE AND SETTLEMENT ADMINISTRATION
A.     CLAIMS ADMINISTRATOR & DEFENDANTS’ OBLIGATIONS
29.            As part of the Preliminary Approval Order, Lead Counsel shall seek appointment of the Claims Administrator.  The Claims Administrator shall administer the Settlement, including, but not limited to, the process of receiving, reviewing and approving or denying Claims, under Lead Counsel’s supervision and subject to the jurisdiction of the Court.
30.            Other than Akorn’s obligations pursuant to paragraphs 9 through 17 and 31 herein, none of the Defendants, nor any other Released Person, shall have any involvement in, or any responsibility, authority or liability whatsoever for, and will not be requested to or required to pay any costs, fees or expenses in connection with:  (i) the administration of the Settlement, including the selection of the Claims Administrator; (ii) providing notice to the Settling Parties; (iii) the Plan of Allocation; (iv) the Class Distribution Order; (v) reviewing, challenging or otherwise making determinations concerning Proof of Claim Forms; or (vi) the allocation, disbursement and payment of the Settlement proceeds out of (and from) the Net Settlement Fund.  Defendants and all other Released Persons shall have no liability whatsoever to any person or entity, including, but not limited to, Lead Plaintiffs, any other Settlement Class Members or Plaintiffs’ Counsel, in connection with the foregoing.
B.      NOTICE, SUBMISSION OF PROOF OF CLAIM FORMS & THE PLAN OF ALLOCATION
31.            In accordance with the terms of the Preliminary Approval Order, Lead Counsel shall cause the Claims Administrator to mail the Notice and Proof of Claim Form to those Settlement Class Members as may be identified through reasonable effort.  Lead Counsel shall also cause the Claims Administrator to have the Publication Notice published in accordance with the terms of the Preliminary Approval Order.  For the purposes of identifying and providing notice to the Settlement Class, Akorn shall cooperate to the extent reasonably necessary, including requesting that the Transfer Agent provide (at no cost to the Settlement Fund, Lead Counsel or the Claims Administrator) information in electronic searchable format from Akorn’s transfer records concerning the identity of the Settlement Class Members and their transactions in Akorn’s common stock during the Class Period.
32.            The Claims Administrator shall receive Proof of Claim Forms and determine:  (i) whether the Claim is a valid Claim, in whole or in part, and (ii) each Authorized Claimant’s pro rata share of the Net Settlement Fund based upon the Plan of Allocation as approved by the Court.  No Defendant, nor any other Released Person, shall have any involvement with or liability, obligation or responsibility for the application of the Court-approved Plan of Allocation.
33.            The Plan of Allocation to be proposed by Lead Counsel is not a necessary term of the Settlement or of this Stipulation and it is not a condition of the Settlement or of this Stipulation that any particular Plan of Allocation be approved by the Court.  Any decision by the Court concerning the Plan of Allocation shall not affect the validity of or finality of this Stipulation or Settlement.  Defendants and the other Released Persons shall not object in any way to the Plan of Allocation or any other plan of allocation in this Action.
C.      DETERMINATION OF AUTHORIZED CLAIMANTS
34.            For purposes of determining the extent, if any, to which a Settlement Class Member shall be entitled to be treated as an Authorized Claimant, the following conditions shall apply:

(a)  Each Settlement Class Member shall be required to timely submit a Proof of Claim Form, signed under penalty of perjury and supported by such documents as are designated therein, including proof of the Claimant’s loss, or such other documents or proof as the Claims Administrator or Lead Counsel, in their discretion, may deem acceptable;
(b)  All Proof of Claim Forms must be submitted by the date set by the Court in the Preliminary Approval Order and specified in the Notice unless such period is extended by order of the Court.  Any Settlement Class Member who fails to submit a valid Proof of Claim Form by such date shall be forever barred from receiving any payment pursuant to this Stipulation and the Settlement (unless, by order of the Court, a later submitted Proof of Claim Form by such Settlement Class Member is approved), but shall in all other respects be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Order and Final Judgment to be entered in the Action and the releases provided for herein and therein, and will be permanently barred and enjoined from bringing any action, claim or other proceeding of any kind against the Defendants or any other Released Persons concerning the Settled Claims.  Provided that it is received before preparation of the distribution of the Net Settlement Fund, a Proof of Claim Form shall be deemed to have been submitted when mailed, if received with a postmark indicated on the envelope and if mailed first-class postage prepaid and addressed in accordance with the instructions thereon.  In all other cases, the Proof of Claim Form shall be deemed to have been submitted when actually received by the Claims Administrator;
(c)  Each Proof of Claim Form shall be submitted to and reviewed by the Claims Administrator, under the supervision of Lead Counsel, who shall determine in accordance with this Stipulation and the Court approved plan of allocation, the extent to which, if any, each Claim shall be allowed, subject to review by the Court pursuant to paragraphs 34(d) and 34(e) herein as necessary;
(d)  Proof of Claim Forms that do not meet the submission requirements may be rejected.  Prior to rejection of a Proof of Claim Form, the Claims Administrator shall communicate with the Claimant in writing in order to afford the Claimant the opportunity to remedy curable deficiencies in the Proof of Claim Form submitted.  The Claims Administrator, under the supervision of Lead Counsel, shall notify, in a timely fashion and in writing, all Claimants whose Claim it proposes to reject in whole or in part, setting forth the reasons therefore, and shall indicate in such notice that the Claimant whose Claim is to be rejected has the right to a review by the Court if the Claimant so desires and complies with the requirements of paragraph 34(e) herein; and
(e)  If any Claimant whose Claim has been rejected in whole or in part desires to contest such rejection, the Claimant must, within twenty (20) calendar days after the date of mailing of the notice required in paragraph 34(d) herein, serve upon the Claims Administrator a notice and statement of reasons indicating the Claimant’s grounds for contesting the rejection, along with any supporting documentation, and requesting a review thereof by the Court.  If a dispute concerning a Claim cannot be otherwise resolved, Lead Counsel shall thereafter present the request for review to the Court.
35.            Each Claimant shall be deemed to have submitted to the jurisdiction of the Court with respect to the Claimant’s Claim, and the Claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to that Claimant’s status as a Settlement Class Member and the validity and amount of the Claimant’s Claim.  No discovery shall be allowed on the merits of the Action or the Settlement, including from any Defendant, for any reason.
36.            All proceedings with respect to the administration, processing and determination of Claims and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of any Claims, shall be subject to the jurisdiction of the Court.  All Settling Parties expressly waive trial by jury (to the extent any such right may exist) and any right of appeal or review with respect to such determinations.
37.            All Authorized Claimants shall, as part of the Proof of Claim Form, execute an individual release of the Released Persons upon the same terms as set forth herein, as a condition precedent to receipt of any part of any disbursement from the Settlement Fund, but the failure of any Authorized Claimant to execute such a release shall not in any way affect the validity of the releases provided by Releasing Persons in favor of Released Persons herein, and the Releasing Persons shall nonetheless be bound by the terms of those releases.  Further, the failure of any Releasing Person to make a claim on the Settlement Fund shall not affect the validity and effectiveness of the release provided herein in favor of Released Persons, as to that Releasing Person.  Lead Counsel and/or the Claims Administrator shall retain copies of the individual releases executed by Authorized Claimants referred to in this paragraph for at least three (3) years after the distribution of the Net Settlement Fund by the Claims Administrator and shall provide copies of individual releases to Defendants’ Counsel at no expense if requested to do so.

D.   DISTRIBUTION OF THE SETTLEMENT FUND
38.            Lead Counsel will apply to the Court, on notice to Defendants’ Counsel, for a Class Distribution Order:  (i) approving the Claims Administrator’s administrative determinations concerning the acceptance and rejection of the Claims submitted; (ii) approving payment of any administration fees and expenses associated with the administration and disbursement of the Settlement Fund from the Escrow Account; and (iii) if the events listed in paragraph 39 herein have occurred, directing payment of the Net Settlement Fund to Authorized Claimants.
39.            The Net Settlement Fund shall be distributed to Authorized Claimants by the Claims Administrator and the Transfer Agent, as appropriate, only after the Effective Date and after:  (i) all Proof of Claim Forms have been processed, and all Claimants whose Claims have been rejected or disallowed, in whole or in part, have been notified and provided the opportunity to be heard concerning such rejection or disallowance; (ii) all objections with respect to all rejected or disallowed Claims have been resolved by the Court, and all appeals therefrom have been resolved or the time therefore has expired; (iii) all matters with respect to attorneys’ fees, Litigation Expenses, costs, and disbursements have been resolved by the Court, all appeals therefrom have been resolved or the time therefore has expired; and (iv) all Notice and Administration Expenses, Taxes and Tax Expenses have been paid from the Settlement Fund.
40.            Lead Counsel shall be solely responsible for supervising the administration of the Settlement and distribution of the Net Settlement Fund by the Claims Administrator, the Transfer Agent and the Trustee, as appropriate, subject to Court approval.  Lead Counsel shall have the right, but not the obligation, to waive what they deem to be formal or technical defects in any Proof of Claim Forms submitted in the interests of achieving substantial justice.
41.            Payment from the Settlement Fund pursuant to this Stipulation shall be deemed final and conclusive against all Settlement Class Members.  All Settlement Class Members whose Claims are not approved for payment shall be barred from participating in distributions from the Net Settlement Fund, but otherwise shall be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Order and Final Judgment to be entered in the Action and the releases provided for herein and therein, and will be permanently barred and enjoined from bringing any action against the Released Persons with respect to any and all of the Settled Claims.
42.            No person or entity shall have any claim against Lead Plaintiffs, Lead Counsel, the Claims Administrator or any other agent designated by Lead Counsel, or the Releasing Persons and/or their respective counsel, arising from distributions made from the Settlement Fund substantially in accordance with this Stipulation, the Court approved plan of allocation, the Class Distribution Order, or any other order of the Court.  Lead Plaintiffs and Defendants, and their respective counsel and all other Settling Parties, shall have no liability whatsoever for the sale or transfer of the Settlement Shares or Settlement CVRs, investment or distribution of the Settlement Fund or the Net Settlement Fund, the Plan of Allocation, or the determination, administration, calculation, or payment of any Claim by or non-performance of the Claims Administrator, the payment or withholding of Taxes and Tax Expenses (including interests and penalties) owed by the Settlement Fund, or any losses incurred therewith.
43.            If the funds remaining in the Settlement Fund following pro rata distribution(s) to all Authorized Claimants are an amount that is not cost effective or efficient to redistribute to Authorized Claimants, then such remaining funds, after payment of any further Notice and Administration Expenses, Taxes and Tax Expenses, shall be contributed to a non-sectarian, not-for profit organization recognized as tax-exempt under Internal Revenue Code § 501(c)(3) to be designated by the Court.
E.   REQUEST FOR EXCLUSION FROM THE SETTLEMENT CLASS
44.            Any Settlement Class Member wishing to become an Opt-Out must timely mail a signed, written request for exclusion from the Settling Parties to the Claims Administrator, within the time and in accordance with the criteria and containing the information set forth in the Preliminary Approval Order and in the Notice.  Unless amended by the Court, the Preliminary Approval Order, attached as Exhibit A hereto, shall provide that requests for exclusion shall be received no later than twenty-one (21) calendar days prior to the Settlement Hearing.  Opt-Outs shall not be bound by this Settlement and the releases described herein, shall have no entitlement to or claim upon all or any part of the Settlement Fund, and shall not receive any payment pursuant to the Settlement.
45.            Lead Counsel, subject to review by the Court, shall be responsible for determining whether a request for exclusion is timely and valid, in accordance with the criteria specified in the Court’s Preliminary Approval Order and in the Notice.  To be valid, a request for exclusion must comply fully with the criteria specified in the Preliminary Approval Order and in the Notice, and contain all of the information specified in the Preliminary Approval Order and in the Notice.  If a request for exclusion is untimely, or is invalid because it does not otherwise comply with the criteria or contain all of the information specified in the Court’s Preliminary Approval Order and in the Notice, then it shall be void and of no effect, and that Settlement Class Member shall remain part of the Settling Parties in this Action and shall be bound by all of the terms of this Stipulation and Settlement, including the terms of the Order and Final Judgment to be entered in the Action and the releases provided for herein, and will be barred and enjoined from bringing any action against the Released Persons concerning the Settled Claims.  Any disputes regarding whether or not a request for exclusion is timely and valid, and thus effective, shall be resolved by the Court.

VII.	FINAL APPROVAL OF SETTLEMENT
46.            At the Settlement Hearing, Lead Counsel and Defendants’ Counsel shall request that the Court enter an Order and Final Judgment in or substantially in the form attached hereto as Exhibit B (with annexes, if any) finding, pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, the Settlement to be fair, reasonable and adequate to the class, and, with regard to the Settlement Shares and Settlement CVRs being issued as part of the Settlement Fund that:  (i) the terms and conditions of the proposed issuances are fair to all those who will receive such securities in the proposed exchange; and (ii) the terms and conditions of, and the procedures for, the proposed issuances are fair.  Pursuant to Section 3(a)(10), the Court’s judgment of the fairness of the Settlement shall serve as a substitute for the registration requirements of the Securities Act with regard to any Settlement Shares or Settlement CVRs.

VIII.	EFFECTIVE DATE OF SETTLEMENT
47.            The Effective Date of this Settlement shall be the earliest date upon which all of the following shall have occurred:
(a)  the Preliminary Approval Order has been entered by the Court;

(b)  the Settlement Consideration (other than any Settlement Shares that are not Available Settlement Shares as of the date the Order and Final Judgment has become Final) has been transferred into the Escrow Account;
(c)  the Court has approved the Settlement, following Notice to the Settlement Class and the Settlement Hearing, as prescribed by Rule 23 of the Federal Rules of Civil Procedure; and
(d)  the Order and Final Judgment has been entered by the Court and has become Final.

IX.	TERMINATION
48.            Defendants or Lead Plaintiffs shall have the right to terminate the Settlement and this Stipulation by providing a Termination Notice to counsel for all other signatories hereto, within five (5) calendar days of:  (i) the Court’s refusal to certify the Settlement Class as agreed by the Litigation Parties in paragraph 3 herein, or any amendment by the Court of the scope of the Settlement Class; (ii) the Court’s refusal to enter the Preliminary Approval Order in any material respect; (iii) Defendants’ failure to comply with their obligations concerning payment of the Settlement Consideration pursuant to paragraphs 9 through 17 herein; (iv) the Court’s refusal to approve this Stipulation or any material part of it; (v) the Court’s refusal to enter an Order and Final Judgment in or substantially in the form attached hereto as Exhibit B; or (vi) any material modification, vacatur or reversal of the Order and Final Judgment by a United States Court of Appeals or the United States Supreme Court.  For the avoidance of doubt, no decision or proceeding, whether in this Court or any appellate court, with respect to an application for attorneys’ fees or reimbursement of Litigation Expenses or with respect to any plan of allocation:  (i) shall be considered material to the Settlement, (ii) shall affect the finality of any Order and Final Judgment, if applicable, or (iii) shall be grounds for termination of the Settlement.
49.            In addition to the grounds set forth in paragraph 48 herein, Defendants shall have the unilateral right to terminate the Settlement and this Stipulation, and render them null and void and of no further effect, in the event that Settlement Class Members who purchased or acquired, in aggregate, in excess of a certain number of shares of Akorn common stock during the Class Period (such number as agreed upon by the Litigation Parties) (the “Termination Threshold”), timely and validly request exclusion from the Settlement Class in accordance with the provisions of paragraphs 44 and 45 herein, within the time and in accordance with the criteria set forth in the Preliminary Approval Order and in the Notice.
(a)  The Litigation Parties agree to maintain the confidentiality of the Termination Threshold, which is set forth in the Supplemental Agreement Regarding Requests for Exclusion (the “Supplemental Agreement”) that is simultaneously herewith being executed by Defendants’ Counsel and Lead Counsel.  The Supplemental Agreement shall not be filed with the Court and its terms shall not be disclosed in any other manner (other than the statements herein and in the Notice, to the extent necessary, or as otherwise provided in the Supplemental Agreement) unless and until the Court otherwise directs or a dispute arises between Lead Plaintiffs and the Defendants concerning the interpretation or application of the Supplemental Agreement, in which event the Litigation Parties shall submit the Supplemental Agreement to the Court in camera and request that the Court afford it confidential treatment.

(b)  With respect to this paragraph, no later than twenty-one (21) calendar days prior to the Settlement Hearing, the Claims Administrator shall provide Defendants’ Counsel with (i) copies of any and all requests for exclusion from the Settlement Class herein received by the Claims Administrator, (ii) a list of all persons or entities requesting exclusion, (iii) a list of shares of Akorn common stock purchased or acquired during the Class Period by each of those persons or entities (to the extent provided to the Claims Administrator), (iv) an accounting of the aggregate losses claimed to have been suffered by all persons or entities requesting exclusion, and (v) a report by Lead Counsel identifying which requests for exclusion Lead Counsel has determined to be timely and valid under the criteria specified in the Preliminary Approval Order and the Notice, and therefore which putative Settlement Class Members are deemed to be Opt-Outs.  With respect to this paragraph, no later than fourteen (14) calendar days prior to the Settlement Hearing, the Claims Administrator shall provide Defendants’ Counsel with a representation that all requests for exclusion received have been copied and provided to Defendants’ Counsel.
(c)  Defendants shall be entitled to exercise the right referenced in this paragraph to terminate the Settlement and this Stipulation only if Defendants’ provide Lead Counsel with a Termination Notice and file that notice with the Court no later than 5:00 p.m. Eastern time on the third (3rd) business day prior to the Settlement Hearing.
(d)  Lead Counsel may attempt to cause the retraction of any request for exclusion made by any Opt-Out prior to the Settlement Hearing.  If Lead Counsel succeeds in causing the retraction of sufficient requests for exclusion such that the remaining Opt-Outs do not satisfy the requirements of the Termination Threshold, then Defendants’ Termination Notice automatically shall be deemed a nullity.  To retract a request for exclusion, an Opt-Out must, prior to the Settlement Hearing, file a written notice with the Court stating his, her, or its desire to retract the request for exclusion from the Settlement Class and to be bound by the Settlement, this Stipulation, and any Order and Final Judgment entered herein, provided, however, that the filing of such written notice of retraction may be effected by Lead Counsel.
(e)  Any dispute among the Settling Parties concerning the interpretation or application of this paragraph and the Supplemental Agreement shall be presented to the Court for resolution upon the application of any party hereto.
50.            If a right to terminate this Stipulation and Settlement arises under either of paragraphs 48 or 49 herein:  (i) neither the Defendants nor Lead Plaintiffs (as the case may be) will be required for any reason or under any circumstance to exercise that right; and (ii) any exercise of that right shall be made in good faith, but in the sole and unfettered discretion of the Defendants or Lead Plaintiffs, as applicable.
51.            In the event that the Settlement is terminated or any of the requirements of the Effective Date specified in paragraph 47 herein are, for any reason, not satisfied, this Stipulation and Settlement shall be null and void, without prejudice, and none of its terms, including, but not limited to, the certification of the Settlement Class, the appointment of class representatives, and the appointment of class counsel, shall be effective or enforceable, except that paragraphs 51, 52 and 61 herein shall survive such termination; the Settling Parties shall be deemed to have reverted to their respective litigation positions in the Action immediately prior to the date of this Stipulation; the Settling Parties shall proceed in all respects as if this Stipulation and any related orders had not been entered; neither Lead Plaintiffs nor any other putative Claimant may use the fact of execution of this Stipulation consenting to certification of a class solely for settlement purposes as a basis to argue that Defendants have in any way circumscribed, limited or waived their ability to oppose, for any reason, certification of a class other than for settlement purposes; and the fact and terms of the Settlement, this Stipulation and all settlement discussions shall not be admissible in any trial of this Action or any other proceeding, including, but not limited to, for the purposes of obtaining certification of a class other than for settlement purposes, and shall not be used by Lead Plaintiffs against or to the prejudice of the Defendants or by the Defendants against or to the prejudice of Lead Plaintiffs in any court filings, depositions, at trial, or otherwise.
52.            In the event the Settlement is terminated or any of the requirements of the Effective Date specified in paragraph 47 herein are, for any reason, not satisfied, then the Settlement Consideration previously paid on behalf of or by the Defendants, together with any interest and earnings thereon and including repayment of any attorneys’ fees or Litigation Expenses disbursed pursuant to paragraphs 20 through 25 herein (together with interest thereon), less any Taxes and/or Tax Expenses paid or due, and less any Notice and Administration Expenses actually incurred and paid or payable from the Settlement Fund pursuant to paragraphs 26 and 27 herein, shall be returned to the entity or entities that deposited the Settlement Consideration into the Escrow Account on Defendants’ behalf, within ten (10) business days after written notification of such event.  For the avoidance of doubt, in the event that the Settlement is terminated, any Settlement Shares previously issued shall be returned to Akorn and such Settlement Shares shall become unissued shares.  At the request of Defendants, the Escrow Agent shall apply for any tax refund owed on the amounts in the Escrow Account and pay the proceeds, after any deduction of any fees or expenses incurred in connection with such application(s), for refund to the applicable funder or as otherwise directed.

X.	MISCELLANEOUS PROVISIONS
A.   ENTIRE AGREEMENT
53.            All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.  Notwithstanding the foregoing, in the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit attached hereto, the terms of the Stipulation shall prevail.
54.            This Stipulation and its exhibits constitute the entire agreement among the Settling Parties concerning the Settlement of the Action, and no representation, warranties, or inducements have been made by any party hereto concerning this Stipulation and its exhibits other than those contained and memorialized in such documents.
B.   FINAL & COMPLETE RESOLUTION
55.            The Litigation Parties intend this Stipulation and the Settlement to be a final and complete resolution of all Settled Claims between the Settling Parties.  Accordingly, Plaintiffs and Plaintiffs’ Counsel and Defendants and Defendants’ Counsel agree not to assert in any forum that this Action was brought by, prosecuted in, or defended in bad faith or without a reasonable basis.  No Settling Party shall assert any claims of or make any application for sanctions for violation of Rule 11 of the Federal Rules of Civil Procedure or other court rule or statute with respect to any claims or defenses asserted in this action.

56.            The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties.
C.   PUBLICITY
57.            In no event shall Lead Plaintiffs, Plaintiffs’ Counsel, Defendants, or Defendants’ Counsel make any public statement that disparages the business or reputation of any of the other Settling Parties, their counsel, or Released Persons (including, without limitation, Akorn and its officers, directors, management and employees).  Nothing in this provision prevents Plaintiffs’ Counsel from (a) describing their role in this Action in conversations with Settlement Class Members in the course of giving legal advice regarding the terms of the Settlement, or (b) making statements about Defendants in proceedings before the Court or any court considering this Action.
58.            Although Defendants retain their right to deny that the Claims asserted in the Action were meritorious, Defendants and Defendants’ Counsel will not assert to any media representative (whether or not for attribution) that the Action was commenced or prosecuted in bad faith, nor will they deny that the Action was commenced and prosecuted in good faith and is being settled voluntarily after consultation with competent legal counsel.  In all events, Plaintiffs and Plaintiffs’ Counsel and Defendants and Defendants’ Counsel shall not make any accusations of wrongful or actionable conduct by any Litigation Party concerning the prosecution, defense and resolution of the Action, and shall not otherwise suggest that the Settlement constitutes an admission of any Claim or defense alleged.

D.   CONTRIBUTIONS
59.            This Stipulation shall not be construed more strictly against one party than another merely by virtue of the fact that it, or any part of it, may have been prepared initially by counsel for one of the Litigation Parties, it being recognized that it is the result of arm’s-length negotiations between the Litigation Parties and that all Litigation Parties have contributed substantially and materially to the preparation of this Stipulation.
E.   PRESERVATION OF DOCUMENTS
60.            Defendants will take reasonable steps to retain and preserve any documents, information (including electronically stored information) and other evidence potentially relevant to continuing litigation, if any, against the D&O Insurers.  For the avoidance of doubt, no Defendant shall have any obligation to provide any documents, information or other evidence:  (a) protected by the attorney-client privilege, joint defense privilege or other work product doctrine; or (b) reflecting legal advice provided to Defendants by Defendants’ Counsel concerning the allegations in the Action.
F.   NO ADMISSION OF WRONGDOING
61.            This Stipulation, whether or not consummated, and any proceedings taken pursuant to it:
(a)  shall not be offered or received against any Defendant or Released Person as evidence of, or construed as or deemed to be evidence of, any presumption, concession, or admission by any Defendant or Released Person with respect to the truth of any fact alleged by any of the Plaintiffs or the validity of any Settled Claim that has been or could have been asserted in the Action or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or of any liability, negligence, fault or wrongdoing of any Defendant or Released Person;
(b)  shall not be offered or received against any Defendant or Released Person as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any Defendant or Released Person;
(c)  shall not be offered or received against any Defendant or Released Person as evidence of a presumption, concession or admission with respect to any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any Defendant or Released Person, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; provided, however, that if this Stipulation is approved by the Court, the Settling Parties may refer to it to effectuate the liability protection granted them hereunder;
(d)  shall not be construed against any Defendant or Released Person as an admission or concession that the consideration to be given hereunder represents the amount which could or would have been recovered after trial; and
(e)  shall not be construed as or received in evidence as an admission, concession or presumption against Lead Plaintiffs or any of the Releasing Persons that any of their claims are without merit, or that any defenses asserted by any Defendants have any merit, or that damages recoverable under the Second Amended Complaint would not have exceeded the Settlement

Consideration or the Settlement Fund.
G.   AMENDMENT, MODIFICATION & WAIVER
62.            The terms of this Stipulation, as reflected in this Stipulation, may not be modified or amended, nor may any of its provisions be waived, except by a writing signed by both Lead Plaintiffs and each Defendant (or their successors-in-interest).
63.            The waiver by any one signatory to this Stipulation of any breach of this Stipulation by any other party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.  Any such waiver shall be made on behalf of the party waiving the breach, and will not constitute a waiver by any other party.
H.   HEADINGS
64.            The headings herein (including any and all subheadings) are used for the purpose of convenience only and are not meant to have legal effect.
I.    JURISDICTION OF THE COURT
65.            The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court, and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys’ fees and Litigation Expenses to Plaintiffs’ Counsel and enforcing the terms of this Stipulation, including the Plan of Allocation (or such other plan of allocation as may be approved by the Court) and the distribution of the Net Settlement Fund to Settlement Class Members, except that the CVR Agreement and all suits, actions, proceedings, claims and causes of action (whether in contract or tort) based upon, arising out of or relating to the CVR Agreement shall be subject to the exclusive jurisdiction of the court as stated therein.
J.      CHOICE OF LAW
66.            The construction, interpretation, operation, effect and validity of this Stipulation and all documents necessary to effectuate it, shall be governed by the internal laws of the State of New York without regard to conflicts of laws, except to the extent that federal law requires that federal law governs.
K.     VENUE & MULTI DISTRICT LITIGATION
67.            In the event that any Additional Securities Action shall be commenced in a court other than the Northern District of Illinois, Defendants shall promptly move pursuant to 28 U.S.C. § 1404 and/or § 1407 to transfer such Additional Securities Action to the Northern District of Illinois.
68.            Upon transfer of such Additional Securities Action to the Northern District of Illinois, the Litigation Parties shall jointly request and take all steps necessary to effect the reassignment of such action to the Court’s docket pursuant to Local Rule 40.4 and the stay of such action pursuant to the Stay Order.
L.     EXECUTION
69.            This Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or email.  All executed counterparts and each of them shall be deemed to be one and the same instrument.

M.     NOTICE
70.            If any Settling Party is required to give notice to another Settling Party under this Stipulation, such notice shall be in writing and shall be deemed to have been duly given upon receipt of hand delivery or facsimile or email transmission, with confirmation of receipt.  Notice shall be provided as follows:

If to Lead Plaintiffs or Plaintiffs’ Counsel:	Entwistle & Cappucci LLP Attn: Andrew J. Entwistle, Esq. 500 W. 2nd Street, Suite 1900-16 Austin, TX 78701 Tel.: (512) 710-5960 aentwistle@entwistle-law.com
If to Defendants or Defendants’ Counsel:
Cravath, Swaine & Moore LLP
Attn:  Robert H. Baron, Esq.
Worldwide Plaza
825 Eighth Avenue
New York, NY  10019
Tel.:  (212) 474-1000
rbaron@cravath.com

           -and-

Figliulo & Silverman, P.C.
Attn:  James R. Figliulo
10 S. LaSalle Street, Suite 3600
Chicago, IL 60603
Tel.:  (312) 251-4600
jfigliulo@fslegal.com

N.     AUTHORITY OF COUNSEL
71.            All counsel and any other person executing this Stipulation and any of the exhibits hereto, or any related settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to this Stipulation to effectuate its terms.

Dated:   August 9, 2019

Dated: August 9, 2019.
CRAVATH, SWAINE & MOORE LLP

/s/ Robert H. Baron
Robert H. Baron (admitted pro hac vice)
Worldwide Plaza
825 Eighth Avenue
New York, NY  10019
Tel.:  (212) 474-1000
rbaron@cravath.com

FIGLIULO & SILVERMAN, P.C.
James R. Figliulo
10 S. LaSalle Street, Suite 3600
Chicago, IL 60603
Tel.:  (312) 251-4600
jfigliulo@fslegal.com

Attorneys for Defendants

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Dated: August 9, 2019.
ENTWISTLE & CAPPUCCI LLP

/s/ Andrew J. Entwistle
Andrew J. Entwistle
500 W. 2nd Street, Suite 1900-16
Austin, TX  78701
Tel.:  (512) 710-5960
aentwistle@entwistle-law.com

Joshua K. Porter (admitted pro hac vice)
Brendan Brodeur (admitted pro hac vice)
Andrew M. Sher (admitted pro hac vice)
299 Park Avenue, 20th Floor
New York, NY  10017
Tel.:  (212) 894-7200
jporter@entwistle-law.com
bbrodeur@entwistle-law.com
asher@entwistle-law.com

Attorneys for Lead Plaintiffs

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Exhibit A

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Exhibit A

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

IN RE AKORN, INC. DATA INTEGRITY SECURITIES LITIGATION	Civ. A. No. 1:18-cv-01713 Hon. Matthew F. Kennelly

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT, APPROVING
FORM OF CLASS NOTICE, AND SETTING HEARING DATE FOR FINAL
APPROVAL OF SETTLEMENT
WHEREAS, a consolidated class action is pending before this Court entitled In re Akorn, Inc. Data Integrity Securities Litigation, Civ. A. No. 1:18-cv-01713 (the “Action”);
WHEREAS, the parties to the Action consist of (a) lead plaintiffs Gabelli & Co. Investment Advisors, Inc. and Gabelli Funds, LLC (the “Lead Plaintiffs”), on behalf of themselves and the Settlement Class; and (b) defendants Akorn, Inc.,  (“Akorn”) and individual defendants Ronald M. Johnson, Duane A. Portwood, Rajat Rai, Brian Tambi and Alan Weinstein (collectively, the “Defendants” and, together with Lead Plaintiffs, the “Litigation Parties”), have determined to settle all claims asserted against Defendants in this Action with prejudice (the “Settlement”) on the terms and conditions set forth in the Stipulation and Agreement of Settlement filed with the Court on August 9, 2019 (the “Stipulation”),1 subject to approval of this Court;
WHEREAS, On May 31, 2019, plaintiffs Twin Master Fund, Ltd., Twin Opportunities Fund, LP and Twin Securities, Inc. filed a complaint against Defendants in the Northern District

1 All capitalized words or terms not otherwise defined in this Order shall have the meanings ascribed to those words or terms in the Stipulation.

of Illinois, alleging violations of Sections 10(b), 18 and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder, as well as one count of common law fraud (the “Twin Funds Action”);
WHEREAS, On July 11, 2019, plaintiffs Manikay Master Fund, LP and Manikay Merger Fund, LP filed a complaint against Defendants in the Northern District of Illinois, alleging violations of Sections 10(b), 18 and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder, as well as one count of common law fraud (the “Manikay Funds Action”);
WHEREAS, both the Twin Funds Action and Manikay Funds Action have been found related to the Action and reassigned to the Hon. Matthew F. Kennelly;
WHEREAS, Lead Plaintiffs have made an application, pursuant to Rule 23 of the Federal Rules of Civil Procedure, for an order preliminarily approving the Settlement in accordance with the Stipulation, certifying the Settlement Class for purpose of the Settlement only, and authorizing notice to Settlement Class Members as more fully described herein; and
WHEREAS, the Court has read and considered: (a) Lead Plaintiffs’ Motion for Preliminary Approval of Settlement, Approval of Form of Class Notice, and a Hearing Date for Final Approval of Settlement and the Memorandum of Law in support thereof; and (b) the Stipulation and the exhibits attached thereto;
NOW THEREFORE, IT IS HEREBY ORDERED:
1.            Class Certification for Settlement Purposes – Pursuant to Rule 23 of the Federal Rules of Civil Procedure, the Court certifies, solely for purposes of effectuating the proposed Settlement, a class consisting of all persons and entities that purchased or otherwise acquired shares of Akorn’s common stock during the period from November 3, 2016 through January 8, 2019, inclusive (the “Class Period”), and were damaged thereby, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators,
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heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them (the “Settlement Class” and its members the “Settlement Class Members”).  Excluded from the Settlement Class are: (i) Defendants; (ii) any person who was an officer, director or managing agent of Akorn or any of its subsidiaries or affiliates at any point during the Class Period; (iii) members of the immediate family of any of the foregoing individuals; (iv) any affiliate of Akorn; (v) any entity in which any Defendant has or had a controlling interest; and (vi) the legal representatives, heirs, predecessors, successors or assigns of any of the foregoing.  Also excluded from the Settlement Class are any persons and entities who validly exclude themselves from the Settlement Class by timely filing a request for exclusion in accordance with the requirements set forth in paragraph 14 herein and the Notice.
2.            Class Findings – Pursuant to Rule 23(e)(1)(B)(ii) of the Federal Rules of Civil Procedure, the Court finds that, for purposes of the proposed Settlement only, it will likely be able to certify the Settlement Class.  Specifically, the Court finds that each element required for certification of the Settlement Class pursuant to Rule 23 of the Federal Rules of Civil Procedure has been met or will likely be met for purposes of the proposed Settlement only:  (a) the members of the Settlement Class are so numerous that their joinder in the Action would be impracticable; (b) there are questions of law and fact common to the Settlement Class which predominate over any individual questions; (c) the claims of Lead Plaintiffs in the Action are typical of the claims of the Settlement Class; (d) Lead Plaintiffs and Lead Counsel have and will fairly and adequately represent and protect the interests of the Settlement Class; and (e) a class action is superior to other available methods for the fair and efficient adjudication of the Action.
3.            The Court hereby finds and concludes that pursuant to Rule 23 of the Federal Rules of Civil Procedure, and for the purposes of the Settlement only, Lead Plaintiffs Gabelli & Co.
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Investment Advisors, Inc. and Gabelli Funds, LLC are adequate class representatives and certifies them as class representatives for the Settlement Class.  The Court also appoints Lead Counsel Entwistle & Cappucci LLP as class counsel for the Settlement Class, pursuant to Rule 23(g) of the Federal Rules of Civil Procedure.
4.            Preliminary Approval of the Settlement – The Court hereby preliminarily approves the Settlement, as embodied in the Stipulation, and finds, pursuant to Rule 23(e)(1)(B)(i) of the Federal Rules of Civil Procedure, that it will likely be able to finally approve the Settlement under Rule 23(e)(2) as being fair, reasonable, and adequate to the Settlement Class, subject to further consideration at the Settlement Hearing to be conducted as described below.
5.            Settlement Hearing – The Court will hold a settlement hearing (the “Settlement Hearing”) on ________, 2019 at ____ a.m. in Courtroom 2103, 219 South Dearborn Street, Chicago, Illinois, for the following purposes:
(a)            to determine whether the proposed Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to the Settlement Class, and should be granted final approval by the Court;
(b)            to determine, for purposes of the Settlement only, whether: (i) the Settlement Class should be finally certified; (ii) Lead Plaintiffs should be finally certified as the Class Representatives for the Settlement Class; (iii) the law firm of Entwistle & Cappucci LLP should be finally appointed as Class Counsel for the Settlement Class;.
(c)            to determine whether an Order and Final Judgment substantially in the form attached as Exhibit B to the Stipulation should be entered providing for the form of release set forth therein and dismissing the Action with prejudice;
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(d)            to determine whether the terms and conditions of the issuance of the Settlement Shares pursuant to an exemption from registration requirements under Section 3(a)(10) of the Securities Act are fair to all persons and entities to whom the shares will be issued;
(e)            to determine whether the proposed Plan of Allocation should be approved as fair and reasonable;
(f)            to determine whether Lead Counsel’s anticipated application for an award of attorneys’ fees and reimbursement of expenses should be approved; and
(g)            to consider any other matters that may properly be brought before the Court in connection with the Settlement.  Notice of the Settlement and the Settlement Hearing shall be given to Settlement Class Members as set forth in paragraph 8 of this Order.
6.            The Court may adjourn the Settlement Hearing without further notice to the Settlement Class and may approve the proposed Settlement with such modifications as the Litigation Parties may agree to, if appropriate, without further notice to the Settlement Class.
7.            CAFA Notice – At least seven (7) calendar days before the Settlement Hearing, Defendants shall cause to be served on Lead Counsel and filed with the Court proof, by affidavit or declaration, of compliance with 28 U.S.C. § 1715(b), requiring Defendants to serve within ten (10) calendar days following the filing of the Stipulation with the Court notice of the proposed Settlement on the appropriate State official of each state in which a class member resides and the appropriate federal official (“CAFA Notice”).  The Defendants shall be solely responsible for the costs and administration of the CAFA Notice.
8.            Retention of Claims Administrator and Manner of Giving Notice – Lead Counsel is hereby authorized to retain JND Legal Administration as claims administrator to supervise and administer the notice procedure in connection with the proposed Settlement as well
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as the processing of Claims for the proceeds of the Settlement, as more fully set forth below.  Notice of the Settlement and the Settlement Hearing shall be given by Lead Counsel as follows:
(a)            within ten (10) business days of the date of entry of this Order, Akorn shall use its reasonable best efforts to provide or cause to be provided to the Claims Administrator in electronic format (at no cost to the Settlement Fund, Lead Counsel or the Claims Administrator) its security list (consisting of last known names and addresses) of the holders of Akorn common stock during the Class Period maintained by the Transfer Agent;
(b)            not later than twenty (20) business days after the date of entry of this Order (the “Notice Date”), the Claims Administrator shall cause a copy of the Notice and the Proof of Claim Form, substantially in the forms attached hereto as Exhibits 1 and 2, respectively (the “Notice Packet”), to be mailed by first-class mail to all potential Settlement Class Members who could be identified through reasonable effort;
(c)            contemporaneously with the mailing of the Notice Packet, the Claims Administrator shall cause copies of the Notice and Proof of Claim Form to be posted on a website to be developed for the Settlement, from which copies of the Notice and Proof of Claim Form can be downloaded;
(d)            not later than ten (10) business days after the Notice Date, the Claims Administrator shall cause the Publication Notice, substantially in the form attached hereto as Exhibit 3, to be published once in Investor’s Business Daily and to be transmitted once over the PR Newswire; and
(e)            not later than seven (7) calendar days prior to the Settlement Hearing, Lead Counsel shall serve on Defendants’ Counsel and file with the Court proof, by affidavit or declaration, of such mailing and publication.
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9.            Approval of Form and Content of Notice – The Court: (a) approves, as to form and content, the Notice, Proof of Claim Form, and Publication Notice, attached hereto as Exhibits 1, 2, and 3, respectively; and (b) finds that the mailing and distribution of the Notice and Proof of Claim Form and the publication of the Publication Notice in the manner and form set forth in paragraph 8 of this Order (i) is the best notice practicable under the circumstances; (ii) constitutes notice that is reasonably calculated, under the circumstances, to apprise Settlement Class Members of the pendency of the Action, of the effect of the proposed Settlement (including the Releases to be provided thereunder), of their right to object to the Settlement, of their right to exclude themselves from the Settlement Class, and of their right to appear at the Settlement Hearing; (iii) constitutes due, adequate, and sufficient notice to all persons and entities entitled to receive notice of the proposed Settlement; and (iv) satisfies the notice requirements of Rule 23 of the Federal Rules of Civil Procedure, the United States Constitution (including the Due Process Clause), the Private Securities Litigation Reform Act of 1995, 15 U.S.C. § 78u-4, as amended, Section 3(a)(10) of the Securities Act, and all other applicable law and rules.  The date and time of the Settlement Hearing shall be included in the Notice and Publication Notice before they are mailed and published, respectively.
10.            Nominee Procedures – Brokers and other nominees who purchased or otherwise acquired Akorn common stock during the Class Period for the benefit of another person or entity shall: (a) within seven (7) business days of receipt of the Notice, request from the Claims Administrator sufficient copies of the Notice Packet to forward to all such beneficial owners and within seven (7) business days of receipt of those Notice Packets forward them to all such beneficial owners; or (b) within seven (7) business days of receipt of the Notice, send a list of the names and addresses of all such beneficial owners to the Claims Administrator in which
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event the Claims Administrator shall promptly mail the Notice Packet to such individuals or entities.  Upon full compliance with this Order, such nominees may seek reimbursement of their reasonable expenses actually incurred in complying with this Order by providing the Claims Administrator with proper documentation supporting the expenses for which reimbursement is sought.  Such properly documented expenses incurred by nominees in compliance with the terms of this Order shall be paid from the Settlement Fund, with any disputes as to the reasonableness or documentation of expenses incurred subject to review by the Court.
11.            Participation in the Settlement – Settlement Class Members who wish to participate in the Settlement and to be eligible to receive a distribution from the Net Settlement Fund must complete and submit a Proof of Claim Form in accordance with the instructions contained therein.  Unless the Court orders otherwise, all Proof of Claim Forms must be postmarked no later than one hundred twenty (120) calendar days after the Notice Date.  Notwithstanding the foregoing, Lead Counsel may, at its discretion, accept for processing late Claims provided such acceptance does not delay the distribution of the Net Settlement Fund to the Settlement Class.  By submitting a Proof of Claim Form, a person or entity shall be deemed to have submitted to the jurisdiction of the Court with respect to his, her or its Claim and the subject matter of the Settlement.
12.            Each Proof of Claim Form submitted must satisfy the following conditions: (a) it must be properly completed, signed and submitted in a timely manner in accordance with the provisions of the preceding paragraph; (b) it must be accompanied by adequate supporting documentation for the transactions and holdings reported therein, in the form of broker confirmation slips, broker account statements, an authorized statement from the broker containing the transactional and holding information found in a broker confirmation slip or account statement,
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or such other documentation as is deemed adequate by Lead Counsel or the Claims Administrator; (c) if the person executing the Proof of Claim Form is acting in a representative capacity, a certification of his, her or its current authority to act on behalf of the Claimant must be included in the Proof of Claim Form to the satisfaction of Lead Counsel or the Claims Administrator; and (d) the Proof of Claim Form must be complete and contain no material deletions or modifications of any of the printed matter contained therein and must be signed under penalty of perjury.
13.            Any Settlement Class Member that does not timely and validly submit a Proof of Claim Form:  (a) shall be deemed to have waived his, her, or its right to share in the Net Settlement Fund; (b) shall be forever barred from participating in any distributions therefrom; (c) shall be bound by the provisions of the Stipulation and the Settlement and all proceedings, determinations, orders, and judgments in the Action relating thereto, including, without limitation, the Order and Final Judgment, and the releases provided for therein, whether favorable or unfavorable to the Settlement Class; and (d) will be barred from commencing, maintaining, or prosecuting any of the Settled Claims against each and all of the Released Persons, as more fully described in the Stipulation and Notice.  Notwithstanding the foregoing, late Proof of Claim Forms may be accepted for processing as set forth in paragraph 11 above.
14.            Exclusion From the Settlement Class – Any Settlement Class Member who wishes to exclude himself, herself, or itself from the Settlement Class must request exclusion in writing within the time and in the manner set forth in the Notice, which shall provide that:
(a)            any such request for exclusion from the Settlement Class must be mailed or delivered such that it is received no later than twenty-one (21) calendar days prior to the Settlement Hearing, to:  Claims Administrator at In re Akorn, Inc. Data Integrity Securities Litigation c/o JND Legal Administration, PO Box 91207, Seattle, WA  98111-9307; and
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(b)            each request for exclusion must:  (i) state the name, address, and telephone number of the person or entity requesting exclusion, and, in the case of entities, the name and telephone number of the appropriate contact person; (ii) state that such person or entity “requests exclusion from the Settlement Class in In re Akorn, Inc. Data Integrity Securities Litigation, Civ. A. No. 1:18-cv-01713”; (iii) state the number of Akorn common shares purchased/acquired and/or sold during the Class Period, as well as the dates, number of shares, and prices paid or proceeds received for each such purchase/acquisition and sale; and (iv) be signed by the person or entity requesting exclusion or an authorized representative.  A request for exclusion shall not be effective unless it provides all the required information and is received within the time stated above.
15.            Any person or entity who or which timely and validly requests exclusion in compliance with the terms stated in this Order and is excluded from the Settlement Class shall not be a Settlement Class Member, shall not be bound by the terms of the Settlement or any orders or judgments in the Action relating to the Settlement, and shall not receive any payment out of the Settlement Fund.
16.            Any Settlement Class Member that does not timely and validly request exclusion from the Settlement Class in the manner stated in this Order:  (a) shall be deemed to have waived his, her, or its right to be excluded from the Settlement Class; (b) shall be forever barred from requesting exclusion from the Settlement Class in this or any other proceeding; (c) shall be bound by the provisions of the Stipulation, the Settlement, and all proceedings, determinations, orders, and judgments in the Action relating to the Settlement, including, but not limited to, the Order and Final Judgment, and the releases provided for therein whether favorable or unfavorable to the Settlement Class; and (d) shall be barred from commencing, maintaining, or prosecuting any of
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the Settled Claims against any of the Released Persons, as more fully described in the Stipulation and Notice.
17.            Appearance and Objections at Settlement Hearing – Any Settlement Class Member who does not request exclusion from the Settlement Class may enter an appearance in the Action, at his, her, or its own expense, individually or through counsel of his, her, or its own choice, by filing with the Clerk of Court and delivering a notice of appearance to both Lead Counsel and Defendants’ Counsel, at the addresses set forth in ¶ 18 below, such that it is received no later than twenty-one (21) calendar days prior to the Settlement Hearing, or as the Court may otherwise direct.  Any Settlement Class Member who does not enter an appearance will be represented by Lead Counsel.
18.            Any Settlement Class Member who does not request exclusion from the Settlement Class may file a written objection to the proposed Settlement, the proposed Plan of Allocation, and/or Lead Counsel’s motion for an award of attorneys’ fees and reimbursement of Litigation Expenses and show cause, if he, she, or it has any cause, why the proposed Settlement, the proposed Plan of Allocation, and/or Lead Counsel’s motion for an award of attorneys’ fees and reimbursement of Litigation Expenses should not be approved; provided, however, that no Settlement Class Member shall be heard or entitled to contest the approval of the terms and conditions of the proposed Settlement, the proposed Plan of Allocation, and/or Lead Counsel’s motion for an award of attorneys’ fees and reimbursement of Litigation Expenses unless that person or entity has filed a written objection with the Court and served copies of such objection on Lead Counsel and Defendants’ Counsel at the addresses set forth below such that they are received no later than twenty-one (21) calendar days prior to the Settlement Hearing.
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Lead Counsel	Defendants’ Counsel

Entwistle & Cappucci LLP
Andrew J. Entwistle, Esq.
500 W. 2nd Street, Suite 1900-16
Austin, Texas 78701

Entwistle & Cappucci LLP
Joshua K. Porter, Esq.
299 Park Avenue, 20th Floor
New York, New York 10171
Cravath, Swaine & Moore LLP Robert H. Baron, Esq. Worldwide Plaza 825 Eighth Avenue New York, NY 10019-7475

19.            Any objections, filings, and other submissions by the objecting Settlement Class Member:  (a) must state the name, address, and telephone number of the person or entity objecting and must be signed by the objector; (b) must contain a statement of the Settlement Class Member’s objection or objections, and the specific reasons for each objection, including any legal and evidentiary support the Settlement Class Member wishes to bring to the Court’s attention and whether the objection applies only to the objector, to a specific subset of the Settlement Class, or to the entire Settlement Class; and (c) must include documents sufficient to prove membership in the Settlement Class, including the number of shares of Akorn common stock that the objecting Settlement Class Member purchased/acquired and/or sold during the Class Period, as well as the dates, number of shares, and prices of each such purchase/acquisition and sale.  Objectors who enter an appearance and desire to present evidence at the Settlement Hearing in support of their objection must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and any exhibits they intend to introduce into evidence at the hearing.
20.            Any Settlement Class Member who or which does not make his, her, or its objection in the manner provided herein shall be deemed to have waived his, her, or its right to object to any
12

aspect of the proposed Settlement, the proposed Plan of Allocation, and Lead Counsel’s motion for an award of attorneys’ fees and reimbursement of Litigation Expenses, and shall be forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement, the Plan of Allocation, or the requested attorneys’ fees and Litigation Expenses, or from otherwise being heard concerning the Settlement, the Plan of Allocation, or the requested attorneys’ fees and Litigation Expenses in this or any other proceeding.
21.            Stay and Temporary Injunction – Until otherwise ordered by the Court, the Court stays all proceedings in the Action, the Twin Funds Action and the Manikay Funds Action, and any action subsequently filed in or reassigned to this Court that is based upon the same of substantially similar facts and circumstances as in the Action, other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation.  Pending final determination of whether the Settlement should be granted final approval, the Court bars and enjoins Lead Plaintiffs, plaintiffs in the Twin Funds Action, plaintiffs in the Manikay Funds Action, and all members of the Settlement Class, from commencing or prosecuting any and all of the Settled Claims against each and all of the Released Persons.
22.            Settlement Administration Fees and Expenses – All reasonable costs incurred in identifying Settlement Class Members and notifying them of the Settlement as well as in administering the Settlement shall be paid as set forth in the Stipulation without further order of the Court.
23.            Settlement Fund – The contents of the Settlement Fund held by the Escrow Agent shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as they shall be distributed pursuant to the Stipulation and/or further order(s) of the Court.  No person who is not a Settlement Class Member or Lead
13

Counsel shall have any right to any portion of, or to any distribution of, the Net Settlement Fund unless ordered by the Court or otherwise provided in the Stipulation.
24.            Neither Defendants, their counsel, nor any Released Person shall have any liability or responsibility for the Plan of Allocation or any application for attorneys’ fees or Litigation Expenses submitted by Lead Counsel or Lead Plaintiff, and such matters shall be considered separately from the fairness, reasonableness and adequacy of the Settlement.
25.            Taxes – Lead Counsel is authorized and directed to prepare any tax returns and any other tax reporting form for or in respect to the Settlement Fund, to pay from the Settlement Fund any Taxes or Tax Expenses owed with respect to the Settlement Fund, and to otherwise perform all obligations with respect to Taxes and Tax Expenses and any reporting or filings in respect thereof without further order of the Court in a manner consistent with the provisions of the Stipulation.
26.            Termination of Settlement – If the Settlement is terminated as provided in the Stipulation, the Settlement is not approved, or the Effective Date of the Settlement otherwise fails to occur, this Order (including the certification of the Settlement Class) shall be vacated, rendered null and void, and be of no further force and effect, except as otherwise provided by the Stipulation, and this Order shall be without prejudice to the rights of Lead Plaintiffs, the other Settlement Class Members, or Defendants, and the Settling Parties shall revert to their respective positions in the Action as of immediately prior to the execution of the Stipulation on August 9, 2019, as provided in the Stipulation.
27.            Use of this Order – Except as necessary to effectuate the protections from liability granted thereunder or otherwise to enforce the terms of the Settlement, neither this Order, the Stipulation (whether or not consummated), including the exhibits thereto, the Plan of Allocation
14

contained therein (or any other plan of allocation that may be approved by the Court), the negotiations leading to the execution of the Stipulation, nor any proceedings taken pursuant to or in connection with the Stipulation and/or approval of the Settlement (including any arguments proffered in connection therewith):
(a)            shall be offered or received against any Defendant or Released Person as evidence of, or construed as or deemed to be evidence of, any presumption, concession, or admission by any Defendant or Released Person with respect to the truth of any fact alleged by any of the Plaintiffs or the validity of any Settled Claim that has been or could have been asserted in the Action or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or of any liability, negligence, fault or wrongdoing of any Defendant or Released Person;
(b)            shall be offered or received against any Defendant or Released Person as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any Defendant or Released Person;
(c)            shall be offered or received against any Defendant or Released Person as evidence of a presumption, concession or admission with respect to any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any Defendant or Released Person, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation;
(d)            shall be construed against any Defendant or Released Person as an admission or concession that the consideration to be given hereunder represents the amount which could or would have been recovered after trial; or
15

(e)            shall be construed as or received in evidence as an admission, concession or presumption against Lead Plaintiffs or any of the Releasing Persons that any of their claims are without merit, or that any defenses asserted by any Defendants have any merit, or that damages recoverable under the Second Amended Complaint would not have exceeded the Settlement Consideration or the Settlement Fund.
28.            Supporting Papers – Lead Counsel shall file and serve the opening papers in support of the proposed Settlement, the proposed Plan of Allocation and Lead Counsel’s motion for an award of attorneys’ fees and reimbursement of Litigation Expenses no later than thirty-five (35) calendar days prior to the Settlement Hearing; and reply papers, if any, shall be filed and served no later than seven (7) calendar days prior to the Settlement Hearing.
29.            The Court retains jurisdiction to consider all further applications arising out of or connected with the proposed Settlement.
SO ORDERED this _______________ day of ___________________, 2019.

The Honorable Matthew F. Kennelly
United States District Judge

16

Exhibit A-1
[Notice of (I) Pendency of Class Action and Proposed Settlement; (II) Settlement Fairness Hearing; and (III) Motion for and Award of Attorneys’ Fees and Reimbursement of Litigation Expenses is Excluded from this Filing]

Exhibit A-2
[Proof of Claim and Release Form is Excluded from this Filing]

Exhibit A-3
[Summary Notice of (I) Pendency of Class Action and Proposed Settlement; (II) Settlement Fairness Hearing; and (III) Motion for an Award of Attorneys’ Fees and Reimbursement of Litigation Expenses is Excluded from this Filing]

Exhibit B

Exhibit B

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

IN RE AKORN, INC. DATA INTEGRITY SECURITIES LITIGATION	Civ. A. No. 1:18-cv-01713 Hon. Matthew F. Kennelly

[PROPOSED] ORDER AND FINAL JUDGMENT APPROVING
CLASS ACTION SETTLEMENT

WHEREAS, on August 9, 2019, Lead Plaintiffs Gabelli & Co. Investment Advisors, Inc. and Gabelli Funds, LLC, individually and on behalf of the Settlement Class,1  on the one hand, and Defendants Akorn, Inc., Rajat Rai, Duane Portwood, Alan Weinstein, Brian Tambi and Ronald Johnson, on the other hand, entered into the Stipulation to settle the above-captioned litigation;
WHEREAS, on August 26, 2019, the Court held a preliminary approval hearing pursuant to Rule 23(e)(1) of the Federal Rules of Civil Procedure (the “Preliminary Approval Hearing”);
WHEREAS, following the Preliminary Approval Hearing, on August 26, 2019, the Court entered the Preliminary Approval Order;
WHEREAS, pursuant to the Preliminary Approval Order, the Court scheduled the Settlement Hearing for _________, 2019, at _________, for the purpose of, among other things, determining whether:  (i) the terms and conditions of the Settlement are fair, reasonable and

1 All capitalized words or terms not otherwise defined in this Order and Final Judgment shall have the meanings ascribed to those words or terms in the Stipulation and Agreement of Settlement (the “Stipulation”) filed with the Court on August 9, 2019.

adequate to the Settlement Class, and should therefore be approved; (ii) a judgment as provided for in the Stipulation should be entered; and (iii) the terms and conditions of the issuance of the Settlement Shares and Settlement CVRs pursuant to the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) are fair to all persons and entities to whom the shares will be issued;
WHEREAS, pursuant to the Preliminary Approval Order, the Court ordered that the Notice and a Proof of Claim Form, substantially in the forms attached to the Preliminary Approval Order as Exhibits A-1 and A-2, respectively, be mailed by first-class mail, postage prepaid, on or before twenty (20) business days after the date of entry of the Preliminary Approval Order (“Notice Date”) to all potential Settlement Class Members who could be identified through reasonable effort, and that the Publication Notice, substantially in the form attached to the Preliminary Approval Order as Exhibit A-3, be published in Investor’s Business Daily and transmitted over PR Newswire within ten (10) calendar days of the Notice Date;
WHEREAS, the Notice and the Publication Notice advised potential Settlement Class Members of the date, time, place, and purpose of the Settlement Hearing.  The Notice further advised that any objections to the Settlement were required to be filed with the Court and served on counsel for the Litigation Parties such that they were received by _________, 2019;
WHEREAS, the provisions of the Preliminary Approval Order as to notice were duly complied with;
WHEREAS, on _________, 2019, Lead Plaintiff moved for final approval of the Settlement, as set forth in the Preliminary Approval Order.  The Settlement Hearing was duly held before this Court on ___________, 2019, at which time all interested persons and entities were afforded the opportunity to be heard;
2

[WHEREAS, no objections to the Settlement were received;] and
WHEREAS, this Court has duly considered Lead Plaintiff’s motion, the affidavits, declarations, memoranda of law submitted in support thereof, the Stipulation, and all of the submissions and arguments presented with respect to the proposed Settlement;
NOW, THEREFORE, after due deliberation, IT IS HEREBY ORDERED, ADJUDGED AND DECREED:
Incorporation of Settlement Documents
1.          This Order and Final Judgment incorporates and makes a part hereof as though set forth fully herein: (i) the Stipulation filed with the Court August 9, 2019; and (ii) the Notice, which was filed with the Court on August 9, 2019.
Jurisdiction
2.          This Court has jurisdiction over the subject matter of the Action and over all parties to the Action, including the Litigation Parties and all Settlement Class Members (collectively, the “Parties”).
Class Certification for Settlement Purposes
3.          The Court hereby affirms its determinations in the Preliminary Approval Order and finally certifies, for purposes of the Settlement only, pursuant to Rules 23(a) and (b)(3) of the Federal Rules of Civil Procedure, the Settlement Class of:  all persons or entities that purchased or otherwise acquired shares of Akorn common stock between November 3, 2016 and January 8, 2019, inclusive, and were damaged thereby.  Excluded from the Settlement Class are:  (i) Defendants; (ii) any person who was an officer, director or managing agent of Akorn or any of its subsidiaries or affiliates at any point during the Class Period; (iii) members of the immediate family of any of the foregoing individuals; (iv) any affiliate of Akorn; (v) any entity in which any
3

Defendant has or had a controlling interest; (vi) any Opt-Outs that are listed on the annexed Exhibit A as having submitted an exclusion request allowed by the Court (the “Authorized Opt-Outs”); and (vii) the legal representatives, heirs, predecessors, successors or assigns of any of the foregoing.
Adequacy of Representation
4.          Pursuant to Rule 23 of the Federal Rules of Civil Procedure, and for purposes of the Settlement only, the Court hereby reaffirms its determinations in the Preliminary Approval Order and finally certifies the Gabelli Funds as the Class Representatives for the Settlement Class; and finally appoints the law firm of Entwistle & Cappucci LLP as Class Counsel for the Settlement Class.  The law firm of Bernstein Litowitz Berger & Grossmann LLP will continue to act as Plaintiffs’ local Liaison Counsel.
Notice
5.          The Court finds that the mailing and publication of the Notice, Publication Notice, and Proof of Claim Form, as appropriate:
(a)  complied with the Preliminary Approval Order;
(b)  constituted the best notice practicable under the circumstances;
(c)  constituted notice that was reasonably calculated to apprise Settlement Class Members of (i) the effect of the Settlement, (ii) the proposed Plan of Allocation, (iii) Lead Counsel’s request for an award of attorneys’ fees and payment of Litigation Expenses incurred in connection with the prosecution of the Action, (iv) their right to object or seek exclusion from the Settlement Class, and (v) their right to appear at the Settlement Hearing;
(d)  constituted due, adequate, and sufficient notice to all persons or entities entitled to receive notice of the proposed Settlement;
4

(e)  satisfied the notice requirements of Rule 23 of the Federal Rules of Civil Procedure, the United States Constitution (including the Due Process Clause), and Section 21D(a)(7) of the Exchange Act, 15 U.S.C. § 78u-4(a)(7), as amended by the Private Securities Litigation Reform Act of 1995 (the “PSLRA”); and
(f)  constituted adequate notice pursuant to the requirements of Section 3(a)(10) of the Securities Act.
Objections
6.          [There have been no objections to the Settlement.] [The Court has considered all timely objections to the Settlement and granted each such objector an opportunity to be heard.]
Final Settlement Approval and Dismissal of Claims
7.          The Court hereby fully and finally approves the Settlement as set forth in the Stipulation in all respects, and finds that the Settlement is, in all respects, fair, reasonable and adequate, and in the best interests of Lead Plaintiffs and the Settlement Class.  In reaching this decision, the Court considered, among other thing:  (i) the benefits to the Settlement Class; (ii) the complexity, expense and possible duration of further litigation against Defendants; (iii) the strength of Plaintiffs’ case, including the risks of establishing liability and damages; (iv) the costs of continued litigation; (v) [the lack of any objections to the Settlement] [all timely objections to the Settlement] and (vi) the stage of proceedings and discovery completed as of the date hereof, including the fact that Defendants have already produced millions of documents, as well as extensive deposition and trial testimony from other court proceedings that relate to allegations in the Action, to Lead Counsel.  This Court further finds the Settlement set forth in the Stipulation is the result of arm’s-length negotiations between experienced counsel representing the interests of
5

Lead Plaintiffs, the Settlement Class, and Defendants. The Settlement shall be consummated in accordance with the terms and provisions of the Stipulation.
8.          The Second Amended Complaint filed on April 22, 2019, is dismissed in its entirety, with prejudice, and without costs to any party, except as otherwise provided in the Stipulation.
9.          The Parties are hereby directed to consummate the Stipulation and to perform its terms.
Section 3(a)(10) Exemption
10.        The Court, after holding the Settlement Hearing, hereby finds that:  (i) the Settlement Shares and Settlement CVRs are to be issued solely in exchange for bona fide outstanding claims; (ii) all person and entities to whom the Settlement Shares and Settlement CVRs will be issued had the right to appear at the Settlement Hearing; (iii) the Settlement Hearing was open to all persons and entities to whom the Settlement Shares and Settlement CVRs will be issued; (iv) adequate notice has been given to all persons and entities to whom the Settlement Shares and Settlement CVRs will be issued, and there have been no improper impediments to the appearance of such persons and entities at the Settlement Hearing; and (v) the terms and conditions of the issuance of the Settlement Shares and Settlement CVRs pursuant to the terms of the Stipulation are fair to all persons and entities to whom the Settlement Shares and Settlement CVRs will be issued.  The Court hereby acknowledges that it was advised prior to the Settlement Hearing that, following Court approval of the Settlement, Akorn intends to rely on the Section 3(a)(10) registration exemption when distributing the Settlement Shares and Settlement CVRs to the Settlement Class (and to Plaintiffs’ Counsel, as may be awarded by the Court, except that such award will not include more than 25% of either the (a) the total Settlement Shares or (b) the total
6

Settlement CVRs) pursuant to the terms of the Stipulation.  The Court hereby approves the terms and conditions of the issuance of the Settlement Shares and Settlement CVRs in exchange for the settlement and release of the Settled Claims by the Releasing Persons as fair both procedurally and substantively to all person and entities to whom the Settlement Shares and Settlement CVRs will be issued, and finds that the Settlement Shares and Settlement CVRs are freely tradable and exempt from the registration requirements of the Securities Act (or, where applicable, any analogous provisions of applicable state securities laws) pursuant to Section 3(a)(10).  Based upon the Court’s findings that the terms and conditions of the Settlement are fair both procedurally and substantively, Akorn may distribute the Settlement Shares and Settlement CVRs without registration or compliance with the prospectus delivery requirements of the U.S. securities laws (or, where applicable, any analogous state securities laws).
11.        At any time after the Effective Date, Lead Counsel may, in accordance with the terms of the Stipulation, direct the Escrow Agent to sell all or any portion of the Class Settlement Shares or Settlement CVRs on behalf of the Settlement Class, pursuant to the exemption from registration requirements of the Securities Act provided by Section 3(a)(10), which exemption shall also remain applicable to and not otherwise limit or invalidate the initial issuance of and delivery of the Settlement Shares or Settlement CVRs to the Escrow Agent. To the extent that any sale of the Class Settlement Shares or Settlement CVRs occurs, the cash proceeds of such sale(s) shall be deposited in the Escrow Account and held in escrow under the control of the Escrow Agent as fiduciary for the benefit of the Settlement Class pending disbursement or distribution in accordance with the terms of the Stipulation.
7

Releases
12.        Upon the Effective Date, each and all of the Releasing Persons, on behalf of themselves and each of their respective heirs, executors, trustees, administrators, predecessors, successors, assigns, and any other person or entity claiming (now or in the future) through or on behalf of them, regardless of whether any such person or entity ever seeks or obtains by any means, including, without limitation, by submitting a Proof of Claim Form, any distribution from the Settlement Fund, shall be deemed to have fully, finally, and forever waived, released, discharged, and dismissed each and every one of the Settled Claims against each and every one of the Released Persons and shall be deemed to have covenanted not to sue the Released Persons in respect to any such Settled Claims and shall forever be barred and enjoined from asserting, commencing, instituting, prosecuting, maintaining or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, asserting any or all of the Settled Claims against any or all of the Released Persons.
13.         Upon the Effective Date, each of the Defendants and Released Persons, on behalf of themselves and their respective heirs, executors, administrators, successors and assigns and all persons acting in concert with any such person or entity, shall have, fully, finally, and forever released, relinquished, and discharged Lead Plaintiffs, Plaintiffs’ Counsel and the Settlement Class (except, for the avoidance of doubt, any Authorized Opt-Outs) from all Claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, Settlement, or resolution of the Action or the Settled Claims except to enforce the releases and other terms and conditions contained in the Stipulation or any Court order (including, but not limited to, this Order and Final Judgment) entered pursuant thereto.
8

14.         Pursuant to the PSLRA, 15 U.S.C. § 78u-4(f)(7), upon the Effective Date, the Defendants are discharged from all claims for contribution that have been or may hereafter be brought by or on behalf of any person or entity, based upon, relating to, or arising out of the Action. Upon the Effective Date, any and all persons or entities are permanently BARRED, ENJOINED and RESTRAINED from commencing, prosecuting or asserting any and all claims for contribution based upon, relating to, or arising out of the Action, whether arising under state, federal or common law, as claims, cross-claims, counterclaims, or third-party claims, in this Action or as a separate action, in this Court, in any federal or state court, or in any other court, arbitration proceeding, administrative proceeding, or other forum (collectively, the “Barred Contribution Claims”) against the Defendants; and the Defendants are permanently BARRED, ENJOINED and RESTRAINED from commencing, prosecuting or asserting any and all Barred Contribution Claims against any person or entity, other than a person or entity whose liability to the Settlement Class has been extinguished pursuant to the Settlement and this Order and Final Judgment.
15.         Pursuant to the PSLRA, 15 U.S.C. § 78u-4(f)(7), any final verdict or judgment obtained by or on behalf of Lead Plaintiff, the Settlement Class or any Settlement Class Member shall be reduced as provided therein.
Binding Effect
16.       Each Settlement Class Member (except for the Authorized Opt‑Outs), whether or not such Settlement Class Member executes and delivers a Proof of Claim Form, as well as the respective successors and assigns of each Settlement Class Member, is forever bound by this Order and Final Judgment, including, without limitation, the release of claims as set forth in the Stipulation.
9

No Admissions
17.        This Order and Final Judgment and the Stipulation, whether or not consummated, and any discussions, negotiations, proceedings or agreements relating to the Stipulation, the Settlement, and any matters arising in connection with settlement discussions or negotiations, proceedings, or agreements, shall not be offered or received against or to the prejudice of the Parties or their respective counsel or advisors, for any purpose other than in an action to enforce the terms hereof, and in particular:
(a)  do not constitute, and shall not be offered or received against or to the prejudice of Defendants as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by Defendants with respect to the truth of any allegation by Plaintiffs, or the validity of any claim that has been or could have been asserted in the Action or in any litigation, including but not limited to the Settled Claims, or of any liability, damages, negligence, fault or wrongdoing of Defendants or any person or entity whatsoever;
(b)  do not constitute, and shall not be offered or received against or to the prejudice of Defendants as evidence of a presumption, concession, or admission of any fault, misrepresentation, or omission with respect to any statement or written document approved or made by Defendants, or against or to the prejudice of Lead Plaintiffs or the Settlement Class as evidence of any infirmity in the claims alleged by Lead Plaintiffs;
(c)  do not constitute, and shall not be offered or received against or to the prejudice of Defendants, Plaintiffs or their respective counsel or advisors, as evidence of a presumption, concession, or admission with respect to any liability, damages, negligence, fault, infirmity, or wrongdoing, or in any way referred to for any other reason against or to the prejudice of any of the Defendants, Plaintiffs, or their respective counsel or advisors, in any other civil, criminal, or
10

administrative action or proceeding in this Court, in any federal or state court, or in any other court, arbitration proceeding, administrative proceeding, or other forum, other than such proceedings as may be necessary to effectuate the provisions of the Stipulation;
(d)  do not constitute, and shall not be construed against Defendants or Plaintiffs as an admission or concession that the consideration to be given hereunder represents the amount that could be or would have been recovered after trial; and
(e)  do not constitute, and shall not be construed as or received in evidence as an admission, concession, or presumption against Plaintiffs that any of their claims are without merit or infirm or that damages recoverable under the Second Amended Complaint would not have exceeded the Settlement Consideration.
Rule 11 Findings
18.         The Court finds that during the course of the Action, the Litigation Parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure.
Modification of the Agreement of Settlement
19.        Without further approval from the Court, Lead Plaintiffs and Defendants are hereby authorized to agree to and adopt such amendments to or modifications of the Stipulation or any exhibits attached thereto to effectuate the Settlement that:  (i) are not materially inconsistent with this Order and Final Judgment; and (ii) do not materially limit the rights of the Settlement Class Members in connection with the Settlement.  Without further order of the Court, the Litigation Parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.
11

Retention of Jurisdiction
20.        Without affecting the finality of this Order and Final Judgment in any way, this Court hereby retains continuing jurisdiction over: (i) administration of and implementation of the Settlement; (ii) the allowance, disallowance or adjustment of any Settlement Class Member’s claim on legal or equitable grounds and any award or distribution of the Settlement Fund; (iii) disposition of the Settlement Fund; (iv) any applications for attorneys’ fees, costs, interest and payment of expenses in the Action; (v) all Parties for the purpose of construing, enforcing and administering the Settlement and this Order and Final Judgment; and (vi) other matters related or ancillary to the foregoing.
Termination of the Settlement
21.         In the event that the Settlement does not become effective in accordance with the terms of the Stipulation, then this Order and Final Judgment shall be rendered null and void to the extent provided by and in accordance with the Stipulation and shall be vacated, and in such event, all orders entered and releases delivered in connection herewith shall be null and void to the extent provided by and in accordance with the Stipulation.
Entry of Order and Final Judgment
22.         There is no just reason for delay in the entry of this Order and Final Judgment.  Accordingly, the Clerk of Court is expressly directed to immediately enter this Order and Final Judgment.
[Expiration of CAFA Notice Period
23.         This Order and Final Judgment is effective on ______, 2019, the expiration date for the 90-day notice period provided in 28 U.S.C. § 1715(d).]
12

DATED this ___ day of ___________, 2019

BY THE COURT:
Honorable Matthew F. Kennelly UNITED STATES DISTRICT JUDGE

13

Exhibit C

CONTINGENT VALUE RIGHTS AGREEMENT

by and between

AKORN, INC.

and

[          ]

Dated as of [          ], 2019

i

ARTICLE 10
SUBORDINATION
Section 10.1. Agreement to Subordinate	30
Section 10.2. Liquidation; Dissolution; Bankruptcy	30
Section 10.3. Default on Senior Obligations	30
Section 10.4. When Distribution Must Be Paid Over	30
Section 10.5. Notice by Company	31
Section 10.6. Subordination Effective Notwithstanding Deficiencies with Respect to Senior Obligations; Waiver of Right to Contest Senior Obligation; Reinstatement of Subordination Provisions	31
Section 10.7. Relative Rights	31
Section 10.8. Subordination May Not Be Impaired by Company	32
Section 10.9. Distribution or Notice to Representative	32
Section 10.10. Rights of the Trustee	32
Section 10.11. Authorization to Effect Subordination	32

Annex A          Example Calculations of EBITDA, Excess EBITDA and Annual Payment
Annex B          Form of Global Security
Note:  This table of contents shall not, for any purpose, be deemed to be a part of this CVR Agreement.

Reconciliation and tie between Trust Indenture Act of 1939 and
Contingent Value Rights Agreement, dated as of [          ], 2019

Trust Indenture Act Section		Agreement Section
Section 310	(a)(1)	4.9
	(a)(2)	4.9
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	4.9
	(b)	4.8, 4.10
	(c)	Not Applicable
Section 311	(a)	4.13
	(b)	4.13
	(c)	Not Applicable
Section 312	(a)	5.1, 5.2(a)
	(b)	5.2(b)
	(c)	5.2(c)
Section 313	(a)	5.3(a)
	(b)	5.3(a)
	(c)	5.3(a), 8.11
	(d)	5.3(b)
Section 314	(a)	5.4
	(b)	Not Applicable
	(c)(1)	1.2(a)
	(c)(2)	1.2(a)
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.2(b)
	(f)	Not Applicable
Section 315	(a)	4.1(a), 4.1(b)
	(b)	8.11
	(c)	4.1(a)
	(d)	4.1(c)
	(d)(1)	4.1(a), 4.1(b)
	(d)(2)	4.1(c)(ii)
	(d)(3)	4.1(c)(iii)
	(e)	8.12
Section 316	(a)(last sentence)	1.1 (Definition of “Outstanding”)
	(a)(1)(A)	8.9
	(a)(1)(B)	8.10
	(a)(2)	Not Applicable
	(b)	8.7
	(c)	1.4(a)
Section 317	(a)(1)	8.2
	(a)(2)	8.2
	(b)	7.3
Section 318	(a)	1.7

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this CVR Agreement.

THIS CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [          ], 2019 (this “CVR Agreement”), by and between Akorn, Inc., a Louisiana corporation (the “Company”), and [          ], a [            ], as trustee (the “Trustee”), in favor of each person who from time to time holds one or more Contingent Value Rights (the “Securities” or “CVRs”) to receive cash payments in the amounts and subject to the terms and conditions set forth herein.

WITNESSETH:

WHEREAS, this CVR Agreement is entered into in accordance with to the Stipulation and Agreement of Settlement, dated as of August 9, 2019 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Settlement Stipulation”), by and among the Company, Gabelli & Co. Investment Advisors, Inc. and Gabelli Funds, LLC (together, the “Lead Plaintiffs”), on behalf of the Settlement Class (together with the Lead Plaintiffs, the “Plaintiffs”), and the Individual Defendants in the matter In re Akorn, Inc. Data Integrity Securities Litigation, C.A. No. 18-cv-173 (N.D. Ill.) (the “Securities Litigation”);

WHEREAS, as part of the consideration for the Settlement and the release of the Settled Claims, the Company has agreed to issue to the Plaintiffs the CVRs, which shall be issued pursuant to the terms of this CVR Agreement and in accordance with the Settlement Stipulation; and

WHEREAS, the CVRs shall be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(10) of the Securities Act, which exemption was perfected in the Order and Final Judgment entered by the Court on [], 2019 in the Securities Litigation.

NOW, THEREFORE, in consideration of the foregoing premises and the final resolution of the Settled Claims contemplated by the Settlement Stipulation, it is covenanted and agreed, for the equal and proportionate benefit of all Holders (as defined below) of the Securities, as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1.  Definitions.  For all purposes of this CVR Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined in this Article 1 have the meanings assigned to them in this Article 1, and include the plural as well as the singular;

(b)  all accounting terms used herein and not expressly defined herein shall, except as otherwise noted, have the meanings assigned to such terms in accordance with applicable Accounting Standards, where “Accounting Standards” means (A) GAAP (as defined below); or (B) to the extent that the Company adopts International Financial Reporting Standards (IFRS), then “Accounting Standards” means International Financial Reporting Standards (IFRS), in either case consistently applied;

(c)  all capitalized terms used in this CVR Agreement without definition shall have the respective meanings ascribed to them in the Settlement Stipulation;

(d)  all other terms used herein which are defined in the Trust Indenture Act (as defined herein), either directly or by reference therein, have the respective meanings assigned to them therein;

(e)  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this CVR Agreement as a whole and not to any particular Article, Section or other subdivision;

(f)  whenever the words “include”, “includes” or “including” are used in this CVR Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import;

(g)  references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, rule or regulation, in each case as amended or otherwise modified from time to time; and

(h)  all references to “$” or “dollar” refer to United States dollars.

“Act” shall have the meaning set forth in Section 1.4(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purpose of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Annual Payment” means, with respect to any Excess EBITDA Measuring Period for any CVR that is Outstanding as of the applicable Annual Payment Record Date, an amount equal to the lesser of (a) (i) thirty-three and one third percent (33.3%) of the Excess EBITDA for such Excess EBITDA Measuring Period divided by (ii) the Initial Settlement CVR Amount, and (b) the Annual Payment Cap; provided that if the making of such Annual Payment would cause the cumulative amount of Annual Payments commencing from the date of this CVR Agreement (inclusive of such Annual Payment) with respect to such Outstanding CVR to exceed the Total Payment Cap with respect to such Outstanding CVR, then such Annual Payment will be reduced by an amount equal to such excess amount.  Example calculations of Annual Payments are set forth on Annex A.

“Annual Payment Cap” means, with respect to each CVR that is Outstanding as of the applicable Annual Payment Record Date, an amount equal to (a) twelve million dollars ($12,000,000) divided by (b) the Initial Settlement CVR Amount.

“Annual Payment Date” means, with respect to any Annual Payment, the date that is selected by the Company, which date shall be no later than  sixty (60) days following the date on which the Company files its annual report on Form 10-K setting forth the line items comprising EBITDA for the applicable Excess EBITDA Measuring Period.

“Annual Payment Record Date” shall have the meaning set forth in Section 3.1(c)(i).

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Bankruptcy Claim” means, with respect to each CVR that is Outstanding as of the Bankruptcy Claim Date, a general unsecured claim on behalf of the Holder of such Outstanding CVR in an amount equal to (a) thirty million dollars ($30,000,000) divided by (b) the Initial Settlement CVR Amount, in any case commenced under the Bankruptcy Code (i) by the Company or (ii) involuntarily against the Company in which an order for relief has been entered by the bankruptcy court against the Company, which claim shall be expressly subordinated in such case to the claims of holders of Senior Obligations in accordance with Article 10 hereof.

“Bankruptcy Claim Date” shall mean (a) in the case of a case commenced by the Company under the Bankruptcy Code, the date of the filing by the Company of a petition in respect thereof, and (b) in the case of a case commenced involuntarily against the Company, the date on which an order for relief has been entered in such case by the bankruptcy court against the Company.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. 101 et seq.).

“Board of Directors” means the board of directors of the Company or any other body performing similar functions, or any duly authorized committee of that board.

“Board Resolution” means a resolution duly adopted by the Board of Directors.

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“Business Day” means any day (other than a Saturday or a Sunday) on which banking institutions in The City of New York, New York are not authorized or obligated by Law or executive order to close and, if the CVRs are listed on a national securities exchange, electronic trading network or other suitable trading platform, such exchange, electronic network or other trading platform is open for trading.

“Change in Control” means the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person of equity interests representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding equity interests of the Company, other than any transaction, including any consolidation or merger, pursuant to which the voting stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for voting stock of a transferee entity constituting more than fifty percent (50%) of such voting stock of such surviving or transferee entity (immediately after giving effect to such issuance).

“Change in Control Payment” means, with respect to each CVR that is Outstanding as of the Change in Control Payment Record Date, an amount equal to (a) thirty million dollars ($30,000,000) divided by (b) the Initial Settlement CVR Amount; provided that the Company shall not make the Change in Control Payment with respect to any Outstanding CVR unless, after giving effect to all Change in Control Payments, the Senior Obligations and any other debt for borrowed money of the Company and its Subsidiaries (and accrued interest in respect thereof) shall have been satisfied in full in cash.

“Change in Control Payment Date” means, with respect to the Change in Control Payment, the date that is selected by the Company or its successor in accordance with Article 9 hereof that is no later than sixty (60) days following the date of the consummation of the Change in Control.

“Change in Control Payment Record Date” shall have the meaning set forth in Section 3.1(c)(ii).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this CVR Agreement and its permitted successors and assigns. To the extent necessary to comply with the requirements of the provisions of Trust Indenture Act Sections 310 through 317, inclusive, to the extent that they are applicable to the Company, the term “Company” shall include any other obligor with respect to the Securities for the purposes of complying with such provisions.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by the chief executive officer, any president or vice president, the secretary or any assistant secretary or any other individual duly authorized to act on behalf of the Company for such purpose, and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this CVR Agreement is located at [          ].

“CVRs” shall have the meaning set forth in the Preamble of this CVR Agreement.

“CVR Agreement” means this instrument as originally executed and as it may from time to time be supplemented or amended pursuant to the applicable provisions hereof.

“CVR Payment” means any Annual Payment and any Change in Control Payment.

“Depositary” shall have the meaning set forth in Section 3.2.

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“Direct Registration Securities” means Securities, the ownership of which is recorded on the Direct Registration System. The terms “deliver,” “execute,” “issue,” “register,” “surrender,” “transfer” or “cancel,” when used with respect to Direct Registration Securities, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System.

“Direct Registration System” means the system for the uncertificated registration of ownership of securities established by the Security Registrar and utilized by the Security Registrar pursuant to which the Security Registrar may record the ownership of CVRs without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Security Registrar to the Holders entitled thereto.

“EBITDA” means, with respect to any Excess EBITDA Measuring Period, the Company’s consolidated net income (loss) (a) plus interest expense, net (or minus interest income, net, to the extent applicable) (b) plus income tax provision (or minus income tax benefit, to the extent applicable) (c) plus depreciation expense (d) plus amortization expense, in each case as determined with respect to such Excess EBITDA Measuring Period and reported in the Company’s annual report on Form 10-K with respect to such Excess EBITDA Measuring Period.  Example calculations of EBITDA are set forth on Annex A.

“Event of Default” shall have the meaning set forth in Section 8.1 of this CVR Agreement.

“Excess EBITDA” means, with respect to any Excess EBITDA Measuring Period, an amount equal to the excess, if any, of (a) EBITDA for such Excess EBITDA Measuring Period over (b) (i) the sum of (x) Net Debt as of the last day of such Excess EBITDA Measuring Period and (y) one hundred million dollars ($100,000,000) divided by (ii) 3.0.  Example calculations of Excess EBITDA are set forth on Annex A.

“Excess EBITDA Measuring Period” means the twelve (12) month period beginning on the first day of each fiscal year of the Company during the term of this CVR Agreement and ending on the last day of each fiscal year of the Company during the term of this CVR Agreement; provided that the first Excess EBITDA Measuring Period shall begin on January 1, 2019 and end on December 31, 2019.

“Excess EBITDA Statement” means, with respect to each Excess EBITDA Measuring Period, the written statement of the Company setting forth the Annual Payments, if any, due with respect to each CVR that is Outstanding as of the applicable Annual Payment Record Date, if any, in respect of the applicable Excess EBITDA Measuring Period in accordance with this CVR Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Global Securities” means global securities in registered form, substantially in the form set forth in Annex B.

“Governmental Entity” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Initial Settlement CVR Amount” shall have the meaning set forth in Section 3.1(a).

“Junior Obligations” shall have the meaning set forth in Section 10.1.

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“Law” means any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Entity.

“Majority Holders” means, at the time of determination, Holders of at least a majority of the Outstanding CVRs.

“Net Debt” means, with respect to any Excess EBITDA Measuring Period, an amount equal to (a) the Company’s total short-term and long-term debt plus (b) the Company’s deferred financing costs minus (c) the Company’s unrestricted cash and cash equivalents, in each case as of the last day of such Excess EBITDA Measuring Period and reported in the Company’s annual report on Form 10-K with respect to such Excess EBITDA Measuring Period.

“Officer’s Certificate”, when used with respect to the Company, means a certificate signed by the chief executive officer, any president or vice president, the secretary or any assistant secretary or any other individual authorized to act on behalf of the Company delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, which may be counsel for the Company.

“Outstanding”, when used with respect to the Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this CVR Agreement, except: (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation and (ii) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this CVR Agreement; provided, however, that in determining whether the Holders of the requisite Outstanding Securities have given any request, demand, direction, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company, whether held as treasury securities or otherwise, shall be disregarded and deemed not to be Outstanding.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Party” shall mean the Trustee and the Company, as applicable.

“Paying Agent” means any Person authorized by the Company to pay the amount determined pursuant to Section 3.1, if any, on any Securities on behalf of the Company.

“Payment Date” means any Annual Payment Date and the Change in Control Payment Date, if applicable.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or Governmental Entity, including, in each case, such Person’s permitted successors and assigns.

“Responsible Officer”, when used with respect to the Trustee, means any officer assigned to the Corporate Trust Office and also means, with respect to any particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Securities” shall have the meaning set forth in the Preamble of this CVR Agreement.

“Securities Act” shall have the meaning set forth in the Recitals of this CVR Agreement.

“Security Register” shall have the meaning set forth in Section 3.4(a).

“Security Registrar” shall have the meaning set forth in Section 3.4(a).

“Senior Obligations” means any existing or future obligations of the Company and its Subsidiaries, including the principal of, premium (if any), interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable Law) on, and all other amounts owing thereon, with respect to or as evidenced by (i) borrowed

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money, (ii) notes, debentures, bonds or other similar debt instruments, (iii) the net obligations owed under interest rate swaps or similar agreements or currency exchange transactions, (iv) reimbursement obligations in respect of letters of credit and similar obligations, (v) the deferred purchase price of property or services and conditional sale agreements, (vi) capital leases or (vii) guarantees in respect of obligations referred to in clauses (i) through (vi) above; unless, in any case, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such obligations are pari passu to or subordinate in right of payment to the Securities.

Notwithstanding the foregoing, “Senior Obligations” shall not include:

(A)	Junior Obligations;

(B)	trade debt incurred in the ordinary course of business;

(C)	any intercompany indebtedness between the Company and any of its Subsidiaries;

(D)	indebtedness or other obligations of the Company that by its terms ranks equal or junior in right of payment to the Junior Obligations;

(E)	indebtedness of the Company that, by operation of Law, is subordinate to any general unsecured obligations of the Company; or

(F)	indebtedness evidenced by any guarantee of indebtedness ranking equal or junior in right of payment to the Junior Obligations.

For the avoidance of doubt, all “Secured Obligations” under (and as defined in) that certain Loan Agreement, dated as of April 17, 2014, among the Company, the other loan parties party thereto, the other lenders party thereto and the administrative agent party thereto shall constitute “Senior Obligations” for the purposes hereof.

“Series A Contingent Value Rights” shall have the meaning set forth in Section 3.1(b).

“Settlement Stipulation” shall have the meaning set forth in the Recitals of this CVR Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, association, partnership or other business entity of which more than fifty percent (50%) of the total voting power of shares of Voting Securities is at the time owned or controlled, directly or indirectly, by: (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Tax” means any federal, state, local or foreign income, profits, gross receipts, license, payroll, employment, severance, stamp, occupation, premium, windfall profits, environmental, customs duty, capital stock, franchise, sales, social security, unemployment, disability, use, property, withholding, excise, transfer, registration, production, value added, alternative minimum, occupancy, estimated or any other tax of any kind whatsoever, together with any interest, penalty or addition thereto, imposed by any Governmental Entity responsible for the imposition of any such tax, whether disputed or not.

“Tax Return” means any return, report, declaration, claim or other statement (including attached schedules) relating to Taxes.

“Termination Date” shall have the meaning set forth in Section 1.16.

“Total Payment Cap” means, with respect to each CVR, an amount equal to (a) sixty million dollars ($60,000,000) divided by (b) the Initial Settlement CVR Amount.

“Total Payment Cap Date” means the Payment Date on which the cumulative Annual Payments (inclusive of any Annual Payments to be made on such Payment Date) that the Company has paid, or caused to be paid or

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deposited with, the Trustee in accordance with Section 3.1 with respect to each CVR Outstanding as of the applicable Annual Payment Record Date equals the Total Payment Cap.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this CVR Agreement, until a successor Trustee shall have become such pursuant to the applicable provisions of this CVR Agreement, and thereafter “Trustee” shall mean such successor Trustee.

“Voting Securities” means securities or other interests having voting power or the right to elect or appoint a majority of the directors, or any Persons performing similar functions, irrespective of whether or not stock or other interests of any other class or classes shall have or might have voting power or any right by reason of the happening of any contingency.

Section 1.2.  Certificates and Opinions.

(a)  Upon any application or request by the Company to the Trustee to take any action under any provision of this CVR Agreement, the Company shall furnish to the Trustee an Officer’s Certificate stating that, in the opinion of the signor, all conditions precedent, if any, provided for in this CVR Agreement relating to the proposed action have been satisfied, and an Opinion of Counsel stating, subject to customary exceptions, that in the opinion of such counsel, all such conditions precedent, if any, have been satisfied, except that, in the case of any such application or request as to which the furnishing of any one of such documents is specifically required by any provision of this CVR Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

(b)  Every certificate or opinion with respect to satisfaction of a condition or compliance with a covenant provided for in this CVR Agreement shall include: (i) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such condition has been satisfied or covenant has been complied with; and (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3.  Form of Documents Delivered to Trustee.

(a)  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)  Any Officer’s Certificate may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company.

(c)  Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company.

(d)  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this CVR Agreement, they may, but need not, be consolidated and form one instrument.

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Section 1.4.  Acts of Holders.

(a)  Any request, demand, authorization, direction, notice, consent (including any consent obtained in connection with a tender offer or exchange for, or purchase of, the CVRs), waiver or other action provided by this CVR Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this CVR Agreement and (subject to Section 4.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.4. The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this CVR Agreement. If not previously set by the Company, (i) the record date for determining the Holders entitled to vote at a meeting of the Holders shall be the date preceding the date notice of such meeting is mailed or otherwise delivered to the Holders, or if notice is not given, on the day next preceding the day such meeting is held, and (ii) the record date for determining the Holders entitled to consent to any action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company. If a record date is fixed, those Persons who were Holders of the Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or, except with respect to clause (d) below, to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date.

(b)  The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient.

(c)  The ownership of Securities shall be proved by the Security Register. Neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

(d)  At any time prior to (but not after) the evidencing to the Trustee, as provided in this Section 1.4, of the taking of any action by the Holders of the Securities specified in this CVR Agreement in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Section 1.4, revoke such action so far as concerns such Security. Any request, demand, authorization, direction, notice, consent (including any consent obtained in connection with a tender offer or exchange for, or purchase of, the CVRs), waiver or other action by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.5.  Notices, etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this CVR Agreement to be made upon, given or furnished to, or filed with:

(a)  the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished, filed or otherwise delivered, in writing, to or with the Trustee at its Corporate Trust Office; or

(b)  the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid to the Company addressed to it at:

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Akorn, Inc.
1925 West Field Court, Suite 300
Lake Forest, Illinois 60045
Attn:	Joseph Bonaccorsi, General Counsel
Email:	joe.bonaccorsi@akorn.com

with copies to (which shall not constitute notice):

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
Attn:	Paul H. Zumbro
Nicholas A. Dorsey
Email:	pzumbro@cravath.com
ndorsey@cravath.com

or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.6.  Notice to Holders; Waiver.

(a)  Except as otherwise expressly stated in this CVR Agreement, where this CVR Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent by electronic transmission in accordance with the Applicable Procedures or in writing and mailed, first-class postage prepaid, or otherwise delivered to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail or otherwise delivered, neither the failure to mail or otherwise deliver such notice, nor any defect in any notice so mailed or otherwise delivered, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this CVR Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b)  In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail or otherwise deliver notice of any event as required by any provision of this CVR Agreement, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 1.7.  Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this CVR Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control.

Section 1.8.  Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.9.  Benefits of Agreement. Nothing in this CVR Agreement or in the Securities, express or implied, shall give to any Person (other than the Parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this CVR Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the Parties hereto and their successors, any Paying Agent and of the Holders.

Section 1.10.  Governing Law; Waiver of Jury. (A)  THIS CVR AGREEMENT AND ALL SUITS, ACTIONS, PROCEEDINGS, CLAIMS AND CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT)

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BASED UPON, ARISING OUT OF OR RELATING TO THIS CVR AGREEMENT, THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS CVR AGREEMENT OR THE SECURITIES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. EACH OF THE COMPANY, THE TRUSTEE AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE HOLDERS, BY THEIR ACCEPTANCE OF THE SECURITIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE (EXCEPT AS SET FORTH IN THE FINAL SENTENCE OF THIS SECTION 1.10) JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION, PROCEEDING, CLAIM OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT) BASED UPON, ARISING OUT OF OR RELATING TO THIS CVR AGREEMENT, THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS CVR AGREEMENT OR THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE TRUSTEE AGREES THAT PROCESS MAY BE SERVED UPON THEM IN ANY MANNER AUTHORIZED BY THE LAWS OF THE STATE OF NEW YORK FOR SUCH PERSONS AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO SUCH SERVICE OF PROCESS, THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  FOR THE AVOIDANCE OF DOUBT, AS PROVIDED IN PARAGRAPH 65 OF THE SETTLEMENT STIPULATION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS SHALL RETAIN EXCLUSIVE JURISDICTION OVER DISPUTES ARISING OUT OF THE INITIAL DISTRIBUTION OF CVRS FROM THE NET SETTLEMENT FUND TO PLAINTIFFS AND ANY OTHER DISPUTES ARISING OUT OF THE PLAN OF ALLOCATION.

(b)  EACH OF THE COMPANY, THE TRUSTEE AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE HOLDERS, BY THEIR ACCEPTANCE OF THE SECURITIES, HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BASED UPON, ARISING OUT OF OR RELATING TO THIS CVR AGREEMENT, THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS CVR AGREEMENT OR THE SECURITIES.

Section 1.11.  Legal Holidays. If a Payment Date shall not be a Business Day, then (notwithstanding any provision of this CVR Agreement or the Securities to the contrary) payment on the Securities need not be made on such date, but may be made, without the accrual of any interest thereon, on the next succeeding Business Day with the same force and effect as if made on such Payment Date.

Section 1.12.  Separability Clause. If any provision in this CVR Agreement or in the CVRs shall be invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.13.  No Recourse Against Others. A director, officer, employee, agent or representative of the Company or any Affiliate of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Securities or this CVR Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security each Holder waives and releases all such liability and all such claims. The waiver and release are part of the consideration for the issue of the Securities.

Section 1.14.  Counterparts. This CVR Agreement shall be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this CVR Agreement.

Section 1.15.  Acceptance of Trust. [          ], the Trustee named herein, hereby accepts the trusts in this CVR Agreement declared and provided, upon the terms and conditions set forth herein.

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Section 1.16.  Termination. This CVR Agreement will, automatically and without any further action of any Party, terminate and be of no force or effect and shall be satisfied and discharged, and the Parties hereto shall have no liability or obligations hereunder, at the earliest to occur of (a) the consummation of a Change in Control; provided that, if a Change in Control Payment is due and payable pursuant to the terms of this CVR Agreement, then upon the making of such payment on the Change in Control Payment Date, (b) the Bankruptcy Claim Date (upon the receipt of the Bankruptcy Claim), (c) the Total Payment Cap Date and (d) the Annual Payment Date with respect to the Excess EBITDA Measuring Period ending on December 31, 2023; provided that, in the case of clause (d), if the cumulative Annual Payments that the Company has paid to, or caused to be paid or deposited with, the Trustee in accordance with Section 3.1 as of such Annual Payment Date (after giving effect to any Annual Payment to be made on such date) is less than the Total Payment Cap, then such date shall be extended to the Annual Payment Date with respect to the Excess EBITDA Measuring Period ending on December 31, 2025 (the earliest of such dates, the “Termination Date”); provided, however, that Sections 1.5 through 1.10, 1.12, 1.13, this Section 1.16, 4.7, 7.2, 7.5, 8.2, Article 10 and Section 1.1 (to the extent related to the foregoing) shall survive termination of this CVR Agreement in accordance with their terms.

Section 1.17.  Certain Purchases and Sales. Nothing contained herein shall prohibit the Company or any of its Subsidiaries or Affiliates from acquiring in open market transactions, private transactions or otherwise, any Securities.

ARTICLE 2
SECURITY FORMS

Section 2.1.  Forms Generally.

(a)  (i)  The Global Securities and the Trustee’s certificate of authentication shall be in substantially the forms set forth in Annex B, attached hereto and incorporated herein by reference, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this CVR Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may be required by Law or any rule or regulation pursuant thereto, all as may be determined by the officers executing such Global Securities, as evidenced by their execution of the Global Securities. Any portion of the text of any Global Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Global Security.

(ii)  The Global Securities shall be typewritten, printed, lithographed or engraved on steel engraved borders or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Global Securities, as evidenced by their execution of such Global Securities.

(b)  The Direct Registration Securities shall be uncertificated and shall be evidenced by the Direct Registration System maintained by the Security Registrar.

ARTICLE 3
THE SECURITIES

Section 3.1.  Title and Terms.

(a)  The aggregate number of CVRs which may be authenticated, as applicable, and delivered under this CVR Agreement is limited to a number equal to [●]1 (such amount, the “Initial Settlement CVR Amount”), except for Securities authenticated, as applicable, and delivered upon registration of transfer of,

1 To equal the amount of CVRs determined in accordance with the Plan of Allocation.

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or in exchange for, or in lieu of, other Securities pursuant to Section 3.4, 3.5 or 6.6.

(b)  The Securities shall be known and designated as the “Series A Contingent Value Rights” of the Company.

(c)  Subject to the limitations set forth in Article 10:

(i)  on each Annual Payment Date, the Company shall pay to the Trustee, by wire transfer to the account designated by the Trustee (so designated in writing at least two (2) Business Days prior to the applicable Annual Payment Date), an amount equal to the aggregate Annual Payment due, if any, in respect of the CVRs that are Outstanding as of the close of business in New York City, three (3) Business Days prior to such Annual Payment Date (the “Annual Payment Record Date”) for the Excess EBITDA Measuring Period ended immediately preceding such Annual Payment Date, and the Trustee shall pay to each Holder of record of the CVRs as of the Annual Payment Record Date an amount equal to the Annual Payment due, if any, in respect of such CVRs held by such Holder; provided that, the Company’s obligations to make any Annual Payment shall terminate in its entirety on the Termination Date;

(ii)  on the Change in Control Payment Date, if any, the Company shall pay to the Trustee, by wire transfer to the account designated by the Trustee (so designated in writing at least two (2) Business Days prior to the Change in Control Payment Date), an amount equal to the aggregate Change in Control Payment due in respect of the CVRs that are Outstanding as of the close of business in New York City, three (3) Business Days prior to such Change in Control Payment Date (the “Change in Control Payment Record Date”), and the Trustee shall pay to each Holder of record of the CVRs as of the Change in Control Payment Record Date an amount equal to the Change in Control Payment due, if any, in respect of such CVRs held by such Holder; provided that, the Company’s obligations to make any Change in Control Payment shall terminate in its entirety on the Termination Date; and

(iii)  on the Bankruptcy Claim Date, if any, each Holder as of such date shall receive a general unsecured claim in the Company’s bankruptcy in an amount equal to the Bankruptcy Claim in respect of each CVR held by such Holder as of the Bankruptcy Claim Date.

(d)  The Holders of the CVRs, by acceptance thereof, agree that no joint venture, partnership or other fiduciary relationship is created hereby or by the Securities.

(e)  Other than in the case of interest on amounts due and payable after the occurrence of an Event of Default, no interest or dividends shall accrue on any amounts payable in respect of the CVRs.

(f)  The CVRs and any interest thereon may be sold, assigned, pledged encumbered or in any manner transferred or disposed of, in whole or in part, only in compliance with applicable United States federal and state securities Laws and, to the extent applicable, in accordance with Section 3.4.

(g)  The Holder of any CVR is not, and shall not be, by virtue thereof, entitled to any rights of a holder of any Voting Securities or other equity security or other ownership interest of the Company or in any of its Affiliates, either at Law or in equity, and the rights of the Holders are limited to those contractual rights expressed in this CVR Agreement.

(h)  Except as provided in this CVR Agreement, none of the Company or any of its Affiliates shall have any right to set-off any amounts owed or claimed to be owed by any Holder to any of them against such Holder’s Securities or any CVR Payment or other amount payable to such Holder in respect of such Securities.

(i)  For the avoidance of doubt, (i) prior to the occurrence of the first Payment Date, if any, no amounts shall be owing to Holders pursuant to the terms of this CVR Agreement, (ii) from and after the

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Bankruptcy Claim Date, the Holders shall have only Bankruptcy Claims and shall not have claims with respect to any CVR Payments, (iii) in no event shall the Holders be entitled to receive both a Change in Control Payment and a Bankruptcy Claim and (iv) in no event shall any further Annual Payments be required following the consummation of a Change in Control (and where a Change in Control Payment is due in accordance with the terms hereof, upon the payment of the Change in Control Payment) or Bankruptcy Claim Date (upon the receipt of the Bankruptcy Claim).

Section 3.2.  Registrable Form. The Securities shall be issuable only in registered form. The CVRs shall be issued initially in the form of (a) one or more permanent Global Securities, deposited with the Trustee, as the custodian for The Depository Trust Company, its nominees and successors (the “Depositary”), or (b) one or more Direct Registration Securities. Each Global Security will represent such of the outstanding CVRs as will be specified therein and each shall provide that it represents the aggregate number of outstanding CVRs from time to time endorsed thereon and that the aggregate number of outstanding CVRs represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges.

Section 3.3.  Execution, Authentication, Delivery and Dating.

(a)  The Global Securities shall be executed on behalf of the Company by the Company’s chief executive officer, any president or vice president or any other individual duly authorized to act on behalf of the Company for such purpose, but need not be attested. The signature of any of these individuals on the Global Securities may be manual or facsimile.

(b)  Global Securities bearing the manual or facsimile signatures of individuals who were, at the time of execution, the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Global Securities or did not hold such offices at the date of such Global Securities.

(c)  At any time and from time to time after the execution and delivery of this CVR Agreement, the Company may deliver a Company Order for the authentication, as applicable, and delivery of Securities, and the Trustee, in accordance with such Company Order, shall authenticate, as applicable, and deliver such Securities as provided in this CVR Agreement and not otherwise. In the case of Global Securities, such Company Order shall be accompanied by Global Securities executed by the Company and delivered to the Trustee for authentication in accordance with such Company Order.

(d)  Each Global Security shall be dated the date of its authentication.

(e)  No Global Security shall be entitled to any benefit under this CVR Agreement or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee, by manual or facsimile signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Global Security has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this CVR Agreement.

(f)  Direct Registration Securities need not be authenticated, and shall be valid and obligatory for all purposes and shall entitle each Holder thereof to all benefits of this CVR Agreement.

Section 3.4.  Registration, Registration of Transfer and Exchange.

(a)  The Company shall cause to be kept at the office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 7.2 being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby initially appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

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(b)  (i)  A Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities will be exchanged by the Company for Direct Registration Securities if (A) the Company delivers to the Security Registrar notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within one hundred twenty (120) days after the date of such notice from the Depositary, (B) the Company in its sole discretion determines that the Global Securities should be exchanged for Direct Registration Securities and delivers a written notice to such effect to the Security Registrar or (C) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depositary to issue Direct Registration Securities. Upon the occurrence of either of the preceding events in (A) or (B) above, Direct Registration Securities shall be issued in such names as the Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Section 3.5 hereof. Every Global Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 3.4 or Section 3.5 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Global Security other than as provided in this Section 3.4(b)(i); however, beneficial interests in a Global Security may be transferred and exchanged as provided in Sections 3.4(b)(ii) or (iii) hereof.

(ii)  The transfer and exchange of beneficial interests in the Global Securities will be effected through the Depositary, in accordance with the provisions of this CVR Agreement and the Applicable Procedures. Beneficial interests in any Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in Global Security. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 3.4(b)(ii).

(iii)  If any holder of a beneficial interest in a Global Security proposes to exchange such beneficial interest for a Direct Registration Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Direct Registration Security, then the Security Registrar will cause the aggregate number of CVRs represented by the applicable Global Security to be reduced accordingly pursuant to Section 3.4(b)(vi) hereof, and the Security Registrar will deliver to the Person designated in the instructions a Direct Registration Security in the appropriate number of CVRs. Any Direct Registration Security issued in exchange for a beneficial interest pursuant to this Section 3.4(b)(iii) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Security Registrar from or through the Depositary and the Participant or Indirect Participant.

(iv)  A Holder of a Direct Registration Security may exchange such Direct Registration Security for a beneficial interest in a Global Security or transfer such Direct Registration Security to a Person who takes delivery thereof in the form of a beneficial interest in a Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Security Registrar will cancel the applicable Direct Registration Security and increase or cause to be increased the aggregate number of CVRs represented by one of the Global Securities.

(v)  Upon request by a Holder of Direct Registration Securities and such Holder’s compliance with the provisions of this Section 3.4(b)(v), the Security Registrar will register the transfer or exchange of Direct Registration Securities. Prior to such registration of transfer or exchange, the requesting Holder must present to the Security Registrar a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by its attorney, duly authorized in writing. A Holder of Direct Registration Securities may transfer such Direct Registration Securities to a Person who takes delivery thereof in the form of Direct Registration Securities. Upon receipt of a request to register such a transfer, the Security Registrar shall register the Direct Registration Securities pursuant to the instructions from the Holder thereof.

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(vi)  At such time as all beneficial interests in a particular Global Security have been exchanged for Direct Registration Securities or a particular Global Security has been repurchased or canceled in whole and not in part, each such Global Security will be returned to or retained and canceled by the Security Registrar in accordance with Section 3.8 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Direct Registration Securities, the aggregate number of CVRs represented by such Global Security will be reduced accordingly and an endorsement will be made on such Global Security by the Security Registrar or by the Depositary at the direction of the Security Registrar to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security will be increased accordingly and an endorsement will be made on such Global Security by the Security Registrar or by the Depositary at the direction of the Security Registrar to reflect such increase.

(vii)  (A)  To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Securities upon receipt of a Company Order in accordance with Section 3.3 hereof or at the Security Registrar’s request.

(B)  No service charge will be made to a Holder of a beneficial interest in a Global Security or to a Holder of a Direct Registration Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

(C)  All Global Securities and Direct Registration Securities issued upon any registration of transfer or exchange of Global Securities or Direct Registration Securities will be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits under this CVR Agreement, as the Global Securities or Direct Registration Securities surrendered upon such registration of transfer or exchange.

(D)   The Trustee will authenticate Global Securities in accordance with the provisions of Section 3.3 hereof.

Section 3.5.  Mutilated, Destroyed, Lost and Stolen Securities.

(a)  If (i)  any mutilated Global Security is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Global Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Company or the Trustee that such Global Security has been acquired by a bona fide purchaser, the Company shall execute and, upon delivery of a Company Order, the Trustee shall authenticate, as applicable, and deliver, in exchange for any such mutilated Global Security or in lieu of any such destroyed, lost or stolen Global Security, a new CVR, in the form of either a Global Security or a Direct Registration Security, of like tenor and amount of CVRs, bearing a number not contemporaneously outstanding.

(b)  In case any such mutilated, destroyed, lost or stolen Global Security has become or is to become finally due and payable within fifteen (15) days, the Company in its discretion may, instead of issuing a new CVR, pay to the Holder of such Security on the applicable Payment Date all amounts due and payable with respect thereto.

(c)  Every new Security issued pursuant to this Section 3.5 in lieu of any destroyed, lost or stolen Global Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Global Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this CVR Agreement equally and proportionately with any and all other Securities duly issued hereunder.

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(d)  The provisions of this Section 3.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Global Securities.

Section 3.6.  Payments with respect to CVRs. Payment of any CVR Payment pursuant to the CVR Agreement shall be made in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts. The Company may, at its option, pay such amounts by wire transfer or check payable in such money.

Section 3.7.  Persons Deemed Owners. Prior to the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.8.  Cancellation. All Securities surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Global Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Global Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this CVR Agreement. All cancelled Global Securities held by the Trustee shall be destroyed and a certificate of destruction shall be issued by the Trustee to the Company, unless otherwise directed by a Company Order.

Section 3.9.  CUSIP Numbers. The Company in issuing the CVRs may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices to the Holders as a convenience to the Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the CVRs or as contained in any notices and that reliance may be placed only on the other identification numbers printed on the CVRs, and any such notice shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 4
THE TRUSTEE

Section 4.1.  Certain Duties and Responsibilities.

(a)  With respect to the Holders, the Trustee, prior to the occurrence of an Event of Default (as defined in Section 8.1) with respect to the Securities and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this CVR Agreement and no implied covenants shall be read into this CVR Agreement against the Trustee. In case an Event of Default with respect to the Securities has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this CVR Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)  In the absence of bad faith on its part, prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee which conform to the requirements of this CVR Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this CVR Agreement.

(c)  No provision of this CVR Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this

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Subsection (c) shall not be construed to limit the effect of Subsections (a) and (b) of this Section 4.1; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 8.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this CVR Agreement.

(d)  Whether or not therein expressly so provided, every provision of this CVR Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 4.1.

Section 4.2.  Certain Rights of Trustee. Subject to the provisions of Section 4.1, including the duty of care that the Trustee is required to exercise upon the occurrence of an Event of Default:

(a)  the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, and the Trustee need not investigate any fact or matter stated in the document;

(b)  any request or direction or order of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution and the Trustee shall not be liable for any action it takes or omits to take in good faith reliance thereon;

(c)  whenever in the administration of this CVR Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate and the Trustee shall not be liable for any action it takes or omits to take in good faith reliance thereon or an Opinion of Counsel;

(d)  the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(e)  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this CVR Agreement at the request or direction of any of the Holders pursuant to this CVR Agreement, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the pertinent books and records of the Company, personally or by agent or attorney, as may be reasonably necessary for such inquiry or investigation and in a manner so as to not unreasonably interfere with the normal business operations of the Company or any of its Affiliates; provided, however, that Company shall not be required to provide any books or records to the extent that the provision thereof (i) would, as reasonably determined based on the advice of outside counsel, jeopardize any attorney-client privilege or (ii) would contravene any Law, charter, articles or certificate or organization or incorporation and bylaws or other organization or governing documents, or any contract or agreement to which the Company or any of its Affiliates is subject or bound;

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(g)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)  the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this CVR Agreement; and

(i)  the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice thereof has been received by such Responsible Officer at the Corporate Trust Office and such notice references the CVRs and this CVR Agreement and the fact that such notice constitutes notification of default or Event of Default.

Section 4.3.  Notice of Default. If a default occurs hereunder with respect to the Securities, the Trustee shall give the Holders notice of any such default actually known to it as and to the extent applicable and provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 8.1(b) with respect to the Securities, no notice to Holders shall be given until at least thirty (30) days after the occurrence thereof. For the purpose of this Section 4.3, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities.

Section 4.4.  Not Responsible for Recitals or Issuance of Securities. The Trustee shall not be accountable for the Company’s issuance of or obligations under the Securities. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this CVR Agreement or of the Securities.

Section 4.5.  May Hold Securities. The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, and, subject to Sections 4.8 and 4.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

Section 4.6.  Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by Law. The Trustee shall be under no liability for interest on any money received by it hereunder.

Section 4.7.  Compensation and Reimbursement. The Company agrees:

(a)  to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder in such amount as the Company and the Trustee shall agree from time to time (which compensation shall not be limited by any provision of Law in regard to the compensation of a trustee of an express trust);

(b)  except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable and documented out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this CVR Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its agents and outside counsel), except any such expense, disbursement or advance as may be attributable to the Trustee’s negligence, bad faith or willful misconduct; and

(c)  to indemnify the Trustee and each of its agents, officers, directors and employees (each an “indemnitee”) for, and to hold it harmless against, any loss, liability or reasonable and documented out-of-pocket expense (including the reasonable compensation and the reasonable expenses and disbursements of its agents and outside counsel) incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable and documented out-of-pocket costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties

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hereunder. The Company’s payment obligations pursuant to this Section 4.7 shall survive the termination of this CVR Agreement.

Section 4.8.  Disqualification; Conflicting Interests.

(a)  If applicable, to the extent that the Trustee or the Company determines that the Trustee has a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall immediately notify the Company of such conflict and, within ninety (90) days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this CVR Agreement. The Company shall take prompt steps to have a successor appointed in the manner provided in this CVR Agreement.

(b)  If the Trustee fails to comply with Section 4.8(a), the Trustee shall, within ten (10) days of the expiration of such ninety (90) day period, transmit a notice of such failure to the Holders in the manner and to the extent provided in the Trust Indenture Act and this CVR Agreement.

(c)  If the Trustee fails to comply with Section 4.8(a) after written request therefor by the Company or any Holder, then any Holder of any Security who has been a bona fide Holder for at least six (6) months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

Section 4.9.  Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which satisfies the applicable requirements of Sections 310(a)(1) and (5) of the Trust Indenture Act and has a combined capital and surplus of at least one hundred million dollars ($100,000,000). If such corporation publishes reports of condition at least annually, pursuant to Law or to the requirements of a supervising or examining authority, then for the purposes of this Section 4.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 4.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 4.

Section 4.10.  Resignation and Removal; Appointment of Successor.

(a)  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 4 shall become effective until the acceptance of appointment by the successor Trustee under Section 4.11.

(b)  The Trustee, or any trustee or trustees hereafter appointed, may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)  The Trustee may be removed at any time by an Act of the Majority Holders, delivered to the Trustee and to the Company.

(d)  If at any time:

(i)  the Trustee shall fail to comply with Section 4.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six (6) months, or

(ii)  the Trustee shall cease to be eligible under Section 4.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii)  the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall

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take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

then, in any case, (A) the Company, by a Board Resolution or an action of the chief executive officer of the Company, may remove the Trustee, or (B) the Holder of any Security who has been a bona fide Holder of a Security for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution or an action of the chief executive officer of the Company, shall promptly appoint a successor Trustee. If, within one year after any removal by the Majority Holders, a successor Trustee shall be appointed by an Act of the Majority Holders delivered to the Company and the retiring Trustee, then the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 4.11, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Majority Holders and accepted appointment within sixty (60) days after the retiring Trustee tenders its resignation or is removed, the retiring Trustee may, or, the Holder of any Security who has been a bona fide Holder for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)  The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, or otherwise delivering such written notice to the Holders as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Company fails to send such notice within ten (10) days after acceptance of appointment by a successor Trustee, it shall not be a default hereunder but the successor Trustee shall cause the notice to be mailed or otherwise delivered at the expense of the Company.

Section 4.11.  Acceptance of Appointment of Successor.

(a)  Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, upon request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(b)  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 4.

Section 4.12.  Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, by sale or otherwise, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 4, without the execution or filing of any paper or any further act on the part of any of the Parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, sale or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and such certificate shall have the full force which it is anywhere in the Securities or in this CVR Agreement provided that the certificate of the

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Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 4.13.  Preferential Collection of Claims Against Company. If and when the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company (or any other obligor upon the Securities), excluding any creditor relationship set forth in Section 311(b) of the Trust Indenture Act, if applicable, the Trustee shall be subject to the applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE 5
HOLDERS’ LISTS AND REPORTS BY THE TRUSTEE AND COMPANY

Section 5.1.  Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee (a) promptly after the issuance of the Securities, and semi-annually thereafter, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a recent date, and (b) at such times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than fifteen (15) days prior to the time such list is furnished; provided, however, that if and for so long as the Trustee shall be the Security Registrar, no such list need be furnished.

Section 5.2.  Preservation of Information; Communications to Holders.

(a)  The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Trustee as provided in Section 5.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 5.1 upon receipt of a new list so furnished.

(b)  The rights of the Holders to communicate with other Holders with respect to their rights under this CVR Agreement and the corresponding rights and privileges of the Trustee shall be as provided by Section 312(b)(2) of the Trust Indenture Act, if applicable.

(c)  Every Holder, by receiving and holding Securities, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be deemed to be in violation of Law or held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act (if applicable), regardless of the source from which such information was derived.

Section 5.3.  Reports by Trustee.

(a)  Within sixty (60) days after December 31 of each year commencing with the December 31 following the date of this CVR Agreement, the Trustee shall transmit to all Holders such reports concerning the Trustee and its actions under this CVR Agreement as may be required pursuant to the Trust Indenture Act to the extent and in the manner provided pursuant thereto. The Trustee shall also comply with Section 313(b)(2) of the Trust Indenture Act, if applicable. The Trustee shall also transmit by mail or otherwise deliver all reports as required by Section 313(c) of the Trust Indenture Act, if applicable.

(b)  A copy of each such report shall, at the time of such transmission to the Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and also with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange.

Section 5.4.  Reports by Company.  The Company shall comply with the provisions of Section 314(a) of the Trust Indenture Act to the extent applicable.

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ARTICLE 6
AMENDMENTS

Section 6.1.  Amendments Without Consent of Holders. Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more amendments hereto or to the Securities, for any of the following purposes:

(a)  to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets;

(b)  to evidence the succession of another Person to the Company, and the assumption by any such successor of any obligations pursuant to Article 9 hereof;

(c)  to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company and the Trustee shall consider to be for the protection of the Holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this CVR Agreement as herein set forth; provided that in respect of any such additional covenant, restriction, condition or provision, such amendment may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Majority Holders to waive such an Event of Default;

(d)  to cure any ambiguity, or to correct or supplement any provision herein or in the Securities which may be defective or inconsistent with any other provision herein; provided, that such provisions shall not materially reduce the benefits of this CVR Agreement or the Securities to the Holders;

(e)  to make any other provisions with respect to matters or questions arising under this CVR Agreement; provided, that such provisions shall not adversely affect in any material respect the interests of the Holders;

(f)  to make any amendments or changes necessary to comply or maintain compliance with the Trust Indenture Act, if applicable; or

(g)  to make any other change that does not adversely affect in any material respect the interests of the Holders.

Section 6.2.  Amendments with Consent of Holders. With the consent of the Majority Holders (including any consent obtained in connection with a tender offer or exchange for, or purchase of, the CVRs), by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by a Board Resolution or the chief executive officer of the Company) and the Trustee may enter into one or more amendments hereto or to the Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this CVR Agreement or to the Securities or of modifying in any manner the rights of the Holders under this CVR Agreement or to the Securities; provided, however, that no such amendment shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a)  (i) modify in a manner adverse in any material respect to the Holders the time for payment or (ii) modify in a manner adverse to the Holders the amount of any CVR Payment;

(b)  reduce the number of CVRs, the consent of whose Holders is required for any such amendment; or

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(c)  modify any of the provisions of this Section 6.2, except to increase the percentage of Holders from whom consent or approval is required or to provide that certain other provisions of this CVR Agreement cannot be modified or waived without the consent of the each Holder affected thereby.

It shall not be necessary for any Act of Holders under this Section 6.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

Section 6.3.  Execution of Amendments. In executing any amendment permitted by this Article 6, the Trustee (subject to Section 4.1) shall be fully protected in relying upon an Opinion of Counsel or Officer’s Certificate stating that the execution of such amendment is authorized or permitted by this CVR Agreement. The Trustee shall execute any amendment authorized pursuant to this Article 6 if the amendment does not adversely affect the Trustee’s own rights, duties or immunities under this CVR Agreement or otherwise. Otherwise, the Trustee may, but need not, execute such amendment.

Section 6.4.  Effect of Amendments.  Upon the execution of any amendment under this Article 6, this CVR Agreement and the Securities shall be modified in accordance therewith, and such amendment shall form a part of this CVR Agreement and the Securities for all purposes; and every Holder of Securities theretofore or thereafter authenticated, as applicable, and delivered hereunder shall be bound thereby.

Section 6.5.  Conformity with Trust Indenture Act. Every amendment executed pursuant to this Article 6 shall conform to the applicable requirements of the Trust Indenture Act, if any.

Section 6.6.  Reference in Securities to Amendments. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. Global Securities authenticated and delivered after the execution of any amendment pursuant to this Article 6 may, and shall if required by the Trustee, bear a notation in the form approved by the Trustee as to any matter provided for in such amendment. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee, on the one hand, and the Board of Directors or the chief executive officer of the Company, on the other hand, to any such amendment may be prepared and executed by the Company, as applicable, and authenticated, as applicable, and delivered by the Trustee in exchange for Outstanding Securities. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

ARTICLE 7
COVENANTS

Section 7.1.  Payment of Amounts, if any, to Holders. The Company will duly and punctually pay the amounts, if any, due on the Securities in accordance with the terms of the Securities and this CVR Agreement. Such amounts shall be considered paid on the applicable Payment Date if, on or prior to such Payment Date, the Company makes, or causes to be made, the payment required pursuant to subclauses (i) or (ii) of Section 3.1(c) of this CVR Agreement. Notwithstanding any other provision of this CVR Agreement, the Company or any of its Affiliates, the Trustee or the Paying Agent, shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts payable or otherwise deliverable pursuant to this CVR Agreement to any Person, such amounts as are required to be deducted and withheld therefrom under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld by the Company or any of its Affiliates, the Trustee or the Paying Agent, such deducted and withheld amounts shall be (a) paid over to the applicable Governmental Entity in accordance with applicable Law and (b) treated for all purposes of this CVR Agreement as having been paid to the Person in respect of which such deduction and withholding was made by the Company or any of its Affiliates, the Trustee or the Paying Agent, as the case may be. The consent of the Holders shall not be required for any such withholding.

Section 7.2.  Maintenance of Office or Agency.

(a)  As long as any of the Securities remain Outstanding, the Company will maintain an office or agency (i) where Securities may be presented or surrendered for payment, (ii) where Securities may be surrendered for registration of transfer or exchange and (iii) where notices and demands to or upon the

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Company in respect of the Securities and this CVR Agreement may be served. The office or agency of the Trustee at [] shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company or any of its Subsidiaries may act as Paying Agent, registrar or transfer agent; provided that such Person shall take appropriate actions to avoid the commingling of funds. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b)  The Company may from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain at least one office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

Section 7.3.  Money for Security Payments to Be Held in Trust.

(a)  If the Company or any of its Subsidiaries shall at any time act as the Paying Agent, it will, on or before a Payment Date, segregate and hold in trust for the benefit of the Holders all sums held by such Paying Agent for payment on the Securities until such sums shall be paid to the Holders as herein provided, and will promptly notify the Trustee of any default by the Company in making payment on the Securities.

(b)  Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before a Payment Date, deposit with the Paying Agent(s) a sum in same day funds sufficient to pay the amount, if any, so becoming due; such sum to be held in trust for the benefit of the Persons entitled to such amount, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

(c)  The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 7.3, that (i) such Paying Agent will hold all sums held by it for the payment of any amount payable on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will notify the Trustee of the sums so held and (ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment on the Securities when the same shall be due and payable.

(d)  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment on any Security and remaining unclaimed for one year after the applicable Payment Date shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as a general unsecured creditor (subject to Article 10), look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.

Section 7.4.  Listing of CVRs. The Company hereby covenants and agrees to work in good faith to cause the Securities to be approved for listing (subject to notice of issuance) for trading on the NASDAQ Global Market or other national securities exchange.

Section 7.5.  Non-Use of Name. Neither the Trustee nor the Holders shall use the name, trademark, trade name, or logo of the Company, its Affiliates or their respective employees, agents or representatives in any publicity or news release relating to this CVR Agreement or its subject matter, without the prior express written permission of the Company.

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ARTICLE 8
REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

Section 8.1.  Event of Default Defined; Waiver of Default. “Event of Default”, with respect to the Securities, means each one of the following events, which shall have occurred and be continuing:

(a)  default in the payment by the Company pursuant to the terms of this CVR Agreement of all or any part of any CVR Payment after a period of ten (10) Business Days after such CVR Payment shall become due and payable on the applicable Payment Date; or

(b)  material default in the performance, or breach in any material respect, of any covenant in respect of the Securities (other than a covenant in respect of the Securities, a default in the performance or breach of which is elsewhere in this Section 8.1 specifically dealt with), and continuance of such default or breach for a period of ninety (90) days after there has been given by registered or certified mail to the Company by the Trustee or to the Company and the Trustee by the Majority Holders, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder.

If an Event of Default described above occurs and is continuing, then, and in each and every such case, either the Trustee by notice in writing to the Company or the Trustee upon the written request of the Majority Holders by notice in writing to the Company (and to the Trustee if given by the Majority Holders), may bring suit to protect the rights of the Holders, including to obtain payment for any amounts then due and payable.

The foregoing provisions of this Section 8.1, however, are subject to the condition that if, at any time after the Trustee shall have begun such suit, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all amounts which shall have become due and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred and all advances made by the Trustee, and if any and all Events of Default under this CVR Agreement shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Majority Holders, by written notice to the Company and to the Trustee, may waive all defaults with respect to the Securities, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereof.

Section 8.2.  Collection by the Trustee; the Trustee May Prove Payment Obligations. The Company covenants that in case default shall be made in the payment of all or any part of the Securities when the same shall have become due and payable, whether at a Payment Date or otherwise, then upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the Holders the whole amount that then shall have become due and payable on all Securities; and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of its negligence, bad faith or willful misconduct.

The Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this CVR Agreement or in aid of the exercise of any power granted herein, or to enforce any other remedy.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at Law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such Securities and collect in the manner provided by Law out of the property of the Company or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

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In any judicial proceedings relative to the Company or other obligor upon the Securities, irrespective of whether any amount is then due and payable with respect to the Securities, the Trustee is authorized:

(a)  to file and prove a claim or claims for the whole amount owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Holders allowed in any judicial proceedings relative to the Company or other obligor upon the Securities, or to their respective property;

(b)  unless prohibited by and only to the extent required by applicable Law, to vote on behalf of the Holders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings; and

(c)  to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of its negligence, bad faith or willful misconduct, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 4.7. To the extent that such payment of reasonable compensation, expenses, disbursements, advances and other amounts out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities, or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

All rights of action and of asserting claims under this CVR Agreement, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof and any trial or other proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this CVR Agreement to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

Section 8.3.  Application of Proceeds. Any monies collected by the Trustee pursuant to this Article 8 in respect of any Securities shall be applied in the following order at the date or dates fixed by the Trustee upon presentation of the several Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment in exchange for the presented Securities if only partially paid or upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses in respect of which monies have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each

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predecessor Trustee, except as a result of its negligence, bad faith or willful misconduct, and all other amounts due to the Trustee or any predecessor Trustee pursuant to
Section 4.7;

SECOND: To the payment of the whole amount then owing and unpaid upon all the Securities, and in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such amounts without preference or priority of any security over any other Security, ratably to the aggregate of such amounts due and payable; and

THIRD: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

Section 8.4.  Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this CVR Agreement by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at Law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this CVR Agreement or in aid of the exercise of any power granted in this CVR Agreement or to enforce any other legal or equitable right vested in the Trustee by this CVR Agreement or by Law.

Section 8.5.  Restoration of Rights on Abandonment of Proceedings. In case the Trustee or any Holder shall have proceeded to enforce any right under this CVR Agreement and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case the Company and the Trustee and the Holders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceedings had been taken.

Section 8.6.  Limitations on Suits by Holders. Subject to the rights of the Holders under Section 8.7, no Holder of any Security shall have any right, by virtue or by availing of any provision of this CVR Agreement, to institute any action or proceeding at Law or in equity or in bankruptcy or otherwise upon or under or with respect to this CVR Agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless the Majority Holders also shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for thirty (30) days after receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 8.9; it being understood and intended, and being expressly covenanted by the Holder of every Security with every other Holder and the Trustee, that no one or more Holders of the Securities shall have any right in any manner whatsoever by virtue or by availing of any provision of this CVR Agreement to effect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this CVR Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of the Securities. For the protection and enforcement of the provisions of this Section 8.6, each and every Holder and the Trustee shall be entitled to such relief as can be given either at Law or in equity.

Section 8.7.  Unconditional Right of Holders to Institute Certain Suits. Notwithstanding any other provision in this CVR Agreement and any provision of any Security, but subject to Article 10, the right of any Holder of any Security to receive payment of the amounts payable in respect of such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 8.8.  Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.

(a)  Except as provided in Section 8.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Law, be cumulative and in addition to every other right and remedy given

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hereunder or now or hereafter existing at Law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

(b)  No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 8.6, every power and remedy given by this CVR Agreement or by Law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 8.9.  Control by Holders.

(a)  The Majority Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred on the Trustee with respect to the Securities by this CVR Agreement; provided that such direction shall not be otherwise than in accordance with Law and the provisions of this CVR Agreement; and provided further that (subject to the provisions of Section 4.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities not joining in the giving of said direction.

(b)  Nothing in this CVR Agreement shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Holders.

Section 8.10.  Waiver of Past Defaults.

(a)  In the case of a default or an Event of Default specified in clause (b) of Section 8.1, the Majority Holders may waive any such default or Event of Default, and its consequences except a default in respect of a covenant or provisions hereof which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

(b)  Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this CVR Agreement; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 8.11.  The Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall mail or otherwise deliver to the Holders, as the names and addresses of such Holders appear on the Security Register (as provided under Section 313(c) of the Trust Indenture Act, if applicable), written notice of all defaults which have occurred and are known to the Trustee, such notice to be transmitted within ninety (90) days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term “default” for the purpose of this Section 8.11 being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the amounts payable in respect of any of the Securities, the Trustee shall be protected in withholding such notice if and for so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders; provided further, that in the case of any breach of the character specified in Section 8.1(b) with respect to the Securities, no notice to Holders shall be given until at least thirty (30) days after the occurrence thereof.

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Section 8.12.  Right of Court to Require Filing of Undertaking to Pay Costs. All Parties to this CVR Agreement agree, and each Holder of any Security by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this CVR Agreement or in any suit against the Trustee for any action taken, suffered or omitted by it as the Trustee, the filing by any party litigant in such suit of an undertaking to pay the reasonable and documented out-of-pocket costs of such suit, and that such court may in its discretion assess reasonable and documented out-of-pocket costs, including reasonable and documented out-of-pocket attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 8.12 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than ten percent (10%) of the Securities Outstanding or to any suit instituted by any Holder for the enforcement of the payment of any Security on or after the due date expressed in such Security.

ARTICLE 9
CONSOLIDATION OR MERGER

Section 9.1.  Company May Consolidate or Merge on Certain Terms. Subject to the provisions of Section 1.16, the Company covenants that it will not consolidate or merge with or into any other Person unless (a) the Company shall be the continuing Person or (b) the successor Person shall expressly assume, by an instrument supplemental hereto, executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, the due and punctual performance and observance of all covenants and conditions of this CVR Agreement to be performed by the Company.

Section 9.2.  Successor Person Substituted.

(a)  In case of any consolidation or merger and, following such, assumption by the successor Person pursuant to Section 9.1, such successor Person shall succeed to and be substituted for the Company with the same effect as if it had been named herein. Such successor Person may cause to be signed, and may issue either in its own name (or, if it is the successor to the Company, in the name of the Company prior to such succession) any or all of the Securities issuable hereunder, in the case of Global Securities, which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this CVR Agreement prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered to the Trustee for authentication, and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this CVR Agreement as the Securities theretofore or thereafter issued in accordance with the terms of this CVR Agreement as though all of such Securities had been issued at the date of the execution hereof.

(b)  In case of any such consolidation or merger and, following such, assumption by the successor Person pursuant to Section 9.1, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

(c)  In the event of any such consolidation or merger and following such, assumption by the successor Person pursuant to Section 9.1, the Company or any Person which shall theretofore have become such in the manner described in this Article 9 shall be discharged from all obligations and covenants under this CVR Agreement and the Securities and may be liquidated and dissolved.

Section 9.3.  Officer’s Certificate to the Trustee. The Trustee, subject to the provisions of Sections 4.1 and 4.2, shall receive an Officer’s Certificate, prepared in accordance with Section 1.2 and Section 1.3, as conclusive evidence that any such consolidation or merger, and any such assumption, complies with the applicable provisions of this CVR Agreement, and if a supplemental agreement is required in connection with such transaction, such supplemental agreement complies with this Article 9 and that there has been compliance with all conditions precedent herein provided for or relating to such transaction.

Section 9.4.  Successors and Assigns. All covenants, provisions and agreements in this CVR Agreement by or for the benefit of the Company, the Trustee or the Holders shall bind and inure to the benefit of their respective successors, assigns, heirs and personal representatives, whether so expressed or not.

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ARTICLE 10
SUBORDINATION

Section 10.1.  Agreement to Subordinate. The Company agrees, and each Holder by accepting a Security hereunder agrees, that the CVR Payments, the Bankruptcy Claims and all other obligations under this CVR Agreement and the Securities and any rights or claims relating thereto (collectively, the “Junior Obligations”) are subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash of all Senior Obligations of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of such Senior Obligations.

Section 10.2.  Liquidation; Dissolution; Bankruptcy. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company’s assets and liabilities:

(a)  holders of Senior Obligations will be entitled to receive payment in full in cash of all Senior Obligations of the Company before the Holders will be entitled to receive any payment of any kind with respect to the Junior Obligations; and

(b)  until all Senior Obligations of the Company (as provided in clause (a) above) are paid in full in cash, any distribution to which Holders would be entitled but for this Article 10 will be made to holders of Senior Obligations of the Company, as their interests may appear.

Section 10.3.  Default on Senior Obligations.  The Company shall not be required to (and may not) make any payment or distribution to any Holder in respect of Junior Obligations or acquire from any Holder for cash or property any Junior Obligations:

(a)  if any default on any Senior Obligations exceeding one million dollars ($1,000,000) in aggregate principal amount would occur as a result of such payment, distribution or acquisition;

(b)  during the continuance of any payment default in respect of any Senior Obligations exceeding one million dollars ($1,000,000) in aggregate principal amount (after expiration of any applicable grace period);

(c)  if the maturity of any Senior Obligations representing more than one million dollars ($1,000,000) in aggregate principal amount is accelerated in accordance with its terms and such acceleration has not been rescinded; or

(d)  following the occurrence of any default (other than a payment default, and after the expiration of any applicable grace period) with respect to any Senior Obligations with an aggregate principal amount of more than one million dollars ($1,000,000), the effect of which is to permit the holders of such Senior Obligations (or a trustee or agent acting on their behalf) to cause, with the giving of notice if required, the maturity of such Senior Obligations to be accelerated, for a period commencing upon the receipt by the Trustee (with a copy to the Company) of a written notice of such default from the representative of the holders of such Senior Obligations and ending when such Senior Obligations are paid in full in cash or, if earlier, when such default is cured or waived.

Section 10.4.  When Distribution Must Be Paid Over.

(a)  In the event that the Trustee or any Holder receives any payment of any Junior Obligations at a time when such payment is prohibited by this Article 10, such payment will be held by the Trustee or such Holder in trust for the benefit of, and will be paid forthwith over and delivered, upon written request, to the holders of Senior Obligations of the Company as their interests may appear or their representative under the agreement, indenture or other document (if any) pursuant to which such Senior Obligations may have been issued, as their respective interests may appear, for application to the payment of all such Senior Obligations

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remaining unpaid to the extent necessary to pay such Senior Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Obligations.

(b)  Any amount received by any Holder as a result of direct or indirect credit support for the Junior Obligations from any Affiliate of the Company shall be treated as payments received by such Holder from the Company that are subject to the provisions of this Article 10.

(c)  With respect to the holders of Senior Obligations, the Trustee undertakes to perform only those obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Obligations will be read into this CVR Agreement against the Trustee. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Obligations, and will not be liable to any such holders if the Trustee pays over or distributes to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Obligations are then entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.5.  Notice by Company. The Company will promptly notify the Trustee of any facts known to the Company that would cause a payment of any Junior Obligations to violate this Article 10, but failure to give such notice will not affect the subordination of the Junior Obligations to the Senior Obligations as provided in this Article 10.

Section 10.6.  Subordination Effective Notwithstanding Deficiencies with Respect to Senior Obligations; Waiver of Right to Contest Senior Obligation; Reinstatement of Subordination Provisions.

(a)  The Holders hereby agree that subordination provisions contained in this Article 10 are unconditional, irrespective of the validity, regularity or enforceability of the Senior Obligations, the absence of any action to enforce the same, any waiver or consent by any holder of Senior Obligations with respect to any provisions thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense. Without limiting the foregoing, and notwithstanding anything to the contrary contained elsewhere in this CVR Agreement, in the event that the amount of Senior Obligations are reduced or diminished for any reason (other than as a result of the payment in cash thereof), whether because of the applicability of fraudulent conveyance or other applicable Laws, or any other invalidity or limitation on the amount of Senior Obligations, the subordination provisions thereof shall apply to the full amount of Senior Obligations (without giving effect to any reduction, invalidity or diminution thereof), and the turnover provisions hereunder shall be fully enforceable with respect to the full amount of Senior Obligations (without giving effect to any such reduction, invalidity or diminution thereof), even if the effect thereof is that there will be no (or a limited amount of) Senior Obligations to which the Junior Obligations are subrogated after the payment in full in cash of any of the remaining Senior Obligations (without giving effect to any reductions, invalidity or diminution thereof, except for reductions as a result of payments thereof in cash).

(b)  The Trustee and the Holders agree that they shall not (and hereby waive any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any proceeding commenced by or against any Person under any provision of the Bankruptcy Code, as now and hereinafter in effect, or any successor statute or under any other state or federal bankruptcy or insolvency Law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief), the validity or enforceability of the Senior Obligations.

(c)  If any payment made or in respect of the Senior Obligations must be disgorged or returned for any reason, the Senior Obligations shall be reinstated hereunder and for all purposes of this Article 10 (including the turnover provisions hereof) such payment shall be deemed to have never been made with respect to the Senior Obligations.

Section 10.7.  Relative Rights. This Article 10 defines the relative rights of Holders and holders of Senior Obligations. Nothing in this CVR Agreement will (a) impair, as between the Company and Holders, the obligations

31

of the Company under this CVR Agreement and the Securities or (b) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Obligations.  If the Company fails because of this Article 10 to pay any amounts due in respect of the Securities on a Payment Date in violation of Section 8.1, such failure is still an Event of Default.

Section 10.8.  Subordination May Not Be Impaired by Company. No right of any holder of Senior Obligations to enforce the subordination of the Junior Obligations may be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this CVR Agreement.

Section 10.9.  Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Obligations, the distribution may be made and the notice given to such holders’ representatives in accordance with the terms of the instrument or other agreement governing such Senior Obligations. Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders will be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Obligations and other obligations of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.10.  Rights of the Trustee. Notwithstanding the provisions of this Article 10 or any other provision of this CVR Agreement, the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee may continue to make payments on the Securities, unless the Trustee has received at its Corporate Trust Office at least one (1) Business Day prior to the date of such payment written notice of facts that would cause the payment of any Junior Obligations to violate this Article 10. Only the Company or a representative of Senior Obligations may give the notice. Nothing in this Article 10 will impair the claims of, or payments to, the Trustee under or pursuant to Section 4.7. The Trustee in its individual or any other capacity may hold Senior Obligations with the same rights it would have if it were not the Trustee.

Section 10.11.  Authorization to Effect Subordination. Each Holder, by the Holder’s acceptance of the Securities, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes. If the Trustee (or any other Person acting on behalf of and at the direction of the Majority Holders) does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 8.2 hereof at least thirty (30) days before the expiration of the time to file such claim, the representatives of the Senior Obligations are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

[Signature Page Follows]

32

IN WITNESS WHEREOF, the Parties hereto have caused this CVR Agreement to be duly executed, all as of the day and year first above written.

AKORN, INC.

By:
Name:
Title:

[ ], as the Trustee

By:
Name:
Title:

ANNEX A

EXAMPLE CALCULATIONS OF EBITDA, EXCESS EBITDA AND ANNUAL PAYMENT (1)
(dollars in millions)

	For the Twelve Months Ended December 31,
	2018	20XX	20XX
Calculation of EBITDA:
Net income (loss)	$(402)	$158	$208
plus: Interest expense, net	46	46	46
minus: Income tax benefit	(36)	(36)	(36)
plus: Depreciation expense	29	29	29
plus: Amortization expense	53	53	53
EBITDA	$(309)	$250	$300

Calculation of Excess EBITDA:
Total short-term and long-term debt	$820	$820	$820
plus: Deferred financing costs	12	12	12
minus: Unrestricted cash and cash equivalents	(225)	(225)	(225)
plus: Minimum cash	100	100	100
Net Debt	$707	$707	$707

Excess EBITDA denominator	3.0	3.0	3.0

Excess EBITDA threshold	$236	$236	$236

EBITDA	$(309)	$250	$300
minus: Excess EBITDA threshold	(236)	(236)	(236)
Excess EBITDA	$0	$15	$65

Calculation of Annual Payment:
Excess EBITDA	$0	$15	$65
multiplied by: Payment percentage	33.3%	33.3%	33.3%
Annual Payment before adjustment for Annual Payment Cap	$0	$5	$22

Annual Payment Cap	$12	$12	$12

Aggregate Annual Payment (2)	$0	$5	$12

(1)
Calculations for the twelve (12) months ended December 31, 2018 are based on financial information reported in the Company’s annual report on Form 10-K for such fiscal year.  The other calculations are illustrative figures selected solely for the purpose of illustrating Annual Payment calculations that are above and below the Annual Payment Cap.

(2)	Pursuant to the definition of “Annual Payment” in Section 1.1, this amount will be divided by the Initial CVR Settlement Amount to determine the payments in respect of each Outstanding CVR.

A-1

ANNEX B

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE CONTINGENT VALUE RIGHTS AGREEMENT (THE “CVR AGREEMENT”) HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE CVR AGREEMENT, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE CVR AGREEMENT.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DIRECT REGISTRATION FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

AKORN, INC.

No.	Certificate for	Contingent Value Rights
CUSIP	[________]

This certifies that __________, or registered assigns (the “Holder”), is the registered holder of the number of Contingent Value Rights (“CVRs” or “Securities”) set forth above. Each CVR entitles the Holder, subject to the provisions contained herein and in the CVR Agreement referred to on the reverse hereof, to payments from Akorn, Inc., a Louisiana corporation (the “Company”), in an amount and in the form determined pursuant to the provisions set forth on the reverse hereof and as more fully described in the CVR Agreement referred to on the reverse hereof. Such payments shall be made by the Company on the applicable Payment Date, as defined in the CVR Agreement referred to on the reverse hereof, in accordance with the terms of the CVR Agreement.

Payment of any amounts pursuant to this CVR certificate shall be made only to the registered Holder (as defined in the CVR Agreement) of this CVR certificate. Such payment shall be made at the office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts; provided, however, that the Company may pay such amounts by wire transfer or check payable in such money. [     ] has been initially appointed as Paying Agent at its office or agency in [     ].

Reference is hereby made to the further provisions of this CVR certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this CVR certificate shall not be entitled to any benefit under the CVR Agreement, or be valid or obligatory for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: [•]

By:
Name:
Title:

[Form of Reverse of CVR certificate]

1.  This CVR certificate is issued under and in accordance with the Contingent Value Rights Agreement, dated as of [______], 2019 (the “CVR Agreement”), between the Company and [          ], as trustee (the “Trustee,” which term includes any successor Trustee under the CVR Agreement), and is subject to the terms and provisions contained in the CVR Agreement, to all of which terms and provisions the Holder of this CVR certificate consents by acceptance hereof. The CVR Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the CVR Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the CVRs. All capitalized terms used in this CVR certificate without definition shall have the respective meanings ascribed to them in the CVR Agreement. Copies of the CVR Agreement can be obtained by contacting the Trustee.

2.  On each Payment Date, if any, the Company shall make the payments required by Section 3.1(c)(i) or (ii), as applicable, of the CVR Agreement.

3.  In the event of any conflict between this CVR certificate and the CVR Agreement, the CVR Agreement shall govern and prevail.

4.  Each CVR Payment, if any, and interest thereon, if any, shall be payable by the Company in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts; provided, however, that such amounts may be paid by check or wire transfer payable in such money. [] has been initially appointed as Paying Agent at its office or agency in [].

5.  If an Event of Default occurs and is continuing, either the Trustee may or the Majority Holders, by notice to the Company and to the Trustee, may bring suit in accordance with the terms and conditions of the CVR Agreement to protect the rights of the Holders, including to obtain payment of all amounts then due and payable.

6.  The CVR Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of CVRs under the CVR Agreement at any time by the Company and the Trustee with the consent of the Majority Holders of the CVRs at the time outstanding.

7.  No reference herein to the CVR Agreement and no provision of this CVR certificate or of the CVR Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay any amounts determined pursuant to the terms hereof and of the CVR Agreement at the times, place and amount, and in the manner, herein prescribed.

8. Each CVR Payment or any other right, claim or payment of any kind under this CVR certificate, if any, shall be subordinated in right of payment, as set forth in Article 10 of the CVR Agreement, to the prior payment in full in cash of all Senior Obligations whether outstanding on the date of the CVR Agreement or thereafter incurred.

9. As provided in the CVR Agreement and subject to certain limitations therein set forth, the transfer of the CVRs represented by this CVR certificate is registrable on the Security Register, upon surrender of this CVR certificate for registration of transfer at the office or agency of the Company maintained for such purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new CVR certificates or Direct Registration Securities, for the same amount of CVRs, will be issued to the

designated transferee or transferees. The Company hereby initially designates the office of [     ] at [     ] as the office for registration of transfer of this CVR certificate.

10.  As provided in the CVR Agreement and subject to certain limitations therein set forth, this CVR certificate is exchangeable for one or more CVR certificates or Direct Registration Securities representing the same number of CVRs as represented by this CVR certificate as requested by the Holder surrendering the same.

11.  No service charge will be made for any registration of transfer or exchange of CVRs, but the Company may require payment of a sum sufficient to cover all documentary, stamp or similar issue or transfer taxes or other governmental charges payable in connection with any registration of transfer or exchange.

12.  Prior to the time of due presentment of this CVR certificate for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this CVR certificate is registered as the owner hereof for all purposes, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

13. Neither the Company nor the Trustee has any duty or obligation to the holder of this CVR certificate, except as expressly set forth herein or in the CVR Agreement.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Global Securities referred to in the within-mentioned CVR Agreement.

[ ], as the Trustee

Dated: [         ]

By:
Authorized Signatory

B-4